PROSPECTUS SUPPLEMENT For Reverse Convertible Securities (To Prospectus dated January 25, 2006)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-131266

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Fixed Rate Notes

Reverse Convertible Securities
(“RevConsSM”)

We, Morgan Stanley, may offer from time to time reverse convertible securities, which we refer to as RevConsSM, that pay at maturity either an amount in U.S. dollars or shares of common stock of an underlying company not affiliated with us or shares of an underlying exchange-traded fund.  The specific terms of any such RevCons that we offer, including the name of the underlying company or exchange-traded fund, will be included in a pricing supplement.  We may offer, and describe the terms for, more than one RevCons through a single pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  The RevCons will have the following general terms:

•     The RevCons do not guarantee any return of principal at maturity.

•     The RevCons will pay a coupon at a fixed rate per annum on the principal amount of each RevCons, specified in the applicable pricing supplement, on the interest payment dates specified in the applicable pricing supplement.

•     At maturity, you will receive either an amount in cash equal to the principal amount of each RevCons or, if the closing price of the underlying shares at maturity is less than its initial share price and a trigger event has occurred, shares of common stock of the underlying company or shares of the exchange-traded fund, as applicable, at the applicable exchange ratio in exchange for each RevCons, or the cash value of such shares.

•     A trigger event will occur (a) if trading price trigger event is specified in the applicable pricing supplement, if the trading price of the underlying shares has decreased, at any time on any trading day, to or below the specified trigger price, or (b) if closing price trigger event is specified in the applicable pricing supplement, if the closing price of the underlying shares has decreased, on any trading day, to or below the specified trigger price.

•     The RevCons will be senior unsecured obligations of ours.

•     The RevCons will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the RevCons, including any changes to the terms specified in this prospectus supplement.  See “Description of RevCons” on S-14.

Investing in the RevCons involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on S-9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated, our wholly owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. Incorporated may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

MORGAN STANLEY
August 22, 2008

TABLE OF CONTENTS

	Page		Page

Prospectus Supplement		Russell 1000® Growth Index	A-44
		Russell 1000® Value Index	A-48
Summary	S-4	Russell 2000® Index	A-51
Hypothetical Payments on the RevCons	S-8	Russell 2000® Value Index	A-54
Risk Factors	S-9	S&P 500® Index	A-58
Description of RevCons	S-14	Consumer Discretionary Select Sector Index	A-60
Underlying Company or Underlying		Consumer Staples Select Sector Index	A-61
Exchange-Traded Fund – Public		Energy Select Sector Index	A-61
Information	S-26	Financial Select Sector Index	A-61
Use of Proceeds and Hedging	S-26	S&P 500® Financials Index	A-63
Securities Offered on a Global Basis	S-27	S&P 100® Index	A-64
Benefit Plan Investor Considerations	S-27	S&P 400® (Midcap) Index	A-67
United States Federal Taxation	S-28	S&P/ASX 200 Index	A-69
Plan of Distribution	S-37	S&P BRIC 40 Index	A-70
Share Underlying Indices and Index Publishers Information	A-1	S&P Latin America 40® Index	A-73
AMEX China IndexSM	A-1	SEVENS Index	A-76
AMEX Gold BUGS® Index	A-2	StyleSelect Indices	A-77
Amex Gold Miners Index	A-3	StyleSelect USA Index	A-83
AMEX Hong Kong 30 IndexSM	A-4	Swiss Market Index	A-86
Barron’s 400SM Index	A-5	Tokyo Stock Price Index	A-87
DAXglobal® Russia+ Index	A-8	WilderHill Clean Energy Index	A-89
Dow Jones Euro STOXX 50® Index	A-10
Dow Jones Industrial AverageSM	A-12
FTSETM 100 Index	A-13
FTSE/Xinhua China 25 Index	A-15
Hang Seng® Index	A-17
KBW Mortgage Finance IndexSM	A-18
KOSPI 200 Index	A-20
MSCI International Equity Indices	A-22
MSCI EAFE Index®	A-22
MSCI Emerging Markets IndexSM	A-23
MSCI Europe IndexSM	A-23
MSCI World IndexSM	A-23
MSCI World Real Estate IndexSM	A-23
MSCI Australia IndexSM	A-23
MSCI Belgium IndexSM	A-23
MSCI Brazil IndexSM	A-23
MSCI France IndexSM	A-24
MSCI Italy IndexSM	A-24
MSCI Japan IndexSM	A-24
MSCI Pacific Ex-Japan IndexSM	A-24
MSCI Singapore IndexSM	A-24
MSCI Spain IndexSM	A-24
MSCI Switzerland IndexSM	A-24
MSCI Taiwan IndexSM	A-25
MSCI USA IndexSM	A-25
NASDAQ-100 Index®	A-34
Nikkei 225 Index	A-37
Palisades Water Index	A-38
PHLX Housing SectorSM Index	A-41
PHLX Oil Service SectorSM Index	A-43

Prospectus		Description of Purchase Contracts	47
		Description of Capital Stock	48
Summary	3	Forms of Securities	59
Foreign Currency Risks	7	Securities Offered on a Global Basis through
Where You Can Find More Information	9	the Depositary	63
Consolidated Ratios of Earnings to Fixed		United States Federal Taxation	67
Charges and Earnings to Fixed Charges		Plan of Distribution	71
and Preferred Stock Dividends	11	Legal Matters	73
Morgan Stanley	12	Experts	73
Use of Proceeds	13	ERISA Matters for Pension Plans and
Description of Debt Securities	13	Insurance Companies	74
Description of Units	39
Description of Warrants	44

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and the applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this prospectus supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the RevCons offered under this program in general terms only.  You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of RevCons, including multiple issuances of distinct RevCons.  Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus.  For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these RevCons primarily in the United States, but may also sell them outside the United States or both in and outside of the United States simultaneously.  The RevCons we offer under this prospectus supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution” in this prospectus supplement.

“RevCons” is a service mark of Morgan Stanley.

The RevCons

General terms of the RevCons
Unlike ordinary debt securities, the RevCons do not guarantee any return of principal at maturity.  Instead, at the scheduled maturity date, you will receive either:

•      an amount in cash equal to the stated principal amount per RevCons; or
•      if the closing price of shares of common stock of the underlying company or shares of the underlying exchange-traded fund specified in the applicable pricing supplement, which we refer to as the underlying shares, on the determination date is less than the initial share price AND a trigger event has occurred, shares of the underlying company or the underlying exchange-traded fund, as applicable, in exchange for each RevCons at the applicable exchange ratio or, at our option, the cash value of such underlying shares as of the determination date.  If specified in the applicable pricing supplement, an issuance of RevCons may be cash-settled only.  The underlying shares (or the cash value thereof) will be worth less than the stated principal amount of the RevCons and could be zero.

A trigger event will occur:

•      if trading price trigger event is specified in the applicable pricing supplement, if the trading price of the underlying shares decreases to or below the specified trigger price at any time on any trading day from and including the pricing date to and including the determination date, or
•      if closing price trigger event is specified in the applicable pricing supplement, if the closing price of the underlying shares decreases to or below the specified trigger price on any trading day from and including the pricing date to and including the determination date.

Coupon payments
The RevCons will pay a coupon at a fixed rate per annum on the stated principal amount of each RevCons on the interest payment dates, in each case as specified in the applicable pricing supplement.  You will be entitled to receive all coupon payments on the stated principal amount of your RevCons whether we deliver cash or shares at maturity.

Payment at maturity; no guaranteed return on principal
At maturity, for each RevCons which you hold, you will receive either:

•      an amount in cash equal to the stated principal amount per RevCons; or
•      if the closing price of the underlying shares on the determination date is less than the initial share price AND a trigger event has occurred, shares of either the underlying company or the underlying exchange-traded fund, as applicable, in exchange for each RevCons at the applicable exchange ratio or, at our option, the cash value of the underlying shares as of the determination date.  The underlying shares and accordingly, the cash value of the underlying shares, will be worth less than the stated principal amount of the RevCons.

The exchange ratio will be determined on the pricing date and will be equal to the stated principal amount of the RevCons divided by the closing price of the underlying shares on the pricing date.  The exchange ratio will be subject to adjustment for certain events relating to the underlying company or exchange-traded fund, as applicable, by means of an exchange factor, initially set at 1.0.  For purposes of determining whether the closing price is less than the initial share price and whether a trigger event has occurred, the trading price and the closing price will also be adjusted by the exchange factor.  You should read about those adjustments in the sections of this prospectus supplement called “Risk Factors—The antidilution adjustments the Calculation Agent is required to make do not cover every event that can affect the underlying shares” and “Description of RevCons—Payment at Maturity,” “—General Terms of the RevCons —Some Definitions” and “—Antidilution Adjustments.”

You will not have the right to exchange your RevCons for cash or underlying shares prior to maturity.

Postponement of maturity date
If the scheduled determination date is not a trading day or if a market disruption event occurs on that day so that the determination date falls less than two trading days prior to the scheduled maturity date, the maturity date of the RevCons will be postponed to the second trading day following the determination date as postponed.

The maturity date of the RevCons may be accelerated
The maturity date of the RevCons will be accelerated upon the occurrence of either of the following events:

•      a price event acceleration, which will occur if the closing price of the underlying shares times the exchange factor on any two consecutive trading days is less than the acceleration trigger price, which will be equal to $2.00, unless otherwise specified in the applicable pricing supplement, and

• an event of default acceleration, which will occur if there is an event of default with respect to the RevCons.

The amount payable to you will differ depending on the reason for the acceleration.

•      If there is a price event acceleration, we will owe you (i) a number of shares of the underlying company or the underlying exchange-traded fund at the exchange ratio, multiplied by the exchange factor as of the date of such acceleration or, at our option, the cash value of the underlying shares as of the date of acceleration and (ii) accrued but unpaid coupon to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the RevCons (excluding such accrued but unpaid coupon) discounted to the date of acceleration, as described in the section of this prospectus supplement called “Description of RevCons—Price Event Acceleration.”

•      If there is an event of default acceleration, we will owe you either (i) the stated principal amount of each RevCons, plus accrued and unpaid coupon to but excluding the date of such acceleration, or (ii) if the closing price of the underlying shares on the date of such acceleration is less than the initial share price AND a trigger event has occurred on or prior to the date of such acceleration, (x) a number of shares of the underlying company or the underlying exchange-traded fund at the exchange ratio, multiplied by the exchange factor as of the date of such acceleration or, at our option, the cash value of the underlying shares as of the date of acceleration, and (y) accrued but unpaid coupon to but excluding the date of acceleration.

The amount payable to you per RevCons if the maturity of the RevCons is accelerated may be substantially less than the stated principal amount of each RevCons.
For RevCons linked to the common stock of an underlying company, RevCons may become exchangeable into the common stock of a company other than the underlying company
Following certain corporate events relating to underlying shares, such as a stock-for-stock merger where the underlying company is not the surviving entity, you will receive at maturity cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the closing price of such successor’s common stock.  We describe the specific corporate events that can lead to these adjustments in the section of this product supplement called “Description of RevCons —Antidilution Adjustments—For RevCons linked to the common stock of an underlying company.”  You should read this section in order to understand these and other adjustments that may be made to your RevCons.

Other terms of the RevCons	• The RevCons will be denominated in U.S. dollars, unless we specify otherwise in the applicable pricing supplement.
• We may from time to time, without your consent, create and issue additional RevCons with the same terms as the RevCons previously issued so that they may be combined with the earlier issuance.
• The RevCons will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.
• The RevCons will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MS & Co. will be the Calculation Agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., to act as Calculation Agent for us with respect to the RevCons.  As Calculation Agent, MS & Co. will determine whether a trigger event has occurred, whether the closing price of the underlying shares on the determination date is less than the initial share price, the payment at maturity, the amount payable per RevCons in the event of a price event acceleration or an event of default acceleration, and any adjustment to the exchange factor for certain events affecting underlying shares that we describe in the section of this prospectus supplement called “Description of RevCons —Antidilution Adjustments.”

No involvement with the underlying company or the underlying exchange-traded fund
The underlying company is not an affiliate of ours.  The underlying company or the underlying exchange-traded fund, as applicable, is not involved with any of the issuances of RevCons in any way.  The obligations represented by the RevCons are obligations of Morgan Stanley and not of the underlying company or exchange-traded fund.

Forms of securities
The RevCons will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate that they will be represented by certificates issued in definitive form in the applicable pricing supplement.  We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities — The Depositary” in the prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the RevCons
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of RevCons” section in this prospectus supplement and the “Description of Debt Securities” section in the prospectus for a detailed description of the terms of the RevCons.  You should also read about some of the risks involved in investing in the RevCons in the section called “Risk Factors.”  The tax and accounting treatment of investments in equity-linked securities such as the RevCons may differ from that of investments in ordinary debt securities or common stock.  We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the RevCons.

How to reach us	You may contact our principal executive offices at 1585 Broadway, New York, New York, 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYMENTS ON THE REVCONS

The following examples illustrate the payment at maturity on the RevCons for both a range of hypothetical closing prices for the underlying shares on a hypothetical determination date, which is approximately one year from the issue date of the RevCons, and depending on whether a trigger event has occurred.

The hypothetical examples are based on the following hypothetical values:

•	Stated principal amount:	$1000
•	Initial share price:	$100 (the closing price of one underlying share on the pricing date)
•	Exchange ratio:	10 (the $1,000 stated principal amount per RevCons divided by the hypothetical initial share price)
•	Trigger price:	$75 (75% of the initial share price)
•	Annual coupon:	9%

TABLE 1:  At maturity, unless the closing price of the underlying shares on the determination date is less than the initial share price AND a trigger event has occurred, your payment at maturity per RevCons will equal the stated principal amount of the RevCons in cash. This table represents the hypothetical payment at maturity and the total payment over the term of the RevCons (assuming a one-year term) on a $1,000 investment in the RevCons on the basis that a trigger event has not occurred.
Hypothetical closing price of underlying shares at determination date	Value of cash delivery amount at maturity per RevCons	Total quarterly coupon payments per RevCons	Value of total payment per RevCons
$ 76.00	$1,000	$90	$1,090
$ 80.00	$1,000	$90	$1,090
$ 90.00	$1,000	$90	$1,090
$100.00	$1,000	$90	$1,090
$120.00	$1,000	$90	$1,090
$140.00	$1,000	$90	$1,090
$160.00	$1,000	$90	$1,090

TABLE 2:  This table represents the hypothetical payment at maturity and the total payment over the term of the RevCons (assuming a one-year term) on a $1,000 investment in the RevCons if a trigger event has occurred.   In each of these examples, where the closing price of the underlying shares on the determination date is less than the initial share price, the payment at maturity would be made by delivery of the underlying shares or, at our option, the cash value of the underlying shares as of the determination date.  In each of these examples, where the closing price on the determination date is at or above the initial share price, the payment at maturity will equal the stated principal amount in cash.

Hypothetical closing price of underlying shares at determination date	Value of cash delivery amount at maturity per RevCons	Total quarterly coupon payments per RevCons	Value of total payment per RevCons
$ 0.00	$0	$90	$90
$ 25.00	$250	$90	$340
$ 50.00	$500	$90	$590
$ 75.00	$750	$90	$840
$ 91.00	$910	$90	$1,000
$100.00	$1,000	$90	$1,090
$125.00	$1,000	$90	$1,090
$150.00	$1,000	$90	$1,090

Because the price of the underlying shares may be subject to significant fluctuation over the term of the RevCons, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity.  The examples of the hypothetical payout calculations above are intended to illustrate how the amount payable to you at maturity will depend both on (a) the closing price of the underlying shares on the determination date AND (b) whether a trigger event has occurred.

RISK FACTORS

The RevCons are not secured debt and are riskier than ordinary debt securities.  Because the return to investors is linked to the performance of the common stock of the underlying company or shares of the underlying exchange-traded fund, as specified in the applicable pricing supplement, there is no guaranteed return of principal at maturity.  This section describes the most significant risks relating to the RevCons.  You should carefully consider whether the RevCons are suited to your particular circumstances before you decide to purchase them.

The RevCons are not ordinary senior notes — no guaranteed return of principal

The RevCons combine features of equity and debt.  The terms of the RevCons differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity.  Our payout to you at maturity per RevCons will either be (i) cash equal to the stated principal amount of each RevCons or (ii) if the closing price of the underlying shares on the determination date is less than the initial share price AND a trigger event has occurred, a number of the underlying shares equal to the exchange ratio or, at our option, the cash value of such underlying shares as of the determination date.  If we deliver underlying shares at maturity in exchange for each RevCons, or pay you the cash value of those shares, the value of those shares will be less than the stated principal amount of each RevCons and could be zero.

A trigger event will occur:

•
if trading price trigger event is specified in the applicable pricing supplement, if the trading price of the underlying shares decreases to or below the specified trigger price at any time on any trading day from and including the pricing date to and including the determination date, or

•
if closing price trigger event is specified in the applicable pricing supplement, if the closing price of the underlying shares decreases to or below the specified trigger price on any trading day from and including the pricing date to and including the determination date.

For purposes of determining whether the closing price is less than the initial share price and whether a trigger event has occurred, the trading price and the closing price will  be adjusted by the exchange factor.

You will not participate in any appreciation in the value of underlying shares

You will not participate in any appreciation in the price of the underlying shares over the term of the RevCons.  Your return on the RevCons will be limited to the coupon payable on the RevCons and the maximum you can receive at maturity is the stated principal amount of the RevCons.

Secondary trading may be limited

There may be little or no secondary market for the RevCons.  Although we may apply to list certain issuances of RevCons, we may not meet the requirements for listing and do not expect to announce whether or not we will meet such requirements prior to the pricing of the RevCons.  Even if there is a secondary market, it may not provide significant liquidity.  MS & Co. currently intends to act as a market maker for the RevCons but is not required to do so.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your RevCons would likely be lower than if an active market existed. If the RevCons are not listed on any securities exchange and MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the RevCons.

Market price of the RevCons will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the RevCons in the secondary market and the price at which MS & Co. may be willing to purchase or sell the RevCons in the secondary market.  We expect that generally the price of the underlying shares on any day will affect the value of the RevCons more than any other single factor.  Other factors that may influence the value of the RevCons include:

•
if trading price trigger event is specified in the applicable pricing supplement, whether the trading price of the underlying shares has decreased to or below the trigger price at any time on any trading day,

•	if closing price trigger event is specified in the applicable pricing supplement, whether the closing price of the underlying shares has decreased to or below the trigger price on any trading day,

•	the volatility (frequency and magnitude of changes in price) of the underlying shares,

•
the dividend rate on the common stock of the underlying company or the shares of the underlying exchange-traded fund, which will generally reflect the dividend rate on the stocks composing the index underlying the exchange-traded fund, which we refer to as the share underlying index, as applicable,

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect stock markets generally and that may affect the underlying shares,

•	interest and yield rates in the market,

•	the time remaining to the maturity of the RevCons,

•	the composition, and changes in the constituent stocks, of the exchange-traded fund or the share underlying index,

•	the occurrence of certain events affecting the underlying company or the underlying exchange-traded fund that may or may not require an adjustment to the exchange factor, and

•	our creditworthiness.

Some or all of these factors will influence the price you will receive if you sell your RevCons prior to maturity.  For example, you may have to sell your RevCons at a substantial discount from the stated principal amount if the price of the underlying shares has declined below the initial share price, especially if a trigger event has occurred.

You cannot predict the future performance of underlying shares based on its historical performance.  The trading price or closing price of the underlying shares, as applicable, may decrease to or below the trigger price so that a trigger event occurs, and remain below the initial share price at maturity so that you will receive at maturity shares of underlying shares worth less than the stated principal amount of the RevCons.  We cannot guarantee that the trading price or closing price of the underlying shares, as applicable, will stay above the trigger price over the life of the RevCons or that the closing price on the determination date of the underlying shares will be at or above the initial share price so that you will receive at maturity an amount equal to the stated principal amount of the RevCons.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase RevCons in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the RevCons, as well as the projected profit included in the cost of hedging our obligations under the RevCons (even if the price of the underlying shares declines).  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the RevCons are accelerated, you may receive an amount worth substantially less than the stated principal amount of the RevCons

The maturity of the RevCons will be accelerated if there is a price event acceleration or an event of default acceleration.  The amount payable to you if the maturity of the RevCons is accelerated will differ depending on the reason for the acceleration and may be substantially less than the stated principal amount of the RevCons.  See “Description of RevCons—Price Event Acceleration” and “Description of RevCons—Alternate Exchange Calculation in Case of an Event of Default.”

Morgan Stanley is not involved with the underlying company or the underlying exchange-traded fund

The underlying company is not an affiliate of ours.  The underlying company or the underlying exchange-traded fund, as applicable, is not involved with this offering in any way.  Consequently, we have no ability to control the actions of the underlying company or exchange-traded fund, including any actions of the type that would require the Calculation Agent to adjust the payout to you at maturity.  The underlying company or exchange-traded fund has no obligation to consider your interest as an investor in the RevCons in taking any actions that might affect the value of your RevCons.  None of the money you pay for the RevCons will go to the underlying company or exchange-traded fund.

The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the underlying company or the underlying exchange-traded fund

MS & Co., as Calculation Agent, will adjust the exchange factor and, thus, the trading price or closing price, as applicable, used to determine whether or not the trigger price has been reached and, if applicable, the number of underlying shares deliverable at maturity for certain events affecting the underlying company or the underlying exchange-traded fund.  However, the Calculation Agent will not make an adjustment for every event that could affect the underlying company or exchange-traded fund.  For example, the Calculation Agent is not required to make any adjustments if the underlying company or anyone else makes a partial tender or partial exchange offer for the underlying stock.  If an event occurs that does not require the Calculation Agent to adjust the amount of underlying shares payable at maturity, the market price of the RevCons may be materially and adversely affected.

You have no shareholder rights

Investing in the RevCons is not equivalent to investing in the common stock of the underlying company , in shares of the exchange-traded fund or in stocks composing the share underlying index.  As an investor in the RevCons, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to such shares.  In addition, you do not have the right to exchange your RevCons for shares of the underlying company or shares of the underlying exchange-traded fund except at maturity if (i) the closing price on the determination date is less than the initial share price AND a trigger event has occurred and (ii) we choose to deliver the underlying shares to you, rather than the cash value of the underlying shares as of the determination date.

Morgan Stanley may engage in business with or involving the underlying company or exchange-traded fund without regard to your interests

We or our affiliates may presently or from time to time engage in business with the underlying company or exchange-traded fund without regard to your interests, including extending loans to, or making equity investments in, the underlying company or providing advisory services to the underlying company, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about the underlying company or exchange-traded fund.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying company or exchange-traded fund.  These research reports may or may not recommend that investors buy or hold common stock of the underlying company or shares of the underlying exchange-traded fund or stocks underlying the relevant exchange-traded fund.

The economic interests of the Calculation Agent and other affiliates or ours are potentially adverse to your interests

The economic interests of the Calculation Agent and other of our affiliates are potentially adverse to your interests as an investor in the RevCons.

As Calculation Agent, MS & Co. will determine whether the trading price or closing price of the underlying shares, as applicable, has decreased to or below the trigger level during the term of the RevCons, whether the closing price of the underlying shares on the determination date is less than the initial share price, the appropriate payout at maturity, the amount payable to you in the event of a price acceleration, any adjustment to the exchange factor to reflect certain corporate and other events and the appropriate underlying security or securities which may be delivered at maturity following certain reorganization events.  Determinations made by MS & Co. in its capacity as Calculation Agent, including adjustments to the exchange factor or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the RevCons.  See the sections of this prospectus supplement called “Description of RevCons —Antidilution Adjustments” and “—Price Event Acceleration.”

The original issue price of the RevCons includes the agent’s commissions and certain costs of hedging our obligations under the RevCons.  The subsidiaries through which we hedge our obligations under the RevCons expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the Calculation Agent and its affiliates could potentially affect the value of the RevCons

MS & Co. and other affiliates of ours will carry out hedging activities related to the RevCons, including trading in the underlying shares as well as in other instruments related to the underlying shares.  MS & Co. and some of our other subsidiaries also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially affect the price of the underlying shares and, accordingly, potentially increase the initial share price used to calculate the trigger price and, therefore, potentially have raised the trigger price relative to the price of the underlying shares absent such hedging or trading activity.  Additionally, such hedging or trading activities during the term of the RevCons could adversely affect whether the price of the underlying shares decreases to or below the trigger price and, therefore, whether or not you will receive the stated principal amount of the RevCons or the underlying shares, or the cash value of the underlying shares, at maturity.

Because the characterization of the RevCons for U.S. federal income tax purposes is uncertain, the material U.S. federal income tax consequences of an investment in the RevCons are unclear

There is no direct legal authority as to the proper tax treatment of the RevCons, and our counsel has not rendered an opinion as to their proper characterization for U.S. federal income tax purposes.  Significant aspects of the tax treatment of the RevCons are uncertain.  Pursuant to the terms of the RevCons and subject to the discussion in this prospectus supplement under “United States Federal Taxation ─ Tax Consequences to U.S. Holders ─ General,” you agree with us to treat a RevCons for all U.S. federal tax purposes as a unit consisting of (i) a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay to us, in exchange for shares of the common stock of the underlying company or shares of the underlying exchange-traded fund (the “Underlying Shares”) or, at our option, the cash value of such Underlying Shares as determined on the determination date, an amount equal to a deposit (as described below) and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the Put Right, as described in the section of this prospectus supplement called “United States Federal Taxation ─ General.”  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization or treatment for the RevCons, the timing and character of income on the RevCons (and your tax basis for any Underlying Shares received) could differ significantly.  We do not plan to request a ruling from the IRS regarding the tax characterization and treatment of the RevCons, and the IRS or a court may not agree with the tax characterization and treatment described in this prospectus supplement.   Please read carefully the section of this prospectus supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the RevCons.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the RevCons would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the RevCons, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the RevCons are the character and timing of income or loss (including whether the portion of the coupon payment treated as put premium might be currently included as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.  Non-U.S. Holders (as defined in the section of this prospectus supplement called “United States Federal Taxation ─ Tax Consequences to Non-U.S. Holders”) should note that we currently do not intend to withhold on any payments made with respect to the RevCons to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding).  However, in the event of a change of law or any formal or informal guidance by the IRS, Treasury or Congress, we may decide to withhold on payments made with respect to the RevCons to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

If you are a non-U.S. investor, please also read the section of this prospectus supplement called “United States Federal Taxation ─ Tax Consequences to Non-U.S. Holders.”

You should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the RevCons, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Risks specific to RevCons linked to the common stock of an underlying company

The RevCons may become exchangeable into the common stock of a company other than the underlying company

Following certain corporate events relating to the underlying stock, such as a stock-for-stock merger where the underlying company is not the surviving entity, you will receive at maturity cash or a number of shares of the common stock of a successor corporation to the underlying company based on the closing price of such successor’s common stock.  We describe the specific corporate events that can lead to these adjustments in the section of this prospectus supplement called “Description of RevCons—Antidilution Adjustments—For RevCons linked to the common stock of an underlying company.”  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the RevCons.

Risks specific to RevCons linked to shares of an underlying exchange-traded fund

Adjustments to the underlying exchange-traded fund or the share underlying index could adversely affect the value of the RevCons

Pursuant to its investment strategy or otherwise, the investment adviser of the underlying exchange-traded fund may add, delete or substitute the stocks composing such exchange-traded fund.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the RevCons.

The index publisher of the share underlying index is responsible for calculating and maintaining the share underlying index.  The index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes.  Because the investment advisors to exchange-traded funds generally try to track the share underlying index, any changes in the composition of the share underlying index could adversely affect the value of the exchange-traded fund shares underlying the RevCons.  In addition, such index publisher may discontinue or suspend calculation or dissemination of the share underlying index.  Any of these actions could adversely affect the value of the RevCons.

Some of the potential indices that may be specified as a share underlying index in the applicable pricing supplement are described in Annex A to this prospectus supplement titled “Share Underlying Indices and Index Publishers Information.”

The underlying shares and the share underlying index are different

The performance of the underlying shares may not exactly replicate the performance of the exchange-traded fund, because the exchange-traded fund relating to the underlying shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries represented in the share underlying index.

DESCRIPTION OF REVCONS

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for one or more issuances of RevCons, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this prospectus supplement to a RevCons shall refer to the stated principal amount specified as the denomination for that issuance of RevCons in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)

General Terms of the RevCons

We will issue the RevCons as part of our Series F medium-term notes under the Senior Debt Indenture.  Our senior Series F global medium-term notes, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution,” will constitute a single series under the Senior Debt Indenture, together with any other obligations we issue in the future under that indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may create and issue additional RevCons with the same terms as previous issuances of RevCons, so that the additional RevCons will be considered as part of the same issuance as the earlier RevCons.

Ranking. Securities issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplement.  A pricing supplement will specify the following terms of one or more issuances of our RevCons to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per RevCons;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

•	the rate per year at which the RevCons will pay a coupon, if any, or the method of calculating that rate and the dates on which the coupon will be payable;

•	the underlying shares;

•	the underlying company or the underlying exchange-traded fund;

•	the share underlying index, which is the index tracked by the relevant exchange-traded fund;

•	the initial share price;

•	whether the trigger event will be a trading price trigger event or a closing price trigger event;

•	the exchange ratio;

•	the trigger level;

•	the trigger price;

•	the determination date;

•	the stock exchange, if any, on which the RevCons may be listed;

•
if any RevCons are not denominated and payable in U.S. dollars, the currency or currencies in which the principal and coupon, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•
if the RevCons are in book-entry form, whether the RevCons will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the RevCons.

Some Definitions.  We have defined some of the terms that we use frequently in this prospectus supplement below:

“acceleration trigger price” means $2.00, unless otherwise specified in the applicable pricing supplement.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“closing price” for one share of the underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

•
if such underlying shares (or any such other security) are listed or admitted to trading on a national securities exchange (other than The NASDAQ Stock Market LLC (the “NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such underlying shares (or any such other security) are listed or admitted to trading,

•	if such underlying shares (or any such other security) are a security of the NASDAQ, the official closing price published by the NASDAQ on such day, or

•
if such underlying shares (or any such other security) are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such underlying shares (or any such other security) are listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined below) occurs with respect to such underlying shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  The term “OTC Bulletin Board Service” will include any successor service thereto.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“determination date” will be the date specified as such in the applicable pricing supplement, provided that if such date is not a trading day or if a market disruption event occurs on such date, the determination date will be the immediately succeeding trading day on which no market disruption event occurs.  The determination date will not, however, be a date later than the fifth scheduled trading day after the scheduled determination date, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the closing price on the determination date as the mean, as determined by the Calculation Agent, of the bid prices for the underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third-party dealers, the closing price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

“exchange factor” will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain events affecting the underlying shares through and including the determination date.  See “Antidilution Adjustments” below.

“exchange ratio” will be equal to the issue price per RevCons divided by the initial share price and will be determined on the pricing date.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“initial share price” means the closing price of the underlying shares on the pricing date.

“interest payment date” for any RevCons means any date specified in the applicable pricing supplement for that RevCons for the regularly scheduled payment of the coupon.  If the scheduled maturity date is postponed due to a market disruption event or otherwise, we will pay the coupon on the maturity date as postponed rather than on the scheduled maturity date, but no coupon will accrue on the RevCons or on such payment during the period from or after the scheduled maturity date.

“intraday price” for one share of the underlying shares (or one unit of any other security for which an intraday price must be determined) at any time during any trading day (including at the close) means:

•
if the underlying shares (or any such other security) are listed or admitted to trading on a national securities exchange (other than the NASDAQ), the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act on which the underlying shares (or any such other security) is listed or admitted to trading,

•
if the underlying shares (or any such other security) are a security of the NASDAQ, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by the NASDAQ, or

•
if the underlying shares (or any such other security) are not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day.

“issue price” means the amount per RevCons specified as such in the applicable pricing supplement and will equal the stated principal amount of each RevCons, unless otherwise specified.

“market disruption event” means, with respect to the underlying shares, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(a) in the case of RevCons linked to the common stock of an underlying company:

(i)            the occurrence or existence of a suspension, absence or material limitation of trading of the underlying shares on the primary market for the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying shares as a result of which the reported trading prices for the underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; and

(ii)            a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the RevCons; and

(b) in the case of RevCons linked to an exchange-traded fund:

(i)            the occurrence or existence of a suspension, absence or material limitation of trading of the underlying shares on the relevant exchange for the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the relevant exchange for the underlying shares as a result of which the reported trading prices for the underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

(ii)           the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the Calculation Agent in its sole discretion; or

(iii)          the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(iv)           a determination by the Calculation Agent in its sole discretion that any event described in clauses (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the RevCons.

For purposes of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the underlying shares or by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the underlying shares and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

The “maturity date” is specified in the applicable pricing supplement and is subject to acceleration as described below in “—Price Event Acceleration” and “—Alternate Exchange Calculation in Case of an Event of Default” and subject to extension if the determination date is postponed in accordance with the following paragraph.

If the determination date is postponed due to a market disruption event or otherwise, the maturity date will be postponed so that the maturity date will be the second trading day following the determination date.

“maturity price” means the product of (i) the closing price of one share of the underlying shares and (ii) the exchange factor, each as determined by the Calculation Agent on the determination date.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of RevCons will be issued.

“pricing date” means the day when we price an issuance of the RevCons for initial sale to the public.

“record date” for each interest payment date, including the interest payment date scheduled to occur on the maturity date, means the date 5 calendar days prior to such scheduled interest payment date, whether or not that date is a business day.

“relevant exchange” means, with respect to any issuance of RevCons linked to an exchange-traded fund, the primary exchange or market of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share underlying index” means, with respect to any issuance of RevCons linked to an exchange-traded fund, the index which the relevant exchange-traded fund seeks to track generally.

“stated principal amount” means the principal amount of each RevCons.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the American Stock Exchange LLC, the NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange, in the over-the-counter market for equity securities in the United States and, if the principal trading market for the common stock or ordinary shares of the underlying company is outside the United States, in such principal trading market.

“trading price” means the product of (i) the intraday price of one share of the underlying shares and (ii) the exchange factor, each as determined by the Calculation Agent at any time on any trading day.

“trigger level” means the percentage specified in the applicable pricing supplement for a particular RevCons.

“trigger price” means the product of the trigger level and the initial share price, and will be determined by the Calculation Agent on the pricing date.

“underlying company” means the company that is specified in the applicable pricing supplement, whose shares underlie the particular issuance of RevCons.

“underlying exchange-traded fund” means the exchange-traded fund that is specified in the applicable pricing supplement, whose shares underlie the particular issuance of RevCons.

“underlying index publisher” means, with respect to any issuance of RevCons linked to an exchange-traded fund, the publisher of any share underlying index.

“underlying shares” means shares of common stock of an underlying company or shares of an underlying exchange-traded fund specified in the applicable pricing supplement for a particular RevCons.

References in this prospectus supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

Other features of the RevCons are described in the following paragraphs.

Payment at Maturity

Unless the maturity of the RevCons has been accelerated, on the maturity date, upon delivery of the RevCons to the Trustee, we will deliver to you for each stated principal amount of the RevCons either:

•	an amount in cash equal to the stated principal amount per RevCons, or

•
if the maturity price on the determination date is less than the initial share price AND a trigger event has occurred, either (i) a number of underlying shares equal to the product of the exchange ratio and the exchange factor, determined as of the determination date, or (ii) at our sole option, the cash value of such shares of underlying shares as of the determination date.  See “exchange ratio” above.  The exchange factor is subject to adjustment upon the occurrence of certain extraordinary dividends and corporate events relating to the underlying shares.  See “exchange factor” above and “—Antidilution Adjustments” below.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, on or prior to 10:30 a.m. on the trading day immediately prior to the maturity date of the RevCons (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date), of our election, if applicable, to deliver the cash value of underlying shares in lieu of the actual shares, of the amount of underlying shares or cash, as applicable, to be delivered with respect to the stated principal amount of each RevCons and (ii) deliver such underlying shares or cash (and cash in respect of coupon and any fractional shares), if applicable, to the Trustee for delivery to the holders on the maturity date.  If specified in the applicable pricing supplement, an issuance of RevCons may be cash settled only.  The Calculation Agent shall determine the exchange factor applicable at the maturity of the RevCons.

If the maturity of the RevCons is accelerated because of a price event acceleration (as described under “—Price Event Acceleration” below) or because of an event of default acceleration (as defined under “—Alternate Exchange Calculation in Case of an Event of Default” below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an event of default acceleration, two trading days after the date of acceleration (but if such trading day is not a business day, prior to the close of business on the business day preceding such trading day) and (ii) in the case of a price event acceleration, 10:30 a.m. on the trading day immediately prior to the date of acceleration (but if such trading day is not a business day, prior to the close of business on the business day preceding the date of acceleration).

Trigger Event

A trigger event will occur if:

(a) “trading price trigger event” is specified in the applicable supplement for a particular RevCons, if the trading price of the underlying shares decreases to or below the trigger price at any time on any trading day from and including the pricing date to and including the determination date; or

(b) “closing price trigger event” is specified in the applicable supplement for a particular RevCons, if the  product of the closing price of the underlying shares and the then current exchange factor, as determined by the Calculation Agent on any trading day, decreases to or below the trigger price on any trading day from and including the pricing date to and including the determination date.

Price Event Acceleration

If on any two consecutive trading days during the period prior to and ending on the third business day immediately preceding the maturity date, the product of the closing price of one share of the underlying shares and the exchange factor is less than the acceleration trigger price, the maturity date of the RevCons will be deemed to be accelerated to the third business day immediately following such second trading day (the “date of acceleration”).  See the definition of “exchange ratio” above.  Upon such acceleration, with respect to the stated principal amount of each RevCons, we will deliver to DTC, as holder of the RevCons, on the date of acceleration:

•
a number of shares of underlying shares equal to the product of the exchange ratio and the exchange factor, as of such date of acceleration, or at our sole option, the cash value of the underlying shares as of such date of acceleration; and

•
accrued but unpaid coupon to but excluding the date of acceleration plus an amount of cash, as determined by the Calculation Agent, equal to the sum of the present values of the remaining scheduled payments of coupon on the RevCons (excluding any portion of such payments of coupon accrued to the date of acceleration) discounted to the date of acceleration based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment.

We expect such shares (if any) and cash will be distributed to investors on the date of acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Investors will not be entitled to receive the return of the stated principal amount of each RevCons upon a price event acceleration.

No Fractional Shares

Following the delivery of the RevCons to the Trustee at maturity, if our payment is to be made in shares of underlying shares, we will deliver the aggregate number of shares of underlying shares due with respect to all of such RevCons, as described above, but we will pay cash in lieu of delivering any fractional share of underlying shares in an amount equal to the corresponding fractional closing price of such fraction of a share of underlying shares as determined by the Calculation Agent as of the second scheduled trading day prior to the maturity of the RevCons.

Antidilution Adjustments

For RevCons linked to the common stock of an underlying company

The exchange factor will be adjusted as follows:

1.      If the underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the exchange factor will be adjusted to equal the product of the prior exchange factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying shares.

2.      If the underlying shares are subject (i) to a stock dividend (issuance of additional underlying shares) that is given ratably to all holders of underlying shares or (ii) to a distribution of the underlying shares as a result of the triggering of any provision of the corporate charter of the underlying company, then once the dividend has become effective and the underlying shares are trading ex-dividend, the exchange factor will be adjusted so that the new exchange factor shall equal the prior exchange factor plus the product of (i) the number of shares issued with respect to one share of the underlying shares and (ii) the prior exchange factor.

3.      If the underlying company issues rights or warrants to all holders of the underlying shares to subscribe for or purchase the underlying shares at an exercise price per share less than the closing price of the underlying shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the RevCons, then the exchange factor will be adjusted to equal the product of the prior exchange factor and a fraction, the numerator of which shall be the number of underlying shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional underlying shares offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of underlying shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional underlying shares which the aggregate offering price of the total number of underlying shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4.      There will be no adjustments to the exchange factor to reflect cash dividends or other distributions paid with respect to the underlying shares other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends as described below.  A cash dividend or other distribution with respect to the underlying shares will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the underlying shares by an amount equal to at least 10% of the closing price of the underlying shares (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying shares on the primary U.S. organized securities exchange or trading system on which the underlying shares are traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend.  If an Extraordinary Dividend occurs with respect to the underlying shares, the exchange factor with respect to the underlying shares will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new exchange factor will equal the product of (i) the then current exchange factor and (ii) a fraction, the numerator of which is the closing price on the trading day preceding the ex-

dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.  The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the underlying shares will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the underlying shares or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend.  To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive.  A distribution on the underlying shares described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the exchange factor pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5.      If (i) there occurs any reclassification or change of the underlying shares, including, without limitation, as a result of the issuance of any tracking stock by the underlying company, (ii) the underlying company or any surviving entity or subsequent surviving entity of the underlying company (an “underlying company Successor”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying company or any underlying company Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying company is liquidated, (v) the underlying company issues to all of its shareholders equity securities of an issuer other than the underlying company (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spin-off Event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding underlying shares (any such event in clauses (i) through (vi), a “Reorganization Event”), the method of determining the amount payable upon exchange at maturity for each RevCons will be adjusted to provide that investors will be entitled to receive at maturity, in respect of the stated principal amount of each RevCons either:

•	an amount of cash equal to the stated principal amount of each RevCons, or

•
if (x) a trigger event has occurred (assessed as if the effective date of the Reorganization Event were the determination date), or (y) the Exchange Property Value (as defined below) at any time (or if closing price trigger event is specified in the applicable pricing supplement, at the time the closing price of the underlying shares would otherwise be published or reported) on any trading day from and including the effective date of the Reorganization Event to and including the determination date has decreased to or below the trigger price, and the Exchange Property Value (as defined below) on the determination date is less than the initial share price, securities, cash or any other assets distributed to holders of the underlying shares in or as a result of any such Reorganization Event, including (A) in the case of the issuance of tracking stock, the reclassified share of the underlying shares, (B) in the case of a Spin-off Event, the share of the underlying shares with respect to which the spun-off security was issued, and (C) in the case of any other Reorganization Event where the underlying shares continues to be held by the holders receiving such distribution, the underlying shares (collectively, the “Exchange Property”), in an amount equal to the amount of Exchange Property delivered with respect to a number of underlying shares equal to the exchange ratio times the exchange factor each determined at the time of the Reorganization Event, or, at our sole option, the cash value of such Exchange Property as of the determination date.

If Exchange Property consists of more than one type of property and we elect to deliver Exchange Property, rather than the cash value thereof, we will deliver to DTC, as holder of the RevCons, at maturity a pro rata share of each such type of Exchange Property.  We expect that such Exchange Property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  If Exchange Property includes a cash component, investors will not receive any interest accrued on such cash component.  In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the Exchange Property Value has decreased to or below the trigger price at any time (or if closing price trigger event is specified in the applicable pricing supplement, at the time the closing price of the underlying shares would otherwise be published or reported) on any trading day from and including the time of the Reorganization Event to and including the determination date and whether or not the Exchange Property Value is less than the initial share price, “Exchange Property Value” means (i) for any cash received in any Reorganization Event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the underlying shares, as adjusted by the exchange factor as the time of such Reorganization Event, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such Exchange Property received for one share of the underlying shares, as adjusted by the exchange factor at the time of such Reorganization Event and (iii) for any security received in any such Reorganization Event, an amount equal to the intraday price, as of the time at which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying shares, as adjusted by the exchange factor at the time of such Reorganization Event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any Reorganization Event referred to in paragraph 5 above, (i) references to “the underlying shares” under “—No Fractional Shares,” “—General Terms of the RevCons—Some Definitions,” “—Price Event Acceleration” and “—Alternate Exchange Calculation in Case of an Event of Default” shall be deemed to also refer to any other security received by holders of the underlying shares in any such Reorganization Event, and (ii) all other references in this prospectus supplement to “the underlying shares” shall be deemed to refer to the Exchange Property into which the RevCons are thereafter exchangeable and references to a “share” or “shares” of the underlying shares shall be deemed to refer to the applicable unit or units of such Exchange Property, unless the context otherwise requires.

No adjustment to the exchange factor will be required unless such adjustment would require a change of at least 0.1% in the exchange factor then in effect.  The exchange factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.  Adjustments to the exchange factor will be made up to the close of business on the determination date.

No adjustments to the exchange factor or method of calculating the exchange factor will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the intraday price or closing price of the underlying shares, including, without limitation, a partial tender or exchange offer for the underlying shares.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the exchange factor or method of calculating the exchange factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the exchange factor or to the method of calculating the amount payable at maturity of the RevCons made pursuant to paragraph 5 above upon written request by any investor in the RevCons.

For RevCons linked to an exchange-traded fund

If the underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the exchange factor will be adjusted to equal the product of the prior exchange factor and the number of shares issued in such stock split or reverse stock split with respect to one underlying share.

No adjustment to the exchange factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the exchange factor then in effect.  The exchange factor so adjusted will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.

Discontinuance of the Underlying Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation

If the exchange traded-fund relating to the underlying shares is liquidated or otherwise terminated (a “liquidation event”), the intraday price and the closing price, as applicable, following the liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i) (a) the value of the share underlying index (or any successor index, as described below) at such time on such trading day, in the case of the intraday price, or (b) the closing value of the share underlying index (or any successor index, as described below) on such trading day, in the case of the closing price, (in each case, taking into account any material changes in the method of calculating the share underlying index following such liquidation event) times (ii) a fraction, the numerator of which is the closing price of the underlying share and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the liquidation event on which a closing price of the underlying share was available.

If, following a liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent intraday price at any time on any trading day, or closing price on any trading day, following a liquidation event will be determined by reference to (a) the published value of such successor index at such time on such trading day, in the case of the intraday price, or (b) the published value of such successor index at the regular weekday close of trading on such trading day, in the case of the closing price.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the RevCons linked to underlying shares, within three trading days of such selection.  We expect that such notice will be passed on to you, as a beneficial owner of such RevCons, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any trading day, the determination date or on the date of acceleration following a liquidation event and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the closing price for any such date in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at such time during the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.  Following any such determination, the Calculation Agent will not compute the intraday price and will instead rely on the closing price as computed by the Calculation Agent for the purpose of determining whether a trigger event has occurred, even for the RevCons with a trading price trigger event. Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the RevCons linked to underlying shares.

Alternate Exchange Calculation in Case of an Event of Default

In case an event of default with respect to the RevCons shall have occurred and be continuing, the amount declared due and payable per RevCons upon any acceleration of the RevCons (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash equal to either (i) the stated principal amount of each RevCons plus accrued but unpaid coupon to but excluding the date of acceleration or (ii) if a trigger event has occurred on or prior to the date of acceleration AND the maturity price of the underlying shares (calculated as if the date of acceleration were the determination date) is less than the initial share price, (x) the cash value, as determined based on the closing price of the underlying shares on the date of such acceleration, of a number of underlying shares at the exchange ratio multiplied by the exchange factor as of the date of acceleration and (y) accrued but unpaid coupon to but excluding the date of acceleration.

Trustee

The “Trustee” for each offering of RevCons issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.).

Agent

Unless otherwise specified in the applicable pricing supplement, the “Agent” for each underwritten offering of RevCons will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the RevCons will be MS & Co.  As Calculation Agent, MS & Co. will determine whether a trigger event has occurred, whether the maturity price of the underlying shares is less than the initial share price, the appropriate payment at maturity, the amount payable per RevCons in the event of a price event acceleration or an event of default acceleration, and any adjustment to the exchange factor for certain extraordinary dividends or corporate events affecting underlying shares that we describe in the section called “—Antidilution Adjustments” above.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the exchange ratio and the exchange factor will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts paid with respect to the aggregate number of RevCons related to coupon payments or the payment at maturity will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the RevCons, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the exchange factor or determining any closing price or whether a market disruption event has occurred or calculating the amount due to you in the event of a price event acceleration.  See “Antidilution Adjustments”, and the definition of “market disruption event” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, the RevCons are issued as part or our Series F medium-term note program.  We will issue RevCons only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own RevCons registered in their own names on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in RevCons registered in street name or in RevCons issued in book-entry form through one or more depositaries.

Book-entry securities.  For RevCons in book-entry form, we will issue one or more global certificates representing the entire issue of RevCons.  Except as set forth in the prospectus under “Forms of Securities — Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the RevCons.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its  broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus.

Certificated securities.  If we issue RevCons in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the RevCons.  The person named in the security register will be considered the owner of the RevCons for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of RevCons to vote on a proposed amendment to such RevCons, the person named in the security register will be asked to cast any vote regarding that issuance of RevCons.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your RevCons in our records and will be entitled to cast the vote regarding your RevCons.  You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York law to govern.  The RevCons will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called  “Description of Debt Securities” in the prospectus, where we describe generally how principal and coupon payments on the RevCons are made, how exchanges and transfers of the RevCons are effected and how fixed rate coupons on the RevCons are calculated.  For purposes of this prospectus supplement for RevCons, the description of fixed rate interest payments in the section called “Description of Debt Securities” in the prospectus shall be deemed to apply to the payment of coupons with respect to the RevCons.

UNDERLYING COMPANY OR UNDERLYING EXCHANGE-TRADED FUND – PUBLIC INFORMATION

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission.  In addition, registered investment companies that manage exchange-traded funds are required to provide or file periodically certain financial and other information specified by the Commission pursuant to the Exchange Act and the Investment Company Act of 1940.  Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission.  The address of the Commission’s website is http://www.sec.gov.  Information provided to or filed with the Commission by the underlying company or exchange-traded fund can be located by reference to the Commission file number provided in the applicable pricing supplement.  In addition, information regarding the underlying company or exchange-traded fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This prospectus supplement relates only to the RevCons offered hereby and does not relate to the common stock of the underlying company or other securities of such company or shares of the underlying exchange-traded fund.  In connection with any issuance of RevCons under this prospectus supplement, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying company or exchange-traded fund.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying company or exchange-traded fund is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of such common stock or shares of such exchange-traded fund at the time we price the RevCons) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying company or exchange-traded fund could affect the value received at maturity with respect to the RevCons and therefore the prices of the RevCons.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying company or exchange-traded fund.

We and/or our affiliates may presently or from time to time engage in business with the underlying company or exchange-traded fund, including extending loans to, or making equity investments in the underlying company or providing advisory services to the underlying company, such as merger and acquisition advisory services.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying company or exchange-traded fund, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying company or exchange-traded fund, and the reports may or may not recommend that investors buy or hold common stock of the underlying company or shares of the underlying exchange-traded fund or stocks underlying the relevant exchange-traded fund.  The statements in the preceding two sentences are not intended to affect the rights of investors in the RevCons under the securities laws.  As a prospective purchaser of RevCons, you should undertake an independent investigation of the underlying company or exchange-traded fund as in your judgment is appropriate to make an informed decision with respect to an investment in such company or exchange-traded fund.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the RevCons will be used for general corporate purposes and, in part, in connection with hedging our obligations under the RevCons through one or more of our subsidiaries.  The original issue price of the RevCons includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the RevCons and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we price the RevCons for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the RevCons by taking positions in the underlying shares, in options contracts on the underlying shares listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the price of the underlying shares, and, accordingly, potentially increase the initial share price and the trigger price of the RevCons, and therefore, the price at which the underlying shares must trade or close over the term of the RevCons, and on the determination date, before you would receive for each RevCons at maturity an amount of cash or common stock worth as much as or more than the stated principal amount of the RevCons.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the RevCons, by purchasing and selling the underlying shares, options contracts on the underlying shares listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the price of the underlying shares and, therefore, adversely affect the value of the RevCons or the payment that you will receive at maturity or upon any acceleration of the RevCons.

SECURITIES OFFERED ON A GLOBAL BASIS

If we offer the RevCons on a global basis we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “—Tax Redemption” and “—Payment of Additional Amounts” will apply to RevCons offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the RevCons.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the RevCons are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the RevCons are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the RevCons.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than “adequate consideration” (to be defined in regulations to be issued by the Secretary of the Department of Labor) in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the RevCons.

Because we may be considered a party in interest with respect to many Plans, the RevCons may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the RevCons will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the RevCons that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such RevCons on behalf of or with “plan assets” of any Plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Under ERISA, assets of a Plan may include assets of certain commingled vehicles and entities in which the Plan has invested (including, in certain cases, the general account of an insurance company).  Accordingly, commingled vehicles and entities which include assets of a Plan must ensure that one of the foregoing exemptions is available.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the RevCons on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under any available exemptions, such as PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

In addition to considering the consequences of holding the RevCons, Plans or entities deemed to be investing assets of a Plan (or other governmental, non-U.S. or church plans subject to similar regulations, as described above) purchasing the RevCons should also consider the possible implications of owning the underlying shares upon exchange of the RevCons at maturity.  Purchasers of the RevCons have exclusive responsibility for ensuring that their purchase, holding and disposition of the RevCons do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any RevCons to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the RevCons.  This discussion applies only to initial investors in the RevCons who:

•
purchase the RevCons at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold; and

•	will hold the RevCons as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussions in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a RevCons is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	dealers in securities, commodities, or foreign currencies;
•	investors holding the RevCons as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction, or a constructive sale transaction;
•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;
•	persons subject to the alternative minimum tax;
•	nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens; or
•	Non-U.S. Holders, as defined below, for whom income or gain in respect of a RevCons is effectively connected with the conduct of a trade or business in the United States.

Additionally, except as pertains to the withholding tax described below under “—Tax Consequences to Non-U.S. Holders,” the effect of the U.S. federal tax laws, including the effect of the U.S. federal estate tax laws, on an investment in the RevCons by non-U.S. investors is not discussed.

As the law applicable to the U.S. federal income taxation of instruments such as the RevCons is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.  In addition, this summary does not address the U.S. federal income tax consequences of the ownership or disposition of Underlying Shares (as defined below) should an investor receive Underlying Shares at maturity or upon acceleration of the RevCons.  Investors should consult their tax advisers regarding the potential U.S. federal income tax consequences of the ownership or disposition of the Underlying Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. Persons considering the purchase of the RevCons should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific RevCons offered thereunder.

General

Unless otherwise provided in the applicable pricing supplement, pursuant to the terms of the RevCons and subject to the discussion below under “─Tax Consequences to Non-U.S. Holders,” you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a RevCons for all U.S. federal income tax purposes as a unit consisting of the following:

(i)
a put right (the “Put Right”) written by the investor to us that, if exercised, requires the investor in a RevCons to pay us an amount equal to the Deposit (as defined below) in exchange for shares of common stock of the underlying company or shares of the exchange-traded fund (the “Underlying Shares”) (and cash in lieu of any fractional shares), or, at our option, the cash value of such Underlying Shares as determined on the determination date (or, if applicable, the date of acceleration); and

(ii)
a deposit with us of a fixed amount of cash, equal to the issue price, to secure the investor’s obligation to purchase the Underlying Shares (the “Deposit”), which Deposit pays interest in cash based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Please refer to the applicable pricing supplement for the Yield on the Deposit of the RevCons offered thereunder.  The Put Right will be deemed to have been exercised only if the maturity price of an Underlying Share as of the determination date (or, if applicable, the date of acceleration) is less than the initial share price and a trigger event has occurred.

Unless otherwise provided in the applicable pricing supplement, we will allocate 100% of the issue price of the RevCons to the Deposit and none to the Put Right.  Our allocation of the issue price between the Put Right and the Deposit will be binding on investors in the RevCons, unless an investor timely and explicitly discloses and justifies to the Internal Revenue Service (the “IRS”) that its allocation is different from ours.  The characterization and treatment of the RevCons described above and our allocation are not, however, binding on the IRS or the courts.  No statutory, judicial or administrative authority directly addresses the characterization and treatment of the RevCons or instruments similar to the RevCons for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the RevCons.  Significant aspects of the U.S. federal income tax consequences of an investment in the RevCons are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and treatment described herein.  Our counsel has not rendered an opinion as to the proper U.S. federal income tax characterization or treatment of the RevCons.  Accordingly, you should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the RevCons (including alternative characterizations and treatments of the RevCons) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a RevCons that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the RevCons

Unless otherwise provided in the applicable pricing supplement and assuming the characterization of the RevCons and allocation of the issue price as set forth above, the following U.S. federal income tax consequences should result.

RevCons with a Term Equal to or Less Than One Year.  The following discussion describes certain U.S. federal income tax consequences of ownership and disposition of a RevCons if the term of the RevCons is equal to or less than one year (taking into account the last possible date that the RevCons could be outstanding under its terms).

Coupon Payments on the RevCons.  Under the characterization described above under “─General,” only a portion of the coupon payments on the RevCons will be attributable to the Yield on the Deposit.  The remainder of the coupon payments will represent payments attributable to the investor’s sale of the Put Right (the “Put Premium”).

The Deposit will be treated as a “short-term obligation” for U.S. federal income tax purposes.  Accordingly, to the extent attributable to the Yield on the Deposit, stated interest payments on the RevCons will generally be taxable to a U.S. Holder as ordinary interest income, as set forth herein.  A U.S. Holder who is a cash method taxpayer will not be required to include the Yield on the Deposit currently in income for U.S. federal income tax purposes prior to its receipt of such yield unless the holder elects to do so.  A U.S. Holder who is a cash method taxpayer and does not make such election should include the Yield on the Deposit as income upon receipt (including the amount representing the Yield on the Deposit received upon maturity).  An accrual method taxpayer will be required to include the Yield on the Deposit in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the Yield on the Deposit according to a constant yield method based on daily compounding.

Additionally, cash method holders who do not elect to accrue the Yield on the Deposit will be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the RevCons until the Yield on the Deposit is included in income.  Cash method holders will not be required to defer an amount in excess described above of the Yield on the Deposit they would have taken into income had they made the election.

As noted above, the remainder of the coupon payments will represent the Put Premium.  The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s tax basis in the Put Right will be zero, and the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price.

Expiration of the Put Right

Receipt of Stated Principal Amount in Cash upon Maturity  of the RevCons.  If a U.S. Holder receives the stated principal amount of a RevCons in cash (excluding cash attributable to coupon payments on the RevCons, which will be taxed as described under “─RevCons with a Term Equal to or Less Than One Year ─ Coupon Payments on the RevCons”), the Put Right will be deemed to have expired unexercised.  In such case, a U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the holder over the term of the RevCons (including Put Premium received at maturity) as short-term capital gain at such time.

Exercise of the Put Right

(i) Receipt of Cash Equal to the Value of Underlying Shares Upon Maturity of the RevCons.  If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the RevCons, which will be taxed as described under “─RevCons with a Term Equal to or Less Than One Year ─ Coupon Payments on the RevCons”) that is less than the stated principal amount of the RevCons (the difference is referred in this section as the “Deficit”), the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to pay the Deficit to us upon settlement of the Put Right.  In such case, a U.S. Holder will recognize short-term capital gain or loss with respect to the Put Right in an amount equal to the difference between (i) the total Put Premium received by the holder over the term of the RevCons (including Put Premium received at maturity) and (ii) the Deficit.

(ii) Receipt of Underlying Shares Upon Maturity of the RevCons.  If a U.S. Holder receives Underlying Shares (and cash in lieu of any fractional shares), the Put Right will be deemed to have been exercised.  In such case, the U.S. Holder will not recognize any gain in respect of the Deposit.  In addition, such U.S. Holder will not recognize any income or gain in respect of the total Put Premium (including Put Premium received at maturity) received and will not recognize any gain or loss with respect to any Underlying Shares received.  The U.S. Holder will have an aggregate tax basis in the Underlying Shares received (including any fractional shares) equal to the Deposit less the total Put Premium received over the term of the RevCons.  A U.S. Holder’s holding period for any Underlying Shares received will start on the day after receipt.  With respect to any cash received in lieu of fractional shares, a U.S. Holder will recognize short-term capital gain or loss with respect to the Put Right in an amount equal to the difference between the amount of cash received in lieu of fractional shares and the pro rata portion of the U.S. Holder’s aggregate adjusted tax basis in Underlying Shares that is allocable to such fractional shares.

Sale or Exchange of the RevCons Prior to Maturity.  Upon a sale or exchange of a RevCons prior to its maturity, a U.S. Holder will generally recognize gain or loss with respect to the Deposit and such U.S. Holder’s rights and obligations under the Put Right.  For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a RevCons between the Deposit and the Put Right based on their respective values on the date of such sale or exchange.  The amount of gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit.  Such gain will be treated as ordinary interest income to the extent of the amount of any accrued but unpaid Yield on the Deposit, and any remaining gain will be treated as short-term capital gain.  Loss on the Deposit will be treated as short-term capital loss.  The amount realized that is attributable to the Put Right, together with the total Put Premium received over the term of the RevCons, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the amount realized on the sale or exchange of the RevCons, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on such date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the RevCons equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right.  In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received over the term of the RevCons, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Price Event Acceleration.  Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Deposit plus the present value of the portion of the remaining scheduled payments on the RevCons (from and including the date of acceleration) that is attributable to the Yield on the Deposit, (ii) the payment by us of the remaining Put Premium equal to the present value of the portion of the remaining scheduled payment on the RevCons (from and including the date of acceleration) that is attributable to the Put Premium, and (iii) the exercise of the Put Right, immediately followed by settlement through the delivery by the U.S. Holder to us of the Deposit in exchange for Underlying Shares (or the cash value thereof).  We will also pay cash representing unpaid coupon payments on the RevCons that accrued up to but excluding the date of acceleration.

Any cash received with respect to accrued coupon payments on the RevCons will be taxed as described under “─RevCons with a Term Equal to or Less Than One Year — Coupon Payments on the RevCons.”

Assuming the characterization of the Price Event Acceleration described above, any amount received attributable to the unaccrued Put Premium will be treated as Put Premium received under the Put Right.  A U.S. Holder will, with respect to the amount paid by us to repay the Deposit, generally recognize short-term capital gain equal to the difference between such amount and the U.S. Holder’s adjusted tax basis in the Deposit and ordinary income to the extent of the accrued Yield on the Deposit.  In the case of an initial investor, such difference would be equal to the present value of the portion of the remaining scheduled payments on the RevCons attributable to the unaccrued Yield on the Deposit.  In general, other than gain recognized on the Deposit as described in the previous sentence, the tax treatment of our exercise of the Put Right upon a Price Event Acceleration would be the same as described above under “─RevCons with a Term Equal to or Less Than One Year — Receipt of Cash Equal to the Value of Underlying Shares Upon Maturity of the RevCons” or “─RevCons with a Term Equal to or Less Than One Year — Receipt of Underlying Shares Upon Maturity of the RevCons,” as the case may be.

RevCons with a Term of More Than One Year.  The following discussion describes certain U.S. federal income tax consequences of ownership and disposition of a RevCons if the term of the RevCons is more than one year (taking into account the last possible date that the RevCons could be outstanding under its terms).

Coupon Payments on the RevCons.  Under the characterization described above under “─General,” only a portion of the coupon payments on the RevCons will be attributable to the Yield on the Deposit.  The remainder of the coupon payments will represent payments attributable to the investor’s sale of the Put Right (the “Put Premium”).  To the extent attributable to the Yield on the Deposit, coupon payments on the RevCons will generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s tax basis in the Put Right will be zero, and the U.S. Holder’s tax basis in the Deposit will be 100% of the issue price.

Expiration of the Put Right

Receipt of Stated Principal Amount in Cash upon Maturity of the RevCons.  If a U.S. Holder receives the stated principal amount of a RevCons in cash (excluding cash attributable to coupon payments on the RevCons, which would be taxed as described above under “─RevCons with a Term of More Than One Year ─ Coupon Payments on the RevCons”), the Put Right will be deemed to have expired unexercised.  In such case, a U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the holder over the term of the RevCons (including Put Premium received at maturity) as short-term capital gain at such time.

Exercise of the Put Right

(i) Receipt of Cash Equal to the Value of Underlying Shares Upon Maturity of the RevCons.  If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the RevCons, which would be taxed as described above under “─RevCons with a Term of More Than One Year ─ Coupon Payments on the RevCons”) that is less than the stated principal amount of the RevCons, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to pay such deficit (the “Deficit”) to us upon settlement of the Put Right.  In such case, a U.S. Holder will not recognize any gain in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the total Put Premium received by the holder over the term of the RevCons (including Put Premium received at maturity) and (ii) the Deficit.

(ii) Receipt of Underlying Shares Upon Maturity of the RevCons.  If a U.S. Holder receives Underlying Shares (and cash in lieu of any fractional shares), the Put Right will be deemed to have been exercised.  In such case, the U.S. Holder will not recognize any gain in respect of the Deposit.  In addition, such U.S. Holder will not recognize any income or gain in respect of the total Put Premium received (including Put Premium received at maturity) and will not recognize any gain or loss with respect to any Underlying Shares received.  The U.S. Holder would have an aggregate tax basis in the Underlying Shares received (including any fractional shares) equal to the Deposit less the total Put Premium received over the term of the RevCons.  A U.S. Holder’s holding period for any Underlying Shares received will start on the day after receipt.  With respect to any cash received in lieu of fractional shares, a U.S. Holder will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of fractional shares and the pro rata portion of the U.S. Holder’s aggregate adjusted tax basis in Underlying Shares that is allocable to such fractional shares.

Sale or Exchange of the RevCons Prior to Maturity.  Upon a sale or exchange of a RevCons prior to its maturity, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit (if the U.S. Holder has held the RevCons for more than one year at the time of such sale or exchange) and short-term capital gain or loss with respect to such U.S. Holder’s rights and obligations under the Put Right.  For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a RevCons (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “─RevCons with a Term of More Than One Year ─ Coupon Payments on the RevCons”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange.  The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit.  The amount realized that is attributable to the Put Right, together with the total Put Premium received over the term of the RevCons, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the amount realized on the sale or exchange of the RevCons, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on such date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the RevCons equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right.  In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received over the term of the RevCons, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Price Event Acceleration.   Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Deposit plus the present value of the portion of the remaining scheduled payments on the RevCons (from and including the date of acceleration) that is attributable to the Yield on the Deposit, (ii) the payment by us of the remaining Put Premium equal to the present value of the portion of the remaining scheduled payment on the RevCons (from and including the date of acceleration) that is attributable to the Put Premium, and (iii) the exercise of the Put Right, immediately followed by settlement through the delivery by the U.S. Holder to us of the Deposit in exchange for Underlying Shares (or the cash value thereof).  We will also pay cash representing unpaid coupon payments on the RevCons that accrued up to but excluding the date of acceleration.

Any cash received with respect to accrued coupon payments on the RevCons will be taxed as described under “─RevCons with a Term of More Than One Year — Coupon Payments on the RevCons.”

Assuming the characterization of the Price Event Acceleration described above, any amount received attributable to the unaccrued Put Premium will be treated as Put Premium received under the Put Right.  A U.S. Holder would, with respect to the amount paid by us to repay the Deposit, generally recognize capital gain or loss equal to the difference between such amount and the U.S. Holder’s adjusted tax basis in the Deposit.  In the case of an initial investor, such difference would be equal to the present value of the portion of the remaining scheduled payments on the RevCons attributable to the unaccrued Yield on the Deposit.  In general, other than gain recognized on the Deposit as described in the previous sentence, the tax treatment of our exercise of the Put Right upon a Price Event Acceleration would be the same as described above under “─RevCons with a Term of More Than One Year

─ Receipt of Cash Equal to the Value of Underlying Shares Upon Maturity of the RevCons” or “─RevCons with a Term of More Than One Year — Receipt of Underlying Shares Upon Maturity of the RevCons,” as the case may be.

Possible Alternative Tax Treatments of an Investment in the RevCons

Due to the absence of authorities that directly address the proper characterization of the RevCons, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above.  In particular, with respect to a RevCons that matures more than one year from its date of issuance (taking into account the last possible date that the RevCons could be outstanding under its terms), the IRS could seek to analyze the U.S. federal income tax consequences of owning a RevCons under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the RevCons or to the Deposit, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” determined at the time of its issuance.  Furthermore, if the RevCons or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the RevCons or the Deposit would generally be treated as ordinary income. In addition, if the Contingent Debt Regulations applied to the RevCons, a U.S. Holder would recognize income upon maturity of the RevCons to the extent that the fair market value of Underlying Shares and cash (if any) received exceeded the adjusted issue price of the RevCons.

Even if the Contingent Debt Regulations do not apply to the RevCons, other alternative U.S. federal income tax characterizations or treatments of the RevCons are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the RevCons.  It is possible, for example, that the RevCons could be treated as constituting an “open transaction” with the result that the coupon payments on the RevCons might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or retirement of the RevCons. Other alternative characterizations are also possible.  Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the RevCons.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the RevCons would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the RevCons, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the RevCons is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be currently included as ordinary income).  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the RevCons, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with the payments on the RevCons and the proceeds from a sale or other disposition of the RevCons, unless the U.S. Holder provides proof of an applicable exception from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a RevCons that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or

•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes.  Such a holder should consult his or her tax advisers regarding the U.S. federal tax consequences of the sale, exchange or other disposition of the RevCons.

General

As described above, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a RevCons for all U.S. federal income tax purposes as a unit consisting of a Put Right (as defined above) and a Deposit (as defined above), and the discussion herein assumes such treatment.

Subject to the discussion below concerning backup withholding, payments with respect to a RevCons by us or a paying agent to a Non-U.S. Holder, and gain realized on the sale, exchange or other disposition of such RevCons, will not be subject to U.S. federal income or withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a RevCons (or a financial institution holding the RevCons on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the RevCons

As described above under “― Tax Consequences to U.S. Holders ― Possible Alternative Tax Treatments of an Investment in the RevCons,” the IRS may seek to apply a different characterization and tax treatment than those described herein.  However, even if such a recharacterization were successful, the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a RevCons should be the same as those described immediately above.

However, among the issues addressed in the IRS notice described in “—United States Federal Income Taxation– Tax Consequences to U.S. Holders—” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.  Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the RevCons to Non-U.S. Holders (subject to compliance by such holders with certification described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, Treasury or Congress, we may decide to withhold on payments made with respect to the RevCons to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the RevCons, possibly on a retroactive basis.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the RevCons, including the possible implications of this notice.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the RevCons as well as in connection with the proceeds from a sale, exchange or other disposition of the RevCons.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described under “─General ─ Certification Requirement” will satisfy the certification requirements necessary to avoid the backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

We are offering the RevCons as part of our Series F medium-term notes on a continuing basis exclusively through Morgan Stanley & Co. Incorporated, which we refer to as the “agent,” who has agreed to use reasonable efforts to solicit offers to purchase these RevCons.  We will have the sole right to accept offers to purchase these RevCons and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase RevCons.  We will pay the agent, in connection with sales of these RevCons resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell these RevCons to the agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement.  The agent may resell these RevCons to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement.  The agent may offer the RevCons it has purchased as principal to other dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan Stanley AG.  The agent may sell the RevCons to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of RevCons that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

We estimate that we will have spent approximately $5,070,500 for printing, rating agency, trustee’s and legal fees and other expenses allocable to the offering of the Series F medium-term notes, including the RevCons, and the other securities initially registered on our shelf registration statement and estimate that we will spend corresponding amounts with respect to any additional securities that we have registered or may register in the future on our shelf registration statement subsequent to our initial filing.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these RevCons on a national securities exchange, but have been advised by the agent that it intends to make a market in these RevCons as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for these RevCons.

Morgan Stanley & Co. Incorporated is our wholly-owned subsidiary.  The agent will conduct each offering of these RevCons in compliance with the requirements of the NASD Rule 2720 regarding a FINRA member firm’s distributing the securities of an affiliate.  Following the initial distribution of these RevCons, the agent may offer and sell those RevCons in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this prospectus supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of these RevCons and may discontinue any market-making activities at any time without notice.

Neither the agent nor any dealer utilized in the initial offering of these RevCons will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of these RevCons, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of these RevCons or of the underlying shares.  Specifically, the agent may sell more RevCons than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing RevCons in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of these RevCons in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, these RevCons or the underlying shares in the open market to stabilize the price of these RevCons or of such underlying shares.  Finally, in any offering of the RevCons through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these RevCons in the offering, if the agent repurchases previously distributed RevCons to cover syndicate short positions or to stabilize the price of these RevCons.  Any of these activities may raise or maintain the market price of these RevCons above independent market levels or prevent or retard a decline in the market price of these RevCons.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of these RevCons through the agent, we may issue other debt securities under the indenture referred to in this prospectus supplement similar to those described in this prospectus supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the RevCons offered under this prospectus supplement.  The Euro medium-term notes may be offered concurrently with the offering of these RevCons, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

With respect to each issuance of RevCons, the agent for each issuance of RevCons, acting as principal for its own account, will agree to purchase, and we will agree to sell, the principal amount of RevCons set forth on the cover of the applicable pricing supplement.  The agent will propose initially to offer the RevCons directly to the public at the public offering price set forth on the cover page of the applicable pricing supplement plus accrued interest, if any, from the original issue date.  The agent may allow a concession not in excess of the agent’s commissions specified in the applicable pricing supplement per RevCons to other dealers.  After the initial offering of the RevCons, the agent may vary the offering price and other selling terms from time to time.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of RevCons.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of RevCons, we expect to deliver the RevCons against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of RevCons is more than three business days after the pricing date, purchasers who wish to trade RevCons more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

           ANNEX A

SHARE UNDERLYING INDICES AND INDEX PUBLISHERS INFORMATION

We have derived all information contained in this prospectus supplement and the applicable pricing supplement regarding any specified share underlying index, including, without limitation, its make up, its method of calculation and changes in its components and its historical closing values, from publicly available information.  Such information reflects the policies of, and is subject to change by, the publisher of the applicable share underlying index.  Each share underlying index is developed, calculated and maintained by its respective index publisher.  Neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any share underlying index or index publisher in connection with the offering of the RevCons.  We cannot give any assurance that all events occurring prior to the date of any offering of RevCons (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any share underlying index have been publicly disclosed.  Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to the RevCons and therefore the trading prices of the RevCons.  Index publishers are under no obligation to continue to publish the applicable share underlying index and may discontinue publication of the applicable share underlying index at any time.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of any share underlying index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers.  These research reports may or may not recommend that investors buy or hold the securities of such issuers.  As a prospective purchaser of RevCons, you should undertake an independent investigation of the issuers of the component stocks of the share underlying index and of the share underlying index or the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any RevCons.

In this prospectus supplement and any applicable pricing supplement, unless the context requires otherwise, references to any specific share underlying index listed below will include any successor index to such share underlying index and references to the index publisher will include any successor thereto.

AMEX China IndexSM

The AMEX China Index is a modified equal weighted index composed of selected U.S. publicly traded stocks and American Depositary Receipts, or ADRs, of companies with significant exposure to the Chinese economy.  The AMEX China Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 19, 2003.  The AMEX China Index is calculated and maintained by the AMEX.  Similar to other stock indices calculated by the AMEX, the value of the Index will be disseminated every 15 seconds over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m.

Eligibility Criteria for AMEX China Index Components.  The AMEX China Index includes companies whose business is focused in the People’s Republic of China and are listed for trading on the New York Stock Exchange, American Stock Exchange, or the NASDAQ Stock Market.  To be included in the AMEX China Index companies must have a market capitalization greater than $75 million and have at least 1,000,000 traded volume over each of the last six months.

AMEX China Index Calculation.  The AMEX China Index is calculated using a modified equal weight methodology.  Each security is placed in to one of three tiers, top five and bottom five by market capitalization and those securities that are between the top and bottom.  The top five securities are weighted such that the two with the largest market capitalization are set to fifteen percent (15%) and the next three are set to nine percent (9%), representing a combined fifty-seven percent (57%) of the AMEX China Index.  The bottom five securities are equally weighted to represent ten percent (10%) of the AMEX China Index or two percent each (2%).  The securities not in the top five or bottom five are equally weighted to represent thirty-three percent (33%) of the AMEX China Index.

Quarterly Updates to the AMEX China Index.  Changes to the AMEX China Index compositions and/or the component share weights in the AMEX China Index typically take effect after the close of trading on third Friday of each calendar quarter month in connection with the quarterly index rebalance.  At the time of the AMEX China Index quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.  The AMEX China Index is reviewed quarterly to ensure that at least 90% of the AMEX China Index weight is accounted for by components that continue to represent the universe of stocks that meet the initial AMEX China Index requirements.  The AMEX may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replace one or more stocks contained in the group with one or more substitute stocks of its choice, if in the Exchange’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the index to which the group relates.  In conjunction with the quarterly review, the share weights used in the calculation of the AMEX China Index are determined based upon current shares outstanding modified, if necessary, to provide greater AMEX China Index diversification, as described in the AMEX China Index Calculation section above.  The AMEX China Index components and their share weights are determined on the Wednesday prior to the third Friday of March, June, September, and December.  The share weight of each component stock in the AMEX China Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events.  The share weights used in the AMEX China Index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.

Maintenance of the AMEX China Index.  In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition.  The AMEX may substitute stocks or change the number of stocks included in the index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations.  In the event of component or share weight changes to the AMEX China Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the AMEX China Index; the AMEX China Index divisor may be adjusted to ensure that there are no changes to the AMEX China Index level as a result of non-market forces.

In this prospectus supplement, unless the context requires otherwise, references to the AMEX China Index will include any Successor AMEX China Index and references to the AMEX will include any successor to the AMEX.

License Agreement between The American Stock Exchange LLC and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with the AMEX providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX China Index, which is owned and published by the AMEX, in connection with securities, including the RevCons.

The license agreement between the AMEX and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The AMEX China Index is sponsored by, and is a service mark of, the American Stock Exchange LLC.  The AMEX China Index is being used with the permission of the AMEX.

The AMEX in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and the AMEX disclaims any liability to any party for any inaccuracy in the data on which the AMEX China Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the AMEX China Index, or for the manner in which it is applied in connection with the Transaction.

“AMEX China IndexSM” is a service mark of AMEX and has been licensed for use by Morgan Stanley.

AMEX Gold BUGS® Index

The AMEX Gold BUGS® Index was developed by AMEX and is calculated, published and maintained by AMEX.  The Index is a modified equal dollar weighted Index of companies involved in gold mining.  It was designed to provide significant exposure to near term movements in gold prices by including companies that do not hedge their gold production beyond 1.5 years.  The Index was developed on March 15, 1996 with a base value of 200.00.  Adjustments are made quarterly after the close of trading on the third Friday of March, June, September and

December so that each component stock represents its assigned weight in the Index. The value of the Index is published every 15 seconds through the Consolidated Tape Association’s Network B under the ticker symbol “HUI.”

Computation of the Index.  The Index is calculated using a modified equal-dollar weighting methodology under which the majority of stocks in the Index are equally weighted and several of the largest component stocks may be more heavily weighted.  The Index has a scheduled quarterly rebalance after the close of trading on the third Friday of March, June, September and December, so that each component stock is represented at approximately its assigned weight in the Index.  Every quarter after the close of trading on the third Friday of March, June, September and December, the Index portfolio is adjusted by changing the number of shares of each component stock so that each one again represents an assigned weight in the Index. The newly adjusted portfolio becomes the basis for the Index’s value effective on the first trading day following the quarterly adjustments. If necessary, a divisor adjustment is made to ensure continuity of the Index’s value.

Modifications to the Common Stocks Underlying the Index.  AMEX has, and may at any time, change the number or assigned weighting of the component stocks by adding or deleting one or more component stocks, or replace one or more component stocks with one or more substitute stocks of its choice, if in AMEX’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Index. However, in order to reduce turnover in the Index, AMEX generally attempts to combine additions and deletions to the Index with a scheduled rebalancing.  The Index is calculated and maintained by AMEX. AMEX may change the composition of the Index at any time to reflect the conditions of the gold mining industry and to ensure that the component stocks continue to represent the gold mining companies.  The number of shares of each component stock in the Index portfolio remain fixed between quarterly reviews, except in the event of certain types of corporate actions such as the payment of a dividend, other than an ordinary cash dividend, stock distribution, stock split, reverse stock split, rights offering, or a distribution, reorganization, recapitalization, or some such similar event with respect to a component stock. When the Index is adjusted between quarterly reviews for such events, the number of shares of the relevant component stock will be adjusted, to the nearest whole share, to maintain the component stock s relative weight in the Index at the level immediately prior to the corporate action. The Index may also be adjusted in the event of a merger consolidation, dissolution or liquidation of an issuer of a component stock. In the event of a stock replacement, the average dollar value of the remaining component stocks that are assigned the lower Index weight will be calculated and that amount invested in the new component stock to the nearest whole share.  We have obtained all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, AMEX. AMEX has no obligation to continue to publish, and may discontinue publication of the underlying Index at any time. We make no representation or warranty as to the accuracy or completeness of such information.

License Agreement between AMEX and Morgan Stanley. AMEX and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX Gold BUGS Index, which is owned and published by AMEX, in connection with the issuance of securities, including the RevCons.  The license agreement between AMEX and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The AMEX Gold BUGS Index (HUI) (“Index”) is sponsored by, and is a service mark of, the American Stock Exchange LLC (the “Exchange”). The Index is being used with the permission of the Exchange.  The Exchange in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and the Exchange disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.  “AMEX Gold BUGS Index (HUI)” is a service mark of AMEX and has been licensed for use by Morgan Stanley.

Amex Gold Miners Index

The Amex Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver. The Gold Miners Index includes common stocks and American Depositary Receipts of selected companies that are involved in mining for gold and silver and that are listed for trading on the New York Stock Exchange, The American Stock Exchange (the “Amex”) or quoted on the NASDAQ Stock Exchange LLC. Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the Gold Miners Index.

The Gold Miners Index is calculated using a modified market capitalization weighting methodology. The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index:

(1)  the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

(2)  the component securities are split into two subgroups–large and small, which are ranked by market capitalization weight in the Gold Miners Index. Large stocks are defined as having a Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

(3)  the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 50% of the total Gold Miners Index value.

The Gold Miners Index is reviewed quarterly so that the Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The Amex may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the Amex’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

AMEX Hong Kong 30 IndexSM

The AMEX Hong Kong 30 Index is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Hong Kong Stock Exchange (the “HKSE”), designed to reflect the movement of the Hong Kong stock market as a whole. The AMEX Hong Kong 30 Index was established June 25, 1993 with a benchmark value of 350.00. The AMEX Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the HKSE and a fixed HK$/US$ exchange rate.

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the AMEX Hong Kong 30 Index.  The AMEX states that it selects securities composing the AMEX Hong Kong 30 Index based on their market weight, trading liquidity, and representativeness of the business industries reflected on the HKSE. The AMEX will require that each AMEX Hong Kong 30 Index component security be one issued by an entity with major business interests in Hong Kong, listed for trading on the HKSE, and have its primary trading market located in a country with which the AMEX has an effective surveillance sharing agreement. The AMEX will remove any AMEX Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 30 days after such a failure occurs. To ensure that the AMEX Hong Kong 30 Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the AMEX has established additional listing and maintenance criteria:

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six month period, of at least HK$3 billion (approximately US$380 million);

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradeable outstanding shares less insider holdings), based on a monthly average measured over the prior three month period, of US$238 million, although up to, but no more than, three AMEX Hong Kong 30 Index component securities may have a free float value of less than US$238 million but in no event less than US$150 million, measured over the same period;

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six month period, not lower than HK$2.50 (approximately US$0.32); and

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

Beginning in 1994, the AMEX has reviewed the AMEX Hong Kong 30 Index’s component securities on a quarterly basis, conducted on the last business day in January, April, July, and October. Any component security failing to meet the above listing and maintenance criteria is reviewed on the second Friday of the second month following the quarterly review again to determine compliance with the above criteria. Any AMEX Hong Kong 30 Index component stock failing this second review is replaced by a “qualified” AMEX Hong Kong 30 Index component stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day, the replacement will be effective at the close of business on the first preceding business day.  The AMEX will notify its membership immediately after it determines to replace an AMEX Hong Kong 30 Index component stock.

The AMEX Hong Kong 30 Index will be maintained by the AMEX and will contain at least thirty component stocks at all times. Pursuant to Exchange Rule 901C(b), the AMEX may change the composition of the AMEX Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above. If the number of AMEX Hong Kong 30 Index component securities in the AMEX Hong Kong 30 Index falls below thirty, no new option series based on the AMEX Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the Securities Exchange Act of 1934 reflecting such change.

License Agreement between The American Stock Exchange LLC and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with the AMEX providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX Hong Kong 30 Index, which is owned and published by the AMEX, in connection with securities, including the RevCons.

The license agreement between the AMEX and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The AMEX Hong Kong 30 Index is sponsored by, and is a service mark of, the American Stock Exchange LLC.  The AMEX Hong Kong 30 Index is being used with the permission of the AMEX.

The AMEX in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and the AMEX disclaims any liability to any party for any inaccuracy in the data on which the AMEX Hong Kong 30 Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the AMEX Hong Kong 30 Index, or for the manner in which it is applied in connection with the Transaction.

“AMEX Hong Kong 30 IndexSM” is a service mark of AMEX and has been licensed for use by Morgan Stanley.

Barron’s 400SM Index

The Barron’s 400 Index is an index calculated by Dow Jones & Company, Inc. (“Dow Jones”).  The Barron’s 400 Index measures the performance of a diversified group of U.S. companies that are selected based on fundamentals-related, rules-based criteria every six months from the Dow Jones Wilshire 5000 Composite Index (the “DJW 5000”).  The Barron’s 400 Index is an equally-weighted index of 400 companies from the DJW 5000 that have scored the highest based on the fundamentals-based rankings of MarketGrader.com based on its proprietary methodology and that then pass additional rules-based screening criteria designed and implemented by Dow Jones.  The following diagram illustrates the Barron’s 400 Index selection process:

The DJW 5000, from which stocks included in the Barron’s 400 Index are selected, is intended to represent all U.S.-headquartered equity securities that have readily available prices.  For more information regarding the methodology for determining inclusion in the DJW 5000, please see “—Dow Jones Wilshire 5000 Composite Index—Selection of Components for Dow Jones Wilshire 5000 Composite Index” below.

The Barron’s 400 Index was first published on August 29, 2007.  Indicative daily historical closing prices based on back-testing (i.e., the calculations of how the Barron’s 400 Index would have performed in the past had it existed) are available from December 31, 1997, the date at which the base value of the Barron’s 400 Index was set at 100.  The Barron’s 400 Index is rebalanced semiannually, on the third Friday of March and September, based upon changes in the MarketGrader scores of the components of the DJW 5000.  Both the Barron’s 400 Index and the DJW 5000 are calculated and published daily by Dow Jones.  The Barron’s 400 Index is published in Barron’s magazine and daily at www.barrons400.com.

Index Selection.  The stocks contained in the Barron’s 400 Index are the stocks in the DJW 5000 that have reported quarterly or annual results within the six months leading up to each index reset date that have received the highest MarketGrader scores and have survived a rules-based screening by Dow Jones.  The MarketGrader score assigned to each stock is a numerical value from zero to 100.  This point system is based on a collection of fundamental indicators, which are divided into the following four categories: Growth, Value, Profitability and Cash Flow.  Each category is assigned a letter score ranging from A+ to F based on an analysis of six fundamental indicators which vary depending on the type of company being analyzed.  Therefore the final score for each stock is based on twenty-four fundamental indicators.  MarketGrader does not disclose the weighting given to each indicator in determining the final score, as the respective weight given to each indicator is a proprietary aspect of its research system.  Although the indicators vary based on company type, the following indicators are generally used by MarketGrader:

¡ Growth:	o Long term market growth;
o Short term market growth;
o Growth potential;
o Relative price strength;
o Earnings momentum; and
o Earnings surprise.
¡ Value:	o Capital structure;
o Price/earnings analysis;
o Price/book ratio;
o Price/cash flow ratio;
o Price/sales ratio; and
o Market value.
¡ Profitability:	o Asset utilization;

o Capital utilization;
o Operating margins;
o Relative margins;
o Return on equity; and
o Quality of revenues.
¡ Cash Flow:	o Cash flow growth;
o Earnings before interest, taxes, depreciation and amortization (EBITDA) margin;
o Debt/cash flow ratio;
o Interest coverage capacity;
o Economic value; and
o Retention rate.

After scores have been assigned to the components in the DJW 5000, the companies are ranked for possible inclusion in the Barron’s 400 Index.

Rules-Based Screening of the Companies in the Dow Jones Wilshire 5000 Composite IndexSM.  After the companies in the DJW 5000 have been ranked by MarketGrader score, a series of rules are applied to determine the 400 companies that will be included in the Barron’s 400 Index.  The following rules are applied:

•	Diversification: The number of companies from a single Industry Classification Benchmark cannot exceed 80 (20%) of the 400 total companies in the Barron’s 400 Index.

•	Liquidity: No company with a three-month average daily trading dollar value of less than $2 million is eligible for inclusion in the Barron’s 400 Index.

•
Market Capitalization:  No company with a float-adjusted market capitalization of less than $250 million is eligible for inclusion in the Barron’s 400 Index.  Additionally, at least 100 companies (25%) must have a total market capitalization of at least $3 billion.

•	No REITS: No Real Estate Investment Trusts are eligible for inclusion in the Barron’s 400 Index.

The 400 companies with the highest scores remaining after the application of these screens are included in the Barron’s 400 Index.

Maintenance and Calculation of the Barron’s 400SM Index.  The Barron’s 400 Index is rebalanced semiannually.  The entire process is repeated on the third Friday of March and September and the Barron’s 400 Index is revised and re-weighted equally based on the new rankings.

The Barron’s 400 Index is price weighted and not market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.

The Barron’s 400 Index is calculated and published daily by Dow Jones.  The Barron’s 400 Index is reviewed on an ongoing basis to account for corporate actions such as mergers or delistings.

Dow Jones Wilshire 5000 Composite IndexSM.  The Dow Jones Wilshire 5000 Composite Index (the “DJW 5000”) is an equity index calculated, published and disseminated daily by Dow Jones, through numerous data vendors, on www.djindexes.com and in real time on Bloomberg Financial Markets and Reuters Limited.

The DJW 5000 is intended to represent all U.S. equity issues with readily available prices.  The number of components in the DJW 5000 varies according to the number of U.S. equity issues with readily available prices.

Selection of Components for Dow Jones Wilshire 5000 Composite Index.  The selection of the components for the Dow Jones Wilshire 5000 Composite Index is based on the following guidelines:

To be included in the DJW 5000, an issue must be all of the following:

•	A company’s primary equity issue.

•	A security of a U.S. company.

•	A security that has its primary market listing in the United States.

Bulletin-board issues are not added to the DJW 5000 because they generally do not have readily available prices.  Dow Jones determines the component companies’ primary issues for index valuation based on the following criteria:  Market capitalization, trading volume, institutional holdings and conversion rules (for companies with multiple share classes).

License Agreement between Dow Jones & Company, Inc. and Morgan Stanley.  Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Barron’s 400 Index, which is owned and published by Dow Jones, in connection with securities, including the RevCons.

The license agreement between Dow Jones and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly. Dow Jones’ only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Barron’s 400 Index which is determined, composed and calculated by Dow Jones without regard to Morgan Stanley or the RevCons. Dow Jones has no obligation to take the needs of Morgan Stanley or the owners of the RevCons into consideration in determining, composing or calculating the Barron’s 400 Index. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND MORGAN STANLEY.

The Barron's 400 Index is proprietary to Dow Jones & Company, Inc.  “Dow Jones” is a service mark of Dow Jones & Company, Inc.  “Barron’s” and “Barron’s 400” are service marks of Dow Jones L.P.  The Dow Jones Wilshire 5000 IndexSM is calculated and distributed by Dow Jones Indexes pursuant to an agreement between Dow Jones & Company, Inc. and Wilshire Associated Incorporated.  The service marks have been licensed for use by Morgan Stanley.  The RevCons are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the RevCons.

DAXglobal® Russia+ Index

The DAXglobal® Russia+ Index (the “Russia+ Index”) is intended to give investors an efficient, modified market capitalization-weighted investment designed to track the movements of certain Depositary Receipts (“DRs”) and stocks of publicly traded companies that are domiciled in Russia and traded in Russia or on leading global exchanges.  Russia’s major industries include oil and gas exploration and production, telecommunication, steel production, mining and electricity generation.  “Publicly traded companies domiciled in Russia” means (i) companies organized in, or for which the principal trading market is in, Russia, (ii) companies, along or on a consolidated basis, that have 50% or more of their assets invested in Russia or (iii) companies that alone or on a consolidated basis derive 50% or more of their revenues primarily from either goods produced, sales made or services performed in Russia.  The Russia+ Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 28, 2001.  The Russia+ Index is calculated and maintained by Deutsche Börse AG (“Index Publisher”).  Only companies with market capitalization greater than $150 million that have a daily average traded volume of at least $1 million over the past six months are eligible for inclusion in the Russia+ Index.  The Russia+ Index is weighted based on the market capitalization of each of the component stocks, modified to conform to the following asset diversification requirements, which are applied in conjunction with scheduled quarterly adjustments to the Russia+ Index:

(1)            the weight of any single component stock may not account for more than 25% of the total value of the Russia+ Index;

(2)            the component stocks are split into two subgroups—large and small, which are ranked by market capitalization weight in the Russia+ Index.  Large stocks are defined as having a Russia+ Index weight greater than or equal to 5%.  Small stocks are defined as having a Russia+ Index weight below 5%; and

(3)            the aggregate weight of those component stocks which individually represent more than 5.0% of the total value of the Russia+ Index may not account for more than 40% of the total Russia+ Index value.

The Russia+ Index is reviewed quarterly and the Index Publisher may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replace one or more stocks contained in the group with one or more substitute stocks of its choice, if, in the Index Publisher’s discretion, such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Russia+ Index.  Changes to the Russia+ Index compositions and/or the component share weights in the Russia+ Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly Russia+ Index rebalance.

Diversification Rule 1: If any component stock exceeds 8% of the total value of the Russia+ Index, then all stocks greater than 8% of the Russia+ Index are reduced to represent 8% of the value of the Russia+ Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 8% of the Russia+ Index value. After this redistribution, if any other stock then exceeds 8%, the stock is set to 4.5% of the Russia+ Index value and the redistribution is repeated.

Diversification Rule 2: The component stocks are sorted into two groups, the large group are component stocks with a starting Russia+ Index weight of 5% or greater and the small group are those component stocks that are under 5% (after any adjustments for Diversification Rule 1). The large group in aggregate will represent 40% of the Russia+ Index weight and the small group will represent 60% of the Index. The weight of each of the large component stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large component stocks will be reduced to represent 40% of the Russia+ Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the component stock is set equal to the product of 4.5% and the proportion by which the component stocks were scaled down, the components with weights greater than 4.5% will be reduced proportionately. The weight of each of the small component stocks will be scaled up proportionately from the redistribution of the large component stocks. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down. The redistribution of weight to the remaining component stocks is repeated until the entire amount has been redistributed.

Maintenance of the Russia+ Index

The Russia+ Index is reviewed quarterly to ensure that at least 90% of the Russia+ Index weight is accounted for by Russia+ Index component stocks that continue to meet the initial eligibility requirements.  Component securities will be removed from the Russia+ Index during the quarterly review, if the market capitalization falls below $150 million or the traded average daily turnover for the previous six months is lower than $1 million.  In conjunction with the quarterly review, the share weights used in the calculation of the Russia+ Index are determined based upon current shares outstanding modified, if necessary, to provide greater Russia+ Index diversification, as described above.  The Russia+ Index component stocks and their share weights are determined and announced prior to taking effect.  The share weight of each component security in the Russia+ Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends or similar events.  The share weights used in the Russia+ Index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.  However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition.  The Index Publisher may substitute stocks or change the number of stocks included in the Russia+ Index, based on changing conditions in the Russian equity market or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs and reorganizations.  In the event of component or share weight changes to the Russia+ Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization or other corporate actions affecting a component stock of the Russia+ Index; the Russia+ Index divisor may be adjusted to ensure that there are no changes to the Russia+ Index level as a result of non-market forces.

Dow Jones Euro STOXX 50® Index

The Dow Jones EURO STOXX 50® Index, which we refer to as the Euro STOXX 50 Index, was created by STOXX® Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange.  Publication of the Euro STOXX 50 Index began on February 28, 1998, based on an initial index value of 1,000 at December 31, 1991.  The Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website.

Euro STOXX 50 Index Composition and Maintenance. The Euro STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

The composition of the Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August.  The component stocks are announced the first trading in September.  Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day.  Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Euro STOXX Index.

The free float factors for each component stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.  Each component’s weight is capped at 10% of the index’s total free float market capitalization.

The Euro STOXX 50 Index is also reviewed on an ongoing basis.  Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Euro STOXX 50 Index Calculation. The Euro STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight.  The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Index	=	free float market capitalization of the Euro STOXX 50 Index
divisor

The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Euro STOXX 50 Index is being calculated.

The divisor for the Euro STOXX 50 Index is adjusted to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions.  The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Cash dividend:

Adjusted price = closing price – announced dividend * (1 – withholding tax)

Divisor: decreases

(2)	Special cash dividend:

Adjusted price = closing price – announced dividend * (1 – withholding tax)

Divisor: decreases

(3)	Split and reverse split:

Adjusted price = closing price * A/B

New number of shares = old number of shares * B / A

Divisor: no change

(4)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(5)	Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(6)	Stock dividend of another company:

Adjusted price = (closing price * A - price of other company * B) / A

Divisor: decreases

(7)	Return of capital and share consideration:

Adjusted price = (closing price - dividend announced by company * (1-withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(8)	Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares ) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(9)	Spin-off:

Adjusted price = (closing price * A - price of spun-off shares * B) / A

Divisor: decreases

(10)	Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

• Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

• If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares * ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B +C) / A

Divisor: increases

License Agreement between STOXX Limited and Morgan Stanley. STOXX Limited and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Euro STOXX 50 Index, which is owned and published by STOXX Limited, in connection with securities, including the RevCons.

The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by STOXX Limited.  STOXX Limited makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly.  STOXX Limited’s only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO STOXX 50® Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the RevCons.  STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the RevCons into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index.  STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

“Dow Jones EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  The RevCons are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the RevCons.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM, which we refer to as the DJIASM, is a price-weighted index composed of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow JonesSM & Company, Inc., which we refer to as Dow Jones, as representative of the broad market of U.S. industry.

There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries.  The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks.  Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us.  In order to maintain continuity, changes to the component stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company’s core business.  When one component stock is replaced, the entire index is reviewed.  As a result, multiple component changes are often implemented simultaneously.  The component stocks of the DJIA may be changed at any time for any reason.

The DJIA is price weighted rather than market capitalization weighted.  Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.  The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor.  The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions.  The current divisor of the DJIA is published daily in the WSJ and other publications.  While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your investment.

The formula used to calculate divisor adjustments is:

New Divisor = Current Divisor x	Adjusted Sum of Prices
Unadjusted Sum of Prices

License Agreement between Dow Jones and Morgan Stanley.  Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the DJIA, which is owned and published by Dow Jones, in connection with securities, including the RevCons.

The license agreement between Dow Jones and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by Dow Jones.  Dow Jones makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly.  Dow Jones’ only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the DJIASM which is determined, composed and calculated by Dow Jones without regard to Morgan Stanley or the RevCons.  Dow Jones has no obligation to take the needs of Morgan Stanley or the owners of the RevCons into consideration in determining, composing or calculating the DJIASM.  Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND MORGAN STANLEY.

“Dow JonesSM,” “DJIASM” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones and have been licensed for use by Morgan Stanley.  The RevCons are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the RevCons.

FTSETM 100 Index

The FTSETM 100 Index is calculated, published and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange Plc (the “LSE”) and the Financial Times Limited (the “FT”), in association with the Institute and the Faculty of Actuaries.

The FTSE 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points.  Publication of the FTSE 100 Index began in February 1984.  Real-time FTSE indices are calculated on systems managed by Reuters.  Prices and FX rates used are supplied by Reuters.

The FTSE 100 Index is a free float adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE.  The 100 stocks included in the FTSE 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the LSE which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days.  The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value.

FTSE, the publisher of the FTSE 100 Index, is responsible for calculating, publishing and disseminating the FTSE 100 Index.  The FTSE 100 Index is overseen by the FTSE’s Europe/Middle East/Africa Committee (the “FTSE EMEA Committee”), which is made up of independent senior industry representatives, which is responsible for the index review process.

FTSE can add, delete or substitute the stocks underlying the FTSE 100 Index or make other methodological changes that could change the value of the FTSE 100 Index.  FTSE may discontinue or suspend calculation or dissemination of the FTSE 100 Index.  The FTSE EMEA Committee reviews the FTSE Underlying Stocks quarterly in March, June, September and December in order to maintain continuity in the index level.  FTSE prepares information regarding possible companies to be included or excluded from the FTSE 100 Index using the close of business figures from the Tuesday before a review.  The review is then presented to the FTSE EMEA Committee for approval.

Changes to the constituents can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization.  The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the FTSE EMEA Committee, to be a viable component of the FTSE 100 Index.  To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.  Where a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review.  Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

The FTSE 100 Index is obtained by: (i) calculating the sum of the products of the per share price of each stock included in the FTSE 100 Index by the number of their respective outstanding shares (such sum, the “FTSE Aggregate Market Value”) as of the relevant current date and (ii) dividing the FTSE Aggregate Market Value as of the relevant current date by a divisor which represents the adjustments to the FTSE Aggregate Market Value as of the base date.  The divisor is continuously adjusted to reflect changes, without distorting the FTSE 100 Index, in the issued share capital of individual underlying stocks, including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits.

All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index.  Morgan Stanley, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index.  In addition, none of the LSE, the Financial Times and FTSE has any relationship to Morgan Stanley or the RevCons. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the RevCons, or has any obligation or liability in connection with the administration, marketing or trading of the RevCons or with the calculation of the payment at maturity.

License Agreement between FTSE International Limited and Morgan Stanley.  The license agreement between FTSE International Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

These RevCons are not in any way sponsored, endorsed, sold or promoted by FTSE or by LSE or by FT and neither FTSE or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE 100 Index is compiled and calculated solely by FTSE.  However, neither FTSE or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and neither FTSE or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

FTSE/Xinhua China 25 Index

The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE Xinhua Index Limited (“FXI”), a joint venture of FTSE International Limited and Xinhua Financial Network Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the HKSE.

General.  The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H-shares” and “Red Chip” shares) based on full market-capitalization value, listed and trading on the HKSE.  “H-shares” are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE.  H-shares are quoted and traded in HKD and U.S. dollars. “Red Chip” shares are securities of Hong Kong-incorporated companies listed and traded on the HKSE, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. “Red Chip” shares are quoted and traded in HKD and are available only to international investors and not to those from the People’s Republic of China.

Eligible Securities.  Currently, only H-shares and Red Chip shares are eligible for inclusion in the FTSE/Xinhua China 25 Index.  All classes of equity in issue are eligible for inclusion in the FTSE/Xinhua China 25 Index, subject to certain restrictions, however, each constituent must also be a constituent of the FTSE All-World Index.  Companies whose business is that of holding equity and other investments, exchange-traded funds, and funds whose prices are a direct derivation of underlying holdings (e.g. mutual funds) are not eligible for inclusion.  Securities must be sufficiently liquid to be traded, therefore the following criteria, among others, are used to ensure that illiquid securities are excluded:

1.
Price.  FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company.  FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

2.
Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

3.
New Issues. New issues become eligible for inclusion in the FTSE/Xinhua China 25 Index at the next quarterly review of constituents, provided they have a minimum trading record of at least 20 trading days prior to the date of such review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee, the FTSE Xinhua Index Committee, that ensures that the FTSE/Xinhua China 25 Index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.  The FTSE Xinhua Index Committee is responsible for undertaking the review of the FTSE/Xinhua China 25 Index and for approving changes of constituents.

Computation of the FTSE/Xinhua China 25 Index.  The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group.  The FTSE/Xinhua China 25 Index is calculated using the following algorithm:

S (pn1 x en1 x sn1 x fn1 x cn1)
d
n = 1,2,3…….,n

where “p” is the latest trade price of the component security “n”, “e” is the exchange rate required to convert the security’s home currency into the FTSE/Xinhua China 25 Index’s base currency, “s” is the number of shares of the security in issue, “f” is the free float factor published by FXI, applicable to such security, to be applied to the security to allow amendments to its weighting, “c” is the capping factor published by FXI at the most recent quarterly review of the FTSE/Xinhua China 25 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE/Xinhua China 25 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE/Xinhua China 25 Index.

The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.  Under this methodology, FXI excludes from free floating shares: (i) trade investments in a FTSE/Xinhua China 25 Index constituent company by either another FTSE/Xinhua China 25 Index constituent company or a non-constituent company or entity; (ii) significant long-term holdings by founders, directors and/or their families; (iii) employee share schemes (if restricted); (iv) government holdings; (v) foreign ownership limits; and (vi) portfolio investments subject to lock-in clauses (for the duration of the clause).  Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%
Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%

Free float greater than 20% but less than or equal to 30%	30%

Free float greater than 30% but less than or equal to 40%	40%

Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%

Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event.

Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than five percentage points above the minimum or five percentage points below the maximum of an adjacent band.  This five percentage point threshold does not apply if the initial free float is less than 15%.  Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above.  If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied.  If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float.  These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index.  Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October.  A stock’s free float is also reviewed and adjusted if necessary following certain corporate events.  If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action.  If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

License Agreement between FTSE Xinhua Index Limited and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with FTSE Xinhua Index Limited providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the FTSE/Xinhua China 25 Index, which is owned and published by FTSE Xinhua Index Limited, in connection with securities, including the RevCons.  The license agreement between FTSE/Xinhua Index Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not in any way sponsored, endorsed, sold or promoted by FTSE Xinhua Index Limited or by The London Stock Exchange Plc (the “LSE”) or by The Financial Times Limited (“FT”) and neither FTSE Xinhua Index Limited or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE/Xinhua China 25 Index is compiled and calculated solely by FTSE Xinhua Index Limited.  However, neither FTSE Xinhua Index Limited or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FTSE Xinhua Index Limited or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

Hang Seng® Index

The Hang Seng® Index is compiled, published and managed by HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969.  The HSI is a market capitalization weighted stock market index of the HKSE and purports to be an indicator of the performance of the Hong Kong stock market.

Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng Index.  Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital.  For any H-share company included in the Hang Seng Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment.  H-shares are shares of mainland China companies listed on HKSE.

To be eligible for selection in the Hang Seng Index, a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the HKSE (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months.  From the candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

Calculation Methodology.  From September 11, 2006, and phased in over a period of 12 months from September 2006 to September 2007,  the calculation methodology of the Hang Seng Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting.  Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management.  A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.

A cap of 15% on individual stock weightings is applied.  A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor.  Additional re-capping is performed upon constituent changes.

License Agreement between HSI Services Limited and Morgan Stanley. “Hang Seng® Index” is a trademark of HSI Services Limited and has been licensed for use by Morgan Stanley.

All information in this prospectus supplement regarding the Hang Seng Index including, without limitation, its make-up, method calculation and changes in its components, is derived from publicly available information.  Such information reflects the policies of, and is subject to change by HSI Services Limited or any of its affiliates (the “HS Index Sponsor”) and Hang Seng Data Services Limited.  The HS Index Sponsor has no obligation to Hang Seng Index in connection with the issuance of certain securities, including the RevCons.  Morgan Stanley is not affiliated with the HS Index Sponsor; the only relationship between the HS Index Sponsor and Morgan Stanley is the licensing of the use of Hang Seng Index and trademarks related to the Hang Seng Index.

The Hang Seng Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited.  The mark and name “Hang Seng® Index” is proprietary to Hang Seng Data Services Limited.  HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Morgan Stanley in connection with the RevCons, but neither HSI Services Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the RevCons or any other person the accuracy or completeness of the Hang Seng Index and its computation or any information related thereto and no warranty or representation or guarantee of any kind whatsoever relating to the Hang Seng Index is given or may be implied.  The process and basis of computation and compilation of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice.  No responsibility or liability is accepted by HSI Services Limited or Hang Seng Data Services Limited in respect of the use of and/or reference to the Hang Seng Index by Morgan Stanley in connection with the RevCons, or for any inaccuracies, omissions, mistakes or errors of HSI Services Limited in the computation of the Hang Seng Index or for any economic or other loss which may be directly or indirectly sustained by any broker or holder of the RevCons for any other person dealing with the RevCons as a result thereof and no claims, actions or legal proceedings may be brought against HSI Services Limited and/or Hang Seng Data Services Limited in connection with the RevCons in any manner whatsoever by any broker, holder or other person dealing with the RevCons.  Any broker, holder or other person dealing with the RevCons does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited.  For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

KBW Mortgage Finance IndexSM

The KBW Mortgage Finance Index is a float-adjusted modified capitalization-weighted index of companies designed to effectively represent the performance of the U.S. mortgage finance industry.  The companies composing the KBW Mortgage Finance Index account for a large portion of the market capitalization of the U.S. mortgage finance industry and were selected to provide appropriate representation of the industry’s diverse sub-sectors, including pure mortgage players, mortgage insurers, title insurers, and banks and thrifts that have considerable mortgage loan portfolios in the United States.  Keefe, Bruyette & Woods, Inc., which we refer to as KBW, began calculating the KBW Mortgage Finance Index in 2000, and the KBW Mortgage Finance Index has been listed on the Philadelphia Stock Exchange under the symbol “MFXSM” since July 22, 2005.

The KBW Mortgage Finance Index is calculated as a float-adjusted, modified market capitalization-weighted index, meaning that each of the component stocks represented in the KBW Mortgage Finance Index is equal to its float-adjusted shares outstanding, multiplied by its current stock price as quoted on the NASDAQ/NMS or the New York Stock Exchange.  Float-adjusted modified market capitalization weighting is achieved through quarterly rebalancing.

Based on the capitalizations as of the close on the Monday before the third Saturday of the last month in each calendar quarter, the KBW Mortgage Finance Index rebalancing will be calculated according to the following rules:

•	If any of the top four institutions’ index weightings have increased beyond 12.5%, their weighting will be reduced to a maximum of 10% in the quarterly rebalancing.

•	If any of the remaining institutions’ weightings have increased beyond 5%, their weightings will be reduced to a maximum of 4.5% in the rebalancing.

•	If any of the remaining institutions’ weightings have dropped below 8%, their weightings will be increased to the lesser of their float-adjusted capitalization weight or 10% in the rebalancing.

•	If any of the institutions with unadjusted capitalization weights greater than 5% have declined in index weighting below 4%, their weightings will be increased to 4.5% in the rebalancing.

•
Any excess weighting available will be reallocated to the smaller institutions and any weighting needed to increase weighting in the larger institutions will be taken from the smaller institutions in the same manner as in the initial allocation at the time of rebalancing.

•	The rebalancing will be implemented at the close on the Friday before the third Saturday of the last month in each calendar quarter.

The KBW Mortgage Finance Index is calculated and maintained by KBW, KBW selects the constituent stocks on the basis of relevance to the mortgage finance industry and on certain trading criteria, including but not limited to stock price, stock price volatility, stock price correlation to KBW Mortgage Finance Index price, average daily trading volume, optionability of stock, market capitalization, country of origin, listed exchange and perceived viability of the company.  The KBW Mortgage Finance Index is designed and maintained so that financial instruments based on the KBW Mortgage Finance Index will comply with necessary listing/maintenance criteria dictated by subsections (b) and (c) of Rule 1009A (Designation of the KBW Mortgage Finance Index) on the Philadelphia Stock Exchange.  Any constituent stock that fails to meet these standards will be replaced within the KBW Mortgage Finance Index.

In the event that there is a change in the nature of any constituent stock that will change the overall market character of the KBW Mortgage Finance Index, including delisting, merger, acquisition, or change of principal business, KBW will take appropriate steps to remove the stock or replace it with another stock that would best represent the intended market character of the KBW Mortgage Finance Index.

KBW reserves the authority to add one or more index-eligible stocks on a quarterly basis, or to remove any constituent stock on a quarterly basis if it believes that such stock no longer provides adequate representation of the mortgage finance industry, or no longer maintains the character of the KBW Mortgage Finance Index.  In the event that KBW removes a constituent stock, KBW may replace such stock with an index-eligible stock at any time, but is not required to do so.

License Agreement between Keefe, Bruyette & Woods, Inc. and Morgan Stanley.  The RevCons are not sponsored, endorsed, sold or promoted by KBW.  KBW makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the KBW Mortgage Finance IndexSM to track the performance of the mortgage finance industry.  KBW’s only relationship to us is the licensing of certain service marks and trade names of KBW and of the KBW Mortgage Finance IndexSM, which is determined, composed and calculated by KBW without regard to us or the RevCons.  KBW has no obligation to take our needs or the needs of the owners of the RevCons into consideration in determining, composing or calculating the KBW Mortgage Finance IndexSM.  KBW is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  KBW has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

KBW DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN.  KBW MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  KBW MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KBW HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Keefe, Bruyette & Wood,” “KBW Mortgage Finance IndexSM,” and “MFXSM” are service marks of Keefe, Bruyette & Woods, Inc. and have been licensed for use for certain purposes by Morgan Stanley.  Such use is not sponsored, endorsed, sold or promoted by Keefe Bruyette & Woods, Inc., and Keefe Bruyette & Woods, Inc. makes no representation regarding the advisability of investing in the RevCons.

KOSPI 200 Index

The KOSPI 200 Index is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the KRX-Futures Market.  The calculation of the value of the KOSPI 200 Index (discussed below in further detail) is based on the relative value of the aggregated current Market Value (as defined below) of the common stocks of 200 companies (the “Constituent Stocks”) as of a particular time as compared to the aggregated average Market Value of the common stocks of 200 companies at the base date of January 3, 1990.  The current “Market Value” of any Constituent Stock is the product of the market price per share and the number of the then outstanding shares of such Constituent Stock.  Korea Stock Exchange (“KSE”) chooses companies for inclusion in the KOSPI 200 Index with an aim of accurately representing overall market movement.  KSE may from time to time, in its sole discretion, add companies to, or delete companies from, the KOSPI 200 Index to achieve the objectives stated above.  The KOSPI 200 Index selects stocks of companies that belong to one of eight industry groups, whose market capitalization is at least 1% of the total market capitalization.  The capitalization requirement ensures the high percentage of market capitalization of Constituent Stocks against the total.  Stocks initially listed or relisted after May 1 of the year preceding the year of the periodic realignment review date, stocks designated as administrative issue as of the periodic realignment review date, stocks of securities investment companies, issues of liquidation sale and stocks deemed unsuitable are ineligible to become a Constituent Stock of the KOSPI 200 Index.

Basic selection criteria are the average market capitalization obtained by dividing the aggregated value (attained by multiplying the closing price of the listed common shares by the number of listed common shares for one year from April of the year preceding the year to which the periodic realignment review date belongs), by 12, and the sum of daily trading value for the same period.  In the case of a stock which has been reclassified under a different industry group, such stock is grouped with the newly classified industry group.

First, the Constituent Stocks from non-manufacturing industries are chosen on the basis of rank order of average monthly market capitalization, while ensuring that the accumulated market capitalization of a stock is at least 70% of the total market capitalization of the same industry group.  The number of stocks selected is considered as is the number of Constituent Stocks chosen from the same industry group.  However, a stock is excluded if its ranking of annual trading value is below 85% of the same industry group, and a stock that satisfies the trading value requirement is chosen from among the stocks whose market capitalization is ranked next.

Second, the Constituent Stocks from the manufacturing industry are selected by rank order of market capitalization, while ensuring that annual trading value of stocks are ranked above 85% of the industry group.  The number of the stocks selected from the manufacturing industry is the number obtained by subtracting the number of Constituent Stocks chosen from the non-manufacturing industry group from 200.

Notwithstanding the above criteria, a stock whose market capitalization is within the top 50 of its industry group may be included in the constituents.  The KOSPI Maintenance Committee (the “KOSPI Committee”) makes the decision while taking into account such factors as the percentage of market capitalization of the industry group to the total and the liquidity of such stock.

To ensure that the KOSPI 200 Index accurately represents the overall market movement, its Constituent Stocks are realigned as the need arises.  There are two types of realignments:  periodic realignment and special realignment.  Periodic realignment takes place regularly once a year, on the trading day following the day which is the last trading day of June contracts of both the index futures and index options.  Special realignment takes place at the time when a stock has to be excluded from the constituents as a result of, for instance, delisting, designation as administrative issue or a merger.

The method of periodic realignment is similar to the method used for selection of Constituent Stocks.  However, to maintain constancy of the KOSPI 200 Index, a replacement stock must both satisfy the criteria for selection of Constituent Stocks, and its ranking of market capitalization should be within 90% of total market capitalization of the constituents of the same industry group.  However, even if an existing Constituent Stock does not satisfy the criteria for selection of Constituent Stocks, such stock remains a constituent as long as its ranking of market capitalization is within 110% of the market capitalization of the constituents.  In the case of a stock with a market capitalization ranking that has reached 90% of the total market capitalization of the constituents of the same industry group, such stock is excluded unless there is an existing Constituent Stock whose ranking falls below 110% of the  constituents.

Special realignment is carried out by choosing a stock from a replacement list prepared beforehand in a priority order by industry group.  In the event that the replacement list includes no stock for a specific industry, a stock is chosen from the manufacturing industry group.

In cases where there is an initial listing of a stock that is deemed to have high liquidity and is worthy in terms of its impact on KOSPI 200 Index, a Constituent Stock is merged into non-Constituent Stock or a company is established as result of merger between the constituent, it is possible to include before the periodic realignment date.

The level of the KOSPI 200 Index reflects the total current Market Value of all 200 Constituent Stocks relative to the base index of the KOSPI 200 Index as of the base date of January 3, 1990 (the “Base Index.”), which is 100.  An indexed number is used to represent the results of this calculation.

The actual aggregate Market Value of the Constituent Stocks at the base date (the “KOSPI 200 Base Market Value”) has been set. In practice, the calculation of the KOSPI 200 Index is computed by dividing the total current aggregated Market Value of the Constituent Stocks by the KOSPI 200 Base Market Value and then multiplying by the Base Index of 100.

In order to maintain the consistency of the KOSPI 200 Index, the Market Value and KOSPI 200 Base Market Value can be readjusted.  Readjustment includes changing the KOSPI 200 Base Market Value when there is an event, such as a distribution of rights or dividends, that affects the stock price, in order to equalize the stock price index on the day before the event and the stock price index on the day of the event. The following formula is used:

Current Market Value on the day before the change	=	Current Market Value on the day before the change	+	Amount of Change in the Value
Old Market Value		New KOSPI 200 Base Market Value

Current Market Value increases or decreases when there is a rights offering a new listing, a delisting or merger.  Therefore, to maintain consistency, the KOSPI 200 Base Market Value is adjusted when there is a change in current Market Value, using the following formula:

New KOSPI 200 Base Market Value	=	Old Market Value	x	Current Market Value on the day before the change	+	Amount of change in the current Market Value
Current Market Value on the day before the change

The KOSPI Committee is charged with reviewing matters relating to calculation and management of the KOSPI 200 Index.  The KOSPI Committee is composed of 10 members who are chosen as representatives of institutional investors and securities related institutions, legal and accounting professions, and professors and researchers.  The

KOSPI Committee is responsible for matters relating to the calculation method of the KOSPI 200 Index; matters relating to selection and realignment of KOSPI 200 Constituent Stocks; matters relating to establishment, amendment and abolishment of the criteria for selection of KOSPI 200 Constituent Stocks; and any other matters that are requested by the chief executive officer of the KSE.

Regular meetings of the KOSPI Committee are held in May of each year for the purpose of realigning the Constituent Stocks, but a special meeting can be called if need arises.

Although KSE currently employs the above methodology to calculate the KOSPI 200 Index, we cannot assure you that KSE will not modify or change this methodology in a manner that may affect the return on your investment.

License Agreement between the Korean Stock Exchange and Morgan Stanley.  We have been granted by KSE a non-transferable, non-exclusive license to use the KOSPI 200 Index as a component of the RevCons and refer to the KOSPI 200 Index in connection with the marketing and promotion of RevCons and in connection with making such disclosure about the RevCons.  We acknowledge that the KOSPI 200 Index is selected, compiled, coordinated, arranged and prepared by KSE, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KSE.  We acknowledge that KOSPI 200 Index and the KOSPI marks are the exclusive property of KSE, that KSE has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the KOSPI 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KSE.

MSCI International Equity Indices

MSCI International Equity Indices are calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

We obtained all information regarding the MSCI International Equity Indices, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. That information reflects the policies of, and is subject to change by, MSCI.  MSCI has no obligation to continue to calculate and publish, and may discontinue calculation and publication of, any of the MSCI International Equity Indices.

At the end of May 2008, MSCI completed implementing changes to the methodology of the MSCI International Equity Indices, which include MSCI EAFE Index, MSCI Emerging Markets Index, MSCI Europe Index, MSCI World Index, MSCI World Real Estate Index, MSCI Australia Index, MSCI Belgium Index, MSCI Brazil Index, MSCI France Index, MSCI Italy Index, MSCI Japan Index, MSCI Pacific Ex-Japan Index, MSCI Singapore Index, MSCI Spain Index, MSCI Switzerland Index, MSCI Taiwan Index and MSCI USA Index.  In an attempt to provide broader coverage of the equity markets, MSCI moved from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and segments.  MSCI combined the MSCI Global Standard and MSCI Global Small Cap Indices to form the MSCI Global Investable Market Indices, segmented by region/country, size (large, mid and small cap), value/growth styles and GICS® sectors/industries.  The MSCI Global Standard and MSCI Global Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the MSCI Global Investable Market Indices methodology described below in two phases.  The first phase was implemented as of the close of November 30, 2007, and the second phase as of the close of May 30, 2008.

MSCI EAFE Index®

The MSCI EAFE Index® is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada.  As of June 2007, the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI EAFE Index includes components from all countries in Europe, Australia and the Far East that are designated by MSCI as Developed Markets.  The MSCI EAFE Index was developed with a base value of 100 as of December 31, 1969.  The MSCI EAFE Index is reported by Bloomberg Financial Markets under ticker symbol “MXEA.”

MSCI Emerging Markets IndexSM

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets.  As of June 2007, the MSCI Emerging Markets Index consisted of the following 25 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets Index includes components from all countries designated by MSCI as Emerging Markets.  The MSCI Emerging Markets Index was developed with a base value of 100 as of December 31, 1987.  The MSCI Emerging Markets Index is reported by Bloomberg Financial Markets under ticker symbol “MXEF.”

MSCI Europe IndexSM

The MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe.  As of June 2007, the MSCI Europe Index consisted of the following 16 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI Europe Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Europe Index is reported by Bloomberg Financial Markets under ticker symbol “MXEU.”

MSCI World IndexSM

The MSCI World IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets.  As of June 2007, the MSCI World Index consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.  The MSCI World Index was developed with a base value of 100 as of December 31, 1969.  The MSCI World Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO.”

MSCI World Real Estate IndexSM

The MSCI World Real Estate Index is a sub-index of the MSCI World Index and represents only securities in the GICS Real Estate Industry Group.  As of June 2007, the MSCI World Real Estate Index consisted of 100 component securities.  The MSCI World Real Estate Index was developed with a base value of 100 as of December 31, 1998.  The MSCI World Real Estate Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO0RE.”

MSCI Australia IndexSM

The MSCI Australia Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Australian equity market and to represent Australian companies that are available to investors worldwide.  Securities listed on the Australian Stock Exchange are eligible for inclusion in the MSCI Australia Index.  The MSCI Australia Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Australia Index is reported by Bloomberg Financial Markets under ticker symbol “MXAU.”

MSCI Belgium IndexSM

The MSCI Belgium Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Belgian equity market and to represent Belgian companies that are available to investors worldwide.  Securities listed on the Euronext are eligible for inclusion in the MSCI Belgium Index.  The MSCI Belgium Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Belgium Index is reported by Bloomberg Financial Markets under ticker symbol “MXBE.”

MSCI Brazil IndexSM

The MSCI Brazil Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Brazilian equity market and to represent Brazilian companies that are available to investors worldwide.  Securities listed on the Sao Paulo Stock Exchange are eligible for inclusion in the MSCI Brazil Index.

The MSCI Brazil Index was developed with a base value of 100 as of December 31, 1987.  The MSCI Brazil Index is reported by Bloomberg Financial Markets under ticker symbol “MXBR.”

MSCI France IndexSM

The MSCI France Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the French equity market and to represent French companies that are available to investors worldwide.  Securities listed on the Euronext are eligible for inclusion in the MSCI France Index.  The MSCI France Index was developed with a base value of 100 as of December 31, 1998.  The MSCI France Index is reported by Bloomberg Financial Markets under ticker symbol “MXFR.”

MSCI Italy IndexSM

The MSCI Italy Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Italian equity market and to represent Italian companies that are available to investors worldwide.  Securities listed on the Italian Stock Exchange are eligible for inclusion in the MSCI Italy Index.  The MSCI Italy Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Italy Index is reported by Bloomberg Financial Markets under ticker symbol “MXIT.”

MSCI Japan IndexSM

The MSCI Japan Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide.  Securities listed on the Tokyo, Osaka, JASDAQ and Nagoya Stock Exchanges are eligible for inclusion in the MSCI Japan Index.  The MSCI Japan Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXJP.”

MSCI Pacific Ex-Japan IndexSM

The MSCI Pacific Ex-Japan Index is a free float-adjusted market capitalization weighted index designed to measure the equity market performance of the developed markets in the Pacific region, excluding Japan.  As of June 2007, the MSCI Pacific Ex-Japan Index consisted of the following 4 developed market country indices: Australia, Hong Kong, New Zealand and Singapore.  The MSCI Pacific Ex-Japan Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Pacific Ex-Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXPCJ.”

MSCI Singapore IndexSM

The MSCI Singapore Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Singaporean equity market and to represent Singaporean companies that are available to investors worldwide.  Securities listed on the Singapore Exchange are eligible for inclusion in the MSCI Singapore Index.  The MSCI Singapore Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Singapore Index is reported by Bloomberg Financial Markets under ticker symbol “MXSG.”

MSCI Spain IndexSM

The MSCI Spain Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Spanish equity market and to represent Spanish companies that are available to investors worldwide.  Securities listed on the Madrid Stock Exchange are eligible for inclusion in the MSCI Spain Index.  The MSCI Spain Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Spain Index is reported by Bloomberg Financial Markets under ticker symbol “MXES.”

MSCI Switzerland IndexSM

The MSCI Switzerland Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Swiss equity market and to represent Swiss companies that are available to investors worldwide.  Securities listed on the Swiss Exchange are eligible for inclusion in the MSCI Switzerland Index.  The MSCI Switzerland Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Switzerland Index is reported by Bloomberg Financial Markets under ticker symbol “MXCH.”

MSCI Taiwan IndexSM

The MSCI Taiwan Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Taiwanese equity market and to represent Taiwanese companies that are available to investors worldwide.  Securities listed on the Taiwan Exchange are eligible for inclusion in the MSCI Taiwan Index.  The MSCI Taiwan Index is reported by Bloomberg Financial Markets under ticker symbol “MXTW.”

MSCI USA IndexSM

The MSCI USA Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the United States equity market and to represent United States companies that are available to investors worldwide.  Securities listed on the NYSE, AMEX and NASDAQ are eligible for inclusion in the MSCI USA Index.  As of September 2007, the MSCI USA Index contained approximately 600 constituents.  The MSCI USA Index was developed with a base value of 100 as of December 31, 1969.  The MSCI USA Index is reported by Bloomberg Financial Markets under ticker symbol “MXUS.”

MSCI Global Investable Market Indices Methodology

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, Exchange Traded Funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI EAFE® Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.  The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard.  The GICS entails four levels of classification:  (1) sector; (2) industry group; (3) industries; and (4) sub-industries. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii) Quarterly Index Reviews (“QIRs”) in February and August (in addition to the SAIRs in May and November) of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

All changes resulting from corporate events are announced prior to their implementation in the MSCI indices.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation in the MSCI indices.

Index Calculation

Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking.  As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 ×	IndexAdjustedMarketCapUSDt
IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt
IndexInitialMarketCapUSDt

Where:

•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1 ×	SecurityAdjustedMarketCapForLocalt
SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

IndexNumberOfSharest -1 × PricePerSharet × InclusionFactort x PAFt	×	ICIt
FXratet-1		ICIt-1

SecurityInitialMarketCapUSDt =	IndexNumberOfSharest -1 × PricePerSharet-1 × InclusionFactort
FXratet-1

Where:

•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Index Market Capitalization

IndexAdjustedMarketCapUSDt =

å s ε I,t	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt
FXratet

IndexAdjustedMarketCapForLocalt =

å s ε I,t	(	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt	×	ICIt	)
		FXratet-1		ICIt-1

IndexInitialMarketCapUSDt =

å s ε I,t	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort
FXratet-1

Where:

•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

 Corporate Events

Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers. In tender offers, the acquired or merging security is generally deleted from the MSCI indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions. Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Suspensions and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Certain MSCI Indices are Subject to Currency Exchange Risk.  Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain MSCI indices, investors in the RevCons linked to such MSCI indices will be exposed to currency exchange rate risk.  Exposure to currency changes will depend on the extent to which the relevant currency strengthens or weakens against the U.S. dollar.  The devaluation of the U.S. dollar against the applicable currency will result in an increase in the value of the relevant index.  Conversely, if the U.S. dollar strengthens against such currency, the value of such index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the indices, and any negative currency impact on the indices may significantly decrease the value of the RevCons.  The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the indices which are converted into U.S. dollars.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI is responsible for the MSCI indices and the guidelines and policies governing their composition and calculation.  Although judgments, policies and determinations concerning the MSCI indices are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE REVCONS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI INDICES.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI INDICES AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI INDICES.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI INDICES COULD ALSO AFFECT THE VALUE OF THE MSCI INDICES.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI INDICES AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE REVCONS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE REVCONS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI indices.

License Agreement between MSCI and Morgan Stanley. MSCI and Morgan Stanley have entered into a nonexclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI indices, which are owned and published by MSCI, in connection with certain securities, including the RevCons.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

THE REVCONS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).

THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY. THE REVCONS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE REVCONS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE REVCONS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE REVCONS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE REVCONS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE REVCONS OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE REVCONS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE REVCONS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE REVCONS ARE REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE REVCONS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE REVCONS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE REVCONS, INVESTORS IN THE REVCONS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE REVCONS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE REVCONS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the RevCons.

“MSCI EAFE Index®”, “MSCI Emerging Markets IndexSM”, “MSCI Europe IndexSM”, “MSCI World IndexSM”, “MSCI World Real Estate IndexSM”, “MSCI Australia IndexSM”, “MSCI Belgium IndexSM”, “MSCI Brazil IndexSM”, “MSCI France IndexSM”, “MSCI Italy IndexSM”, “MSCI Japan IndexSM”, “MSCI Pacific Ex-Japan IndexSM”, “MSCI Singapore IndexSM”, “MSCI Spain IndexSM”, “MSCI Switzerland IndexSM”, “MSCI Taiwan IndexSM” and “MSCI USA IndexSM” are trademarks or service marks of MSCI and have been licensed for use by Morgan Stanley.  The RevCons are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the RevCons.

NASDAQ-100 Index®

The NASDAQ-100 Index® was developed by The Nasdaq Stock Market, Inc., which we refer to as The Nasdaq®.  The NASDAQ-100 Index is determined and calculated by The Nasdaq and was first published in January 1985.

The NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest non-financial companies listed on The NASDAQ Stock Market LLC.  The NASDAQ-100 Index constitutes a broadly diversified segment of the largest securities listed on The NASDAQ Stock Market LLC and includes companies across a variety of major industry groups.  At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market LLC (which may be the official closing price published by The NASDAQ Stock Market LLC), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index value.  The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index reporting purposes.

To be eligible for inclusion in the NASDAQ-100 Index, a security must be traded on the The NASDAQ Stock Market LLC and meet the other eligibility criteria, including the following: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing), the security must be of a non-financial company; only one class of security per issuer is allowed; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an  average daily trading volume of at least 200,000 shares; the security must have “seasoned” on The NASDAQ Stock Market LLC or another recognized market (generally a company is considered to be seasoned by The Nasdaq if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index by market capitalization for the six prior consecutive month ends, then a one-year “seasoning” criteria would apply; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the issuer of the security may not have entered into a definitive agreement or other arrangement which would result in the security no longer being listed on The NASDAQ Stock Market LLC within the next six months.

In addition, to be eligible for continued inclusion in the NASDAQ-100 Index, the following criteria apply: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S.  market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month end. In the event a company does not meet this criterion for two consecutive month ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month.

The securities in the NASDAQ-100 Index are monitored every day by The Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. The Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes.  If the change in total shares outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter.  Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.  In either case, the NASDAQ-100 Index share weights for such NASDAQ-100 Index component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in such NASDAQ-100 Index component securities.

Additionally, The Nasdaq may periodically (ordinarily, several times per quarter) replace one or more component securities in the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the NASDAQ-100 Index.

The NASDAQ-100 Index share weights are also subject, in certain cases, to a rebalancing (see “Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology” below).  Ordinarily, whenever there is a change in the NASDAQ-100 Index share weights or a change in a component security included in the NASDAQ-100 Index, The Nasdaq adjusts the divisor to assure that there is no discontinuity in the value of the NASDAQ-100 Index which might otherwise be caused by such change.

Annual Ranking Review. The NASDAQ-100 Index component securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, the “Annual Ranking Review,” as described below.  Securities listed on The NASDAQ Stock Market LLC which meet the eligibility criteria described above are ranked by market value using closing prices as of the end of October and publicly available total shares outstanding as of the end of November.  NASDAQ-100 Index-eligible securities which are already in the NASDAQ-100 Index and which are in the top 150 eligible securities (based on market value) are retained in the NASDAQ-100 Index provided that such security was ranked in the top 100 eligible securities as of the previous year’s ranking review.  Securities not meeting such criteria are replaced.  The replacement securities chosen are the largest market capitalization NASDAQ-100 Index-eligible securities not currently in the NASDAQ-100 Index.  Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December.  Replacements are made effective after the close of trading on the third Friday in December.  Moreover, if at any time during the year a NASDAQ-100 Index component security is no longer traded on The Nasdaq, or is otherwise determined by The Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index and meeting the NASDAQ-100 Index eligibility criteria listed above.

Rebalancing of the NASDAQ-100 Index for Modified Capitalization-weighted Methodology.  Effective after the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting.  This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index by a few large stocks); (3) reduce NASDAQ-100 Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index component securities from necessary weight rebalancings.

Under the methodology employed, on a quarterly basis coinciding with The Nasdaq’s quarterly scheduled weight adjustment procedures described above, the NASDAQ-100 Index component securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index is 1.0%).

Such quarterly examination will result in a NASDAQ-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization NASDAQ-100 Index component security must be less than or equal to 24.0% and (2) the “collective weight” of those NASDAQ-100 Index component securities whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, The Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

If either one or both of these weight distribution requirements are not met upon quarterly review or The Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan.  First, relating to weight distribution requirement (1) above, if the current weight of the single largest NASDAQ-100 Index component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest NASDAQ-100 Index component security to be set to 20.0%.  Second, relating to weight distribution requirement (2) above, for those NASDAQ-100 Index component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner.  In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average NASDAQ-100 Index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the NASDAQ-100 Index component security in the ranking, the less the scale-up of its weight.  This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each NASDAQ-100 Index component security are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September, and December.  Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index.  Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index share weights.  However, The Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the NASDAQ-100 Index components.  In such instances, The Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement between The Nasdaq Stock Market, Inc. and Morgan Stanley.  The Nasdaq and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NASDAQ-100 Index, which is owned and published by The Nasdaq, in connection with securities, including the RevCons.

The license agreement between The Nasdaq and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by The Nasdaq (including its affiliates) (The Nasdaq, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the RevCons.  The Corporations make no representation or warranty, express or implied, to the holders of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance.  The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the NASDAQ-100®, NASDAQ-100 Index® and Nasdaq® trademarks or service marks and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by The Nasdaq without regard to the Licensee or the RevCons.  The Nasdaq has no obligation to take the needs of the Licensee or the owners of the RevCons into consideration in determining, composing or calculating the NASDAQ-100 Index®.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the RevCons.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of The Nasdaq and have been licensed for use by Morgan Stanley.  The RevCons have not been passed on by the Corporations as to their legality or suitability.  The RevCons are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE REVCONS.

Nikkei 225 Index

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei, that measures the composite price performance of selected Japanese stocks.  The Nikkei 225 Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.  Nikkei first calculated and published the Nikkei 225 Index in 1970.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities.  These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications

•	Financials — Banks, Miscellaneous finance, Securities, Insurance

•	Consumer Goods — Marine products, Food, Retail, Services

•	Materials — Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading House

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation equipment, Miscellaneous manufacturing, Real estate

•	Transportation and Utilities — Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric power, Gas

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Nikkei Divisor”).  The Nikkei Divisor was initially set at 225 for the date of  May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened.  The Nikkei Divisor is subject to periodic adjustments as set forth below.  Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50.  The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE).  The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index.  Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change.  As a result of such change affecting any Nikkei Underlying Stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nikkei.  Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks:  (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section.  In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei.  Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria.  In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei to be representative of a market may be added to the Nikkei Underlying Stocks.  In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei.

A list of the issuers of the Nikkei Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei.  Nikkei may delete, add or substitute any stock underlying the Nikkei 225 Index.

License Agreement between Nikkei Digital Media, Inc. and Morgan Stanley.  As of the original issue date of any RevCons, we will have received the consent of Nikkei Digital Media, Inc. to use and refer to the Nikkei 225 Index in connection with the RevCons.  Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index.  All rights to the Nikkei 225 Index are owned by Nikkei.  We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index.  In addition, Nikkei has no relationship to us or the RevCons; it does not sponsor, endorse, authorize, sell or promote the RevCons, and has no obligation or liability in connection with the administration, marketing or trading of the RevCons or with the calculation of the return on your investment.

Palisades Water Index

The Palisades Water Index (the “Index”) is a modified equal-dollar weighted index comprised of U.S. exchange-traded companies whose business stands to benefit significantly from the quantity and/or quality issues associated with the global provision of clean drinking water. The Index is rebalanced each March, June, September and December. The Index divisor was initially determined to yield a benchmark value of 1000.00 at the close of trading December 31, 2003. The Index was created by and is a trademark of Palisades Water Index Associates, LLC (the “Index Provider”).

Sector Definitions

Water Utilities: Water utilities are the regulated purveyors of water responsible for getting water supplies to residential, commercial and industrial users. As public utilities, they are under the jurisdiction of regulatory bodies and must comply with federal and state regulatory requirements to ensure the safety of drinking water and the protection of the environment. Foreign water utilities may operate under different regulatory frameworks than U.S. water utilities. The investor-owned water utilities included in the index generally oversee the water and wastewater facilities for a specific geographical region or are structured as holding companies comprised of geographically diverse operating divisions.

Treatment: Treatment refers to the application of technologies and/or processes that alter the composition of water to achieve a beneficial objective in its use. Water treatment specifically refers to the process of converting source water to drinking water of sufficient quality to comply with applicable regulations or to treat water in the optimization of an industrial process. Wastewater treatment, though extricably linked to the provision of potable water and sanitation, can be differentiated within the treatment category by the objective of environmental protection. The treatment category, therefore, comprises those companies that play a key role in the physical, chemical or biological integrity of water and wastewater supplies. While conventional centralized water and wastewater treatment equipment is the core of the treatment group, advanced treatment methods, enabling convergent technologies and innovative treatment systems are key drivers. Subsectors include chemicals/media, filtration/separation, disinfection, desalination, and decentralized technologies such as point-of-use (POU) or point-of-use-reuse (POUR) applications.

Analytical/Monitoring: The Analytical Group includes companies that provide services, manufacture instrumentation or develop techniques for the analysis, testing or monitoring of water and/or wastewater quality parameters. These analytics are applied to, directly or indirectly, achieve either a mandated compliance requirement or a management objective in optimizing the function of water relative to a specific use, whether municipal or industrial. The group is driven by the convergence of materials technologies, information technologies (protocol algorithms), sensor technologies and advanced electronics.

Infrastructure/Distribution: This category includes the companies that stand to benefit from the construction, replacement, repair and rehabilitation of water distribution systems, wastewater systems, and stormwater collection systems throughout the world.  Companies within the group service and supply the components of the vast interconnected network of pipelines, mains, pumps, storage tanks, lift stations, and smaller appurtenances of a distribution system such as valves and flow meters. The group also includes the rehabilitation market comprised of ‘in-situ’ technologies utilized to upgrade, maintain and restore pipe networks as a cost-effective alternative to new construction.

Water Resource Management: Water resource management is a service-oriented approach to the integration of the economic principles of resource sustainability with global water usage. This group includes companies that provide engineering, construction, operations, and related technical services to public and private customers in virtually all aspects of managing water resources, agricultural irrigation, and privatization activities.

Conglomerates: The Conglomerates sector comprises those companies that contribute significantly to the water industry yet are extensively diversified into other industries or markets such that the contribution of water-related activities is relatively small. Conglomerates are reviewed on a case-by-case basis. These companies may not be conglomerates in the traditional sense but may have instead sought to apply a particular platform technology, product-line or service capability across several global markets, including water. While companies classified in other index sectors may be said to be engaged in the water industry when viewed externally, the conglomerates sector contains leading companies that have business brands or activities that are widely recognized from within the water industry.

Eligibility Criteria for Index Components

The Index includes companies that focus on the provision of potable water, the treatment of water and wastewater for municipal, agricultural and industrial processes and the technologies and services that are directly related to water consumption across applications that are listed on the New York Stock Exchange, American Stock Exchange, or quoted on the Nasdaq National Market System. To be included in the Index, new index components must meet the following criteria each Determination Date:

•	Market capitalization is at least $150 million.

•	Traded volume greater than 100,000 shares for each of the prior three months.

•	A minimum Average Daily Traded Volume (ADTV) of at least $500,000 for the prior three months.

The Index Provider may at any time and from time to time change the number of issues comprising the Index by adding or deleting one or more components or sectors, or replacing one or more issues contained in the Index with one or more substitute stocks of its choice, if, in the Index Provider’s discretion, such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the industry groups to which the Index relates.

Calculation Methodology

The Index is calculated using a modified equal weighting methodology. Component securities are equally weighted within their respective Sector.  Each Sector is assigned an aggregate weight within the index. Sector weightings were initially determined by the Index Provider and are reviewed each quarter in conjunction with the scheduled quarterly review of the Index.  Within each sector the component weightings cannot exceed five percent (5%) of the Index. As of December 31, 2007, the Sectors were weighted as follows:

Sector Name	Sector Weight
Water Utilities	9%
Treatment	17%
Analytical/Montoring	15%
Infrastructure/Distribution	22%
Conglomerates	12%
Resource Management	25%
Total	100%

Quarterly Updates to the Index

The component weights will be determined and announced at the close of trading two days prior to the Rebalance Date. The Index components are determination five days prior to the Rebalance Date. For a component to remain in the Index, the component must meet the following continued inclusion rules:

•	Maintain a total market capitalization above $100 million on the determination date.

•	Maintain traded volume greater than 100,000 shares for each of the prior three months.

•	Maintain a minimum Average Daily Traded Volume (ADTV) of at least $500,000 for the prior three months.

In conjunction with the quarterly review, the share weights used in the calculation of the Index are updated based upon newly assigned Sector weights and index component prices as of the close of trading two business days prior to the Rebalance Date. The share weight of each component in the Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as splits, reverse splits, stock dividends, or similar events.

Maintenance of the Index

In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any shares issued in the acquisition. The Index Provider may substitute components or change the number of issues included in the index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component of the Index; the Index divisor may be adjusted to ensure that there are no changes to the Index level as a result of non-market forces.

PHLX Housing SectorSM Index

The PHLX Housing SectorSM Index (the “PHLX Housing Index”) was developed by the Philadelphia Stock Exchange, Inc. (the “PHLX”) and is calculated, maintained and published by PHLX.  The PHLX Housing Index is a modified capitalization weighted index composed of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the “PHLX Housing Index Stocks”).  The PHLX Housing Index composition encompasses residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers.  The PHLX Housing Index was set to an initial value of 250 on January 2, 2002. Options commenced trading on the PHLX Housing Index on July 17, 2002.  The PHLX split the level of the PHLX Housing Index in half on February 1, 2006.  Modified capitalization weighting is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of PHLX Housing Index Stocks, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% for the top five or an aggregation of all stocks weighing 5% or more).  This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks without changing the total capitalization of the portfolio.  The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting.  The PHLX Housing Index value calculation is described by the following formula:

Modified Market Capitalization of the PHLX Housing Index
Base Market Divisor

Modified Capitalization Weighting Methodology for the PHLX Housing Index.  PHLX Housing Index securities are first defined as small stocks (current market capitalization less than or equal to 50% of the average market capitalization of all component securities), medium stocks (current market capitalization greater than 50% and less than 150% of the average market capitalization of all component securities), or large stocks (current market capitalization greater than or equal to 150% of the average market capitalization of all component securities).
A determination is then made, based on the current (true) market capitalization if:

1.	Any single component security represents 25% or more of the current market capitalization of the basket; and/or

2.
All component securities that individually represent 5% or more of the total current market capitalization of the basket in aggregate represent 50% or more of the total current market capitalization of the basket.

If 1 is true, then:

3.	The weight of all qualifying component securities is set to 22.5%;

4.	The weight that represents the aggregate difference between the original weight and the new weight of 22.5% for each qualifying component is redistributed as follows:

a)
The weight of any component security that represents less than 1% of the total current market capitalization of the basket is increased to exactly 1%, beginning with the highest weighted, sub 1% component security and continuing until either all component securities are equal to or above 1% or until no excess weight remains to be distributed;

b)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest whole percentage weight and in one half percents increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case the step is repeated for the next higher weighted stock.

If 2 is true after steps 3 and 4, then:

5.	The weight of each qualifying component is proportionally reduced such that the aggregate weight of the qualifying components is exactly 45%, as follows:

a)
For qualifying components 1 through n, (a) the difference between 45% and the aggregate weight of all the qualifying components prior to this reduction and (b) the percent of the total capitalization of the qualifying components that each qualifying component represents, is calculated. The weight of each qualifying component is reduced by an amount that equals a *b(1-n), except that the proportional reduction shall not cause any component to have a lesser weight than the component security ranked immediately beneath it.  If such a situation should occur, then the next largest component security or securities that would not have otherwise qualified for inclusion in the proportional reduction shall then be included.

6.	The weight that represents the difference between the original aggregate weight and the new weight of 45% for the group of qualifying components is redistributed as follows:

a)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest one half percentage weight and in half percent increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight  remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case this step is repeated for the next higher weighted stock; and

ii.	Excess weight distributed to the smallest stock will increase its weight to no more than that of the adjusted weight of the second smallest stock; and

iii.
If the smallest stock has been increased to the level of the second smallest stock and excess weight remains to be distributed, then beginning with the largest small stock and continuing downward, the weight of each component is increased by half percentage increments until no excess weight remains, subject to the conditions and remedies of (i) above, except that if insufficient excess weight remains to solve the conditions and remedies of paragraph (i) above, than paragraph (iii) is started with the smallest stock whose weight exceeds the next smallest stock by at least one half percent.

New share values will be assigned to each component security by calculating the dollar value of each component security’s new percent weight of the original total current market capitalization of the basket, divided by the last sale price of each respective component security.

This process will be repeated at least semi-annually for implementation at the end of the January and July option expiration if the modified capitalization of a single component or group of components exceed the concentration thresholds stated above as of the last trading day of the previous month, and such rebalancing will be based on actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month.

Adjustments for corporate actions are as follows:

Stock splits – modified share amounts will be adjusted proportionally to the stock price adjustment using the announced split ratio on the effective date of the split.  No divisor change should be necessary except for rounding.

Share changes greater than 5% – due to mergers, acquisitions, or stock repurchase, modified share amounts will be adjusted in proportion to the announced share change.  Divisor changes will be necessary.

Adjustments for stock addition or removal are as follows:

Stock removal – no adjustments to the remaining component modified shares made.  Divisor changes will be necessary.

Stock addition – the modified share weight of a stock addition will be determined in a 4 step process:

•	Determine the relative weight rank of the new component’s true capitalization compared to the true capitalization of the current component list (e.g., 14th out of 25);

•
Assign a modified capitalization to the new component that is midway between the modified capitalization of the two current components that ranked immediately above and below the new component (e.g., midway between the modified cap of numbers 13 and 14);

•	Determine a number of modified shares required to achieve the modified capitalization based on the closing price of the new component on the day immediately prior to its addition; and

•	Divisor changes will be necessary.

In this prospectus supplement, unless the context requires otherwise, references to the PHLX Housing Index will include any successor index and references to PHLX will include any successor to PHLX.

License Agreement between PHLX and MS & Co.  PHLX and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co., and certain of its affiliated and subsidiary companies, in exchange for a fee, of the right to use the PHLX Housing Index, which is owned and published by PHLX, in connection with securities, including the RevCons.

The license agreement between PHLX and MS & Co. provides that the following language must be set forth in this prospectus supplement:

The PHLX Housing Index (trading symbol: HGXSM) and the RevCons are not sponsored, endorsed, sold or promoted by the PHLX.  PHLX makes no representation or warranty, express or implied, to the owners of the PHLX Housing Index or the RevCons or any member of the public regarding the advisability of investing in securities generally or in the PHLX Housing Index or the RevCons particularly or the ability of the PHLX Housing Index to track market performance.  PHLX’s only relationship to licensee is the licensing of certain names and marks and of the PHLX Housing Index, which is determined, composed and calculated by PHLX or its agent(s) without regard to the licensee or the RevCons.  PHLX has no obligation to take the needs of the licensee or the owners of the PHLX Housing Index or the RevCons into consideration in determining, composing or calculating the PHLX Housing Index.  PHLX is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of the RevCons.  PHLX has no obligation or liability in connection with the administration, purchase, sale, marketing, promotion or trading of the PHLX Housing Index or the RevCons.

“PHLX Housing SectorSM” and “HGXSM” are service marks of the PHLX and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates.

PHLX Oil Service SectorSM Index

The PHLX Oil Service SectorSM Index (the “PHLX Oil Index”) is a price-weighted index composed of fifteen companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services.  The PHLX Oil Index was set to an initial value of 75 on December 31, 1996 and options commenced trading on the PHLX Oil Index on February 24, 1997.

The PHLX Oil Index is calculated by adding the prices of the component stocks and dividing by the base market divisor, without any regard to capitalization.  Typically, the higher priced and more volatile constituent issues will exert a greater influence over the movement of a price-weighted index.  The PHLX Oil Index value calculation is described by the following formula:

Sum of All Component Prices
Base Market Divisor

To maintain the continuity of the PHLX Oil Index, the divisor is adjusted to reflect non-market changes in the price of the component securities as well as changes in the composition of the PHLX Oil Index.  Changes which may result in divisor adjustments include but are not limited to stock splits, dividends, spin offs, certain rights issuances and mergers and acquisitions.

License Agreement between the PHLX and Morgan Stanley.  PHLX and Morgan Stanley have entered into a non-exclusive license agreement providing license to Morgan Stanley, and certain of its affiliated and subsidiary companies, in exchange for a fee, of the right to use the PHLX Oil Index, which is owned and published by PHLX, in connection with securities.

The license agreement between PHLX and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

PHLX Oil Index (trading symbol: “OSXSM”) and the RevCons are not sponsored, endorsed, sold or promoted by the PHLX.  PHLX makes no representation or warranty, express or implied, to the owners of the PHLX Oil Index or the RevCons or any member of the public regarding the advisability of investing in securities generally or in the PHLX Oil Index or the RevCons particularly or the ability of the PHLX Oil Index to track market performance.  PHLX’s only relationship to the licensee is the licensing of certain names and marks and of the PHLX Oil Index, which is determined, composed and calculated by PHLX or its agent(s) without regard to the licensee.  PHLX has no obligation to take the needs of the licensee or the owners of the PHLX Oil Index or the RevCons into consideration in determining, composing or calculating the PHLX Oil Index.  PHLX is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of the RevCons.  PHLX has no obligation or liability in connection with the administration, purchase, sale, marketing, promotion or trading of the PHLX Oil Index or the RevCons.

“PHLX Oil Service SectorSM Index” and “OSXSM” are service marks of the PHLX, and have been licensed for use by Morgan Stanley.

Russell 1000® Growth Index

The Russell 1000® Growth Index is a sub-group of the Russell 1000® Index, which is an index calculated, published and disseminated by Russell Investment Group, and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 1,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 1,000 largest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the total market capitalization of the U.S. equity market.  The Russell 1000 Index is designed to track the performance of the large- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Growth Index. The Russell 1000 Growth Index is a sub-group of the Russell 1000 Index.  To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Growth Index, a company’s stocks must be listed on May 31 of a given year and Russell Investment Group must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 1000 Index and, consequently, the Russell 1000 Growth Index.  The following securities are specifically excluded from the Russell 1000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

Russell Investment Group uses a “non-linear probability” method to assign stocks to the growth and value style indices . The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (BP) ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices .

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index.  The stocks in the Russell 1000 Index  are ranked by their adjusted book-to-price ratio (B/P) and their I/B/E/S forecast long-term growth mean (IBESLT). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indices  to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, we increase its weight to 100% in that index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Growth Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 1000 Index is determined annually based on data as of May 31.  The list of companies and is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 1000 Growth Index reflects changes in the capitalization, or market value, of the Russell 1000 Component Stocks relative to the capitalization on a base date.  The current Russell 1000 Growth Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Growth Index on the base date of December 31, 1986.  To calculate the Russell 1000 Growth Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Growth Index.  In order to provide continuity for the Russell 1000 Growth Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 1000 Growth Index.  The following summarizes the types of Russell 1000 Growth Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 1000 Growth Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 1000 Growth Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 1000 Growth Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 1000 Growth Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000 Growth Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 1000 Growth Index.  Each month, the Russell 1000 Growth Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Growth Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 1000 Growth Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 1000 Growth Index, which is owned and published by Russell Investment Group, in connection with securities, including the RevCons.

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the Russell 1000 Growth Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 1000 Growth Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell 1000 Growth Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 1000 Growth Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the RevCons.  Russell Investment Group is not responsible for and has not reviewed the RevCons nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Growth Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investment Group and has been licensed for use by Morgan Stanley.  The RevCons are not sponsored, endorsed, sold or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the RevCons.

Russell 1000® Value Index

The Russell 1000® Value Index is a sub-group of the Russell 1000® Index, which is an index calculated, published and disseminated by Russell Investment Group, and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 1,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 1,000 largest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the U.S. equity market.  The Russell 1000 Index is designed to track the performance of the large- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Value Index. The Russell 1000 Value Index is a sub-group of the Russell 1000 Index.  To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Value Index, a company’s stocks must be listed on May 31 of a given year and Russell Investment Group must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 1000 Index and, consequently, the Russell 1000 Value Index.  The following securities are specifically excluded from the Russell 1000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

Russell Investment Group uses a “non-linear probability” method to assign stocks to the growth and value style indexes. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (BP) ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indexes.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index.  The stocks in the Russell 1000 Index  are ranked by their adjusted book-to-price ratio (B/P) and their I/B/E/S forecast long-term growth mean (IBESLT). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, we increase its weight to 100% in that index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Value Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 1000 Index is determined annually based on data as of May 31.  The list of companies and is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 1000 Value Index reflects changes in the capitalization, or market value, of the Russell 1000 Component Stocks relative to the capitalization on a base date.  The current Russell 1000 Value Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Value Index on the base date of December 31, 1986.  To calculate the Russell 1000 Value Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Value Index.  In order to provide continuity for the Russell 1000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 1000 Value Index.  The following summarizes the types of Russell 1000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 1000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 1000 Value Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 1000 Value Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 1000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000 Value Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 1000 Value Index.  Each month, the Russell 1000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and

Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Value Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 1000 Value Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 1000 Value Index, which is owned and published by Russell Investment Group, in connection with securities, including the RevCons.

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The RevCons are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the Russell 1000 Value Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 1000 Value Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell 1000 Value Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 1000 Value Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the RevCons.  Russell Investment Group is not responsible for and has not reviewed the RevCons nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Value Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investment Group and has been licensed for use by Morgan Stanley.  The RevCons are not sponsored, endorsed, sold or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the RevCons.

Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by Frank Russell Company, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000 Index.  To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on May 31 of a given year and Frank Russell Company must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and, consequently, the Russell 2000 Index.  The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of available shares.  All common stock share classes are combined in determining market capitalization.  If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations.  In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.  Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000 Index.  However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date.  The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index’s Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.  To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index.  In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000 Index.  The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 2000 Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 2000 Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000 Index.  Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000 Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S.

security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Frank Russell Company and Morgan Stanley.  Frank Russell Company and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Index, which is owned and published by Frank Russell Company, in connection with securities, including the RevCons.

The license agreement between Frank Russell Company and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by Frank Russell Company.  Frank Russell Company makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same.  Frank Russell Company’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Frank Russell Company as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based.  Frank Russell Company’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Frank Russell Company and of the Russell 2000 Index, which is determined, composed and calculated by Frank Russell Company without regard to Morgan Stanley or the RevCons.  Frank Russell Company is not responsible for and has not reviewed the RevCons nor any associated literature or publications and Frank Russell Company makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index.  Frank Russell Company has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

FRANK RUSSELL COMPANY DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL COMPANY SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  FRANK RUSSELL COMPANY MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  FRANK RUSSELL COMPANY MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL COMPANY HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Frank Russell Company and has been licensed for use by Morgan Stanley.  The RevCons are not sponsored, endorsed, sold or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the RevCons.

Russell 2000® Value Index

The Russell 2000® Value Index is a sub-group of the Russell 2000® Index, which is an index calculated, published and disseminated by Russell Investment Group, and measures the composite price performance of stocks of 2,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Value Index. The Russell 2000 Value Index is a sub-group of the Russell 2000 Index.  To be eligible for inclusion in the Russell 2000 Index, and, consequently, the Russell 2000

Value Index, a company’s stocks must be listed on May 31 of a given year and Russell Investment Group must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 2000 Index and, consequently, the Russell 2000 Value Index.  The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

Russell Investment Group uses a “non-linear probability” method to assign stocks to the growth and value style indexes . The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (BP) ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indexes.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 2000 Index.  The stocks in the Russell 2000 Index  are ranked by their adjusted book-to-price ratio (B/P) and their I/B/E/S forecast long-term growth mean (IBESLT). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, we increase its weight to 100% in that index. This rule eliminates many small weightings and makes passive management easier.

The Russell 2000 Value Index, along with the Russell 2000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 2000 Index is determined annually based on data as of May 31.  The list of companies and is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 2000 Value Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date.  The current Russell 2000 Value Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 2000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Value Index on the base date of December 31, 1986.  To calculate the Russell 2000 Value Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Value Index.  In order to provide continuity for the Russell 2000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•
Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000 Value Index.  The following summarizes the types of Russell 2000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 2000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 2000 Value Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 2000 Value Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•
When acquisitions or mergers take place within the Russell 2000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Value Index at the latest reconstitution.

•
Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000 Value Index.  Each month, the Russell 2000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Value Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000 Value Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and Morgan Stanley.  Russell Investment Group and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Value Index, which is owned and published by Russell Investment Group, in connection with securities, including the RevCons.

The license agreement between Russell Investment Group and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The RevCons are not sponsored, endorsed, sold or promoted by Russell Investment Group.  Russell Investment Group makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the Russell 2000 Value Index to track general stock market performance or a segment of the same.  Russell Investment Group’s publication of the Russell 2000 Value Index in no way suggests or implies an opinion by Russell Investment Group as to the advisability of investment in any or all of the securities upon which the Russell 2000 Value Index is based.  Russell Investment Group’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investment Group and of the Russell 2000 Value Index, which is determined, composed and calculated by Russell Investment Group without regard to Morgan Stanley or the RevCons.  Russell Investment Group is not responsible for and has not reviewed the RevCons nor any associated literature or publications and Russell Investment Group makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investment Group reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Value Index.  Russell Investment Group has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

RUSSELL INVESTMENT GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENT GROUP SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENT GROUP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENT GROUP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Morgan Stanley.  The RevCons are not sponsored, endorsed, sold or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the RevCons.

S&P 500® Index

The S&P 500® Index was developed by Standard & Poor’s® Corporation, which we refer to as S&P®, and is calculated, maintained and published by S&P.  Morgan Stanley obtained all information contained in this prospectus supplement regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  That information reflects the policies of, and is subject to change by, S&P.  Morgan Stanley makes no representation or warranty as to the accuracy or completeness of any information relating to the S&P 500 Index.  S&P is under no obligation to continue to publish the S&P 500 Index and may discontinue publication of the S&P 500 Index at any time.

The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any S&P 500 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500 Component Stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 S&P 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500 Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the S&P 500 Component Stocks by a number called the “S&P 500 Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index.  The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“S&P 500 Index Maintenance”).

S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require a S&P 500 Index Divisor adjustment.  By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant.  This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index.  All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require S&P 500 Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not a S&P 500 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Component Stock, a new S&P 500 Index Divisor (“New S&P 500 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500 Divisor

New S&P 500 Divisor	=	Post-Event Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the RevCons.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the S&P 500 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the RevCons.  S&P has no obligation to take our needs or the needs of the owners of the RevCons into consideration in determining, composing or calculating the S&P 500 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500 Index.  As of August 19, 2008, the Consumer Discretionary Select Sector Index included 83 component stocks in the following industries: automobiles and components, household durables, apparel, hotels, restaurants, leisure, media and retailing.  As of August 19, 2008, the Consumer Discretionary Select Sector Index represented approximately 8.24% of the S&P 500 Index based on the market capitalization of the stocks.

Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500 Index.  As of August 19, 2008, the Consumer Staples Select Sector Index included 41 component stocks in the following industries: food and staples retailing, beverages, food products, tobacco, household products and personal products.  As of August 19, 2008, the Consumer Staples Select Sector Index represented approximately 11.70% of the S&P 500 Index based on the market capitalization of the stocks.

Energy Select Sector Index

The Energy Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products.  Energy companies in the Energy Select Sector Index develop and produce crude oil and natural gas and provide drilling and other energy related services. The Energy Select Sector Index was established with a value of 250.00 on June 30, 1998.  As of August 19, 2008, the Energy Select Sector Index included 39 component stocks and represented approximately 13.63% of the S&P 500 Index based on the market capitalization of the stocks.

Financial Select Sector Index

The Financial Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500 Index.  As of August 19, 2008, the Financial Services Sector Index included 88 component stocks in the following industries: commercial banks, capital markets; diversified financial services, insurance and real estate.  As of August 19, 2008, the Financial Select Sector Index represented approximately 14.24% of the S&P 500 Index based on the market capitalization of the stocks.

The stocks included in each Select Sector Index, including the Consumer Staples Select Sector Index, the Consumer Discretionary Select Sector Index, the Energy Select Sector Index and the Financial Select Sector Index, are selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) acting as Index Compilation Agent in consultation with S&P from the universe of companies represented by the S&P 500 Index.  The AMEX acts as index calculation agent in connection with the calculation and dissemination of each Select Sector Index.

Each stock in the S&P 500 Index is allocated to only one Select Sector Index, and the nine Select Sector Indices (listed below) together comprise all of the companies in the S&P 500 Index.

Select Sector Index
The Consumer Discretionary Select Sector Index
The Consumer Staples Select Sector Index
The Energy Select Sector Index
The Financial Select Sector Index
The Health Care Select Sector Index
The Industrial Select Sector Index
The Materials Select Sector Index
The Technology Select Sector Index
The Utilities Select Sector Index

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•	Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500 Index.

•
The nine Select Sector Indexes together will include all of the companies represented in the S&P 500 Index and each of the stocks in the S&P 500 Index will be allocated to one and only one of the Select Sector Indices.

•
Merrill Lynch, acting as the Index Compilation Agent, assigns each constituent stock of the S&P 500 Index to a Select Sector Index.  The Index Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in each Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500 Index and the selection of replacement stocks to be added to the S&P 500 Index. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500 Index component stocks, which is the sole responsibility of the Index Compilation Agent.

•
Each Select Sector Index is calculated by the American Stock Exchange Index Services Group (“ISG”) using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of such Select Sector Index. Under certain conditions, however, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500 Index, using a base-weighted aggregate methodology.  See “Share Underlying Indices and Index Publishers Information—S&P 500 Index” above.  The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies ISG that a Component Stock’s Select Sector Index assignment should be changed, the AMEX will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indexes on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500 Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500 Index insofar as practicable.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies of the right to use the Select Sector Indices, which is owned by S&P, in connection with the RevCons.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the Select Sector Indices to track general stock market performance.  S&P’s only relationship to us is the licensing of the Select Sector Indices to us, which is determined, composed and calculated by S&P without regard to us or the RevCons.  S&P has no obligation to take our needs or the needs of the owners of the RevCons into consideration in determining, composing or calculating the Select Sector Indices.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR

IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Financials Index

The S&P 500® Financials Index is a sub-index of the S&P 500® Index and is calculated, maintained and published by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.  The S&P 500® Financials Index is a float-adjusted, capitalization-weighted index designed to measure the performance of the U.S. financial sector and is composed of companies that are components of the S&P 500® Index and are involved in activities such as banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including REITs.  The component companies of the S&P 500® Financials Index are selected pursuant to the Global Industry Classification Standard (GICS®), a system of classification jointly developed and maintained by S&P and MSCI Barra.  Of the companies included in the S&P 500® Index, 88 companies were represented in the S&P 500® Financials Index as of August 19, 2008.

The S&P 500® Index comprises ten sectors.  Each component stock of the S&P 500® Index is assigned into one of the ten sectors based on its principal business activity pursuant to GICS® and is included in the relevant sub-index.  Each stock in the S&P 500® Index is allocated to only one sector index, and the combined companies of the ten sub-indices (listed below) represent all of the component companies in the S&P 500® Index.

Sector Index
S&P 500® Consumer Discretionary Index
S&P 500® Consumer Staples Index
S&P 500® Energy Index
S&P 500® Financials Index
S&P 500® Health Care Index
S&P 500® Industrials Index
S&P 500® Information Technology Index
S&P 500® Materials Index
S&P 500® Telecommunication Services Index
S&P 500® Utilities Index

Each sub-index of the S&P 500® Index is calculated and maintained using the same methodology utilized by S&P in calculating the S&P 500® Index.  See “Share Underlying Indices and Index Publishers Information—S&P 500 Index” above.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Financials Index, which is owned by S&P, in connection with the RevCons.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the Select Sector Indices to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and the S&P 500® Financials Index, which is determined, composed and calculated by S&P without regard to us or the RevCons.  S&P has no obligation to take our needs or the needs of the owners of the RevCons into consideration in determining, composing or calculating the S&P 500® Financials Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” and “S&P 500® Financials” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P 100® Index

The S&P 100® Index is calculated, maintained and published by S&P.  Morgan Stanley obtained all information contained in this prospectus supplement regarding the S&P 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  That information reflects the policies of, and is subject to change by, S&P.  Morgan Stanley makes no representation or warranty as to the accuracy or completeness of any information relating to the S&P 100 Index.  S&P is under no obligation to continue to publish the S&P 100 Index and may discontinue publication of the S&P 100 Index at any time.

The S&P 100 Index is a subset of the S&P 500 Index and comprises 100 leading U.S. stocks with exchange-listed options.  Constituents of the S&P 100  Index are selected for sector balance.  The calculation of the value of the S&P 100 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 100 companies (the “S&P 100 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 100 similar companies during the base period.  The “Market Value” of any S&P 100 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 100 Component Stock.

The S&P 100 Index was originally developed by the Chicago Board Options Exchange (CBOE), which later transferred the S&P 100 Index to S&P for management.  S&P’s U.S. Index Committee, which oversees the S&P 500 Index and other S&P equity indices, maintains the S&P 100 Index.  Because the S&P 100 Index is derived from the S&P 500 Index, the S&P 100 Index stocks are also subject to the published S&P 500 criteria for additions and deletions.  In addition, only companies included in the S&P 500 Index are eligible for inclusion in the S&P 100 Index.  All stocks added to the S&P 100 Index must maintain exchange-listed options.  Stocks included in the S&P 100 Index must also meet the S&P U.S. Index Committee’s guidelines for sector representation.  The sector composition of the S&P 100 Index has remained comparable to the sector composition of the S&P 500 Index.  The S&P U.S. Index Committee may remove a company from the S&P 100 Index if the company does not meet the inclusion qualifications or if the index becomes unbalanced in its sector representation.  The S&P U.S. Index Committee may also remove any company that violates any of the S&P 500 criteria.

The S&P 100 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 100 Index is calculated using a base-weighted aggregate methodology where the level of the S&P 100 Index reflects the total Market Value of all 100 S&P 100 Component Stocks relative to the S&P 100 Index’s base period.

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The daily calculation of the S&P 100 Index is computed by dividing the total Market Value of the S&P 100 Component Stocks by a number called the “S&P 100 Index Divisor.”  By itself, the S&P 100 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 100 Index, it is the only link to the original base period value of the S&P 100 Index.  The S&P 100 Index Divisor keeps the S&P 100 Index comparable over time and is the manipulation point for all adjustments to the S&P 100 Index (“S&P 100 Index Maintenance”).

S&P 100 Index Maintenance includes monitoring and completing adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock-price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 100 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 100 Index require a S&P 100 Index Divisor adjustment.  By adjusting the S&P 100 Index Divisor for the change in total Market Value, the value of the S&P 100 Index remains constant.  This helps maintain the value of the S&P 100 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 100 Index does not reflect the corporate actions of individual companies in the S&P 100 Index.  All S&P 100 Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P 100 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 100 Index and do not require S&P 100 Index Divisor adjustments.

The table below summarizes the types of S&P 100 Index maintenance adjustments and indicates whether or not a S&P 100 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 100 Index Divisor of the S&P 100 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 100 Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 100 Index Divisor has the effect of altering the Market Value of the S&P 100 Component Stock and consequently of altering the aggregate Market Value of the S&P 100 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 100 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 100 Component Stock, a new S&P 100 Index Divisor (“New S&P 100 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 100 Divisor

New S&P 100 Divisor	=	Post-Event Market Value
Pre-Event Index Value

A large part of the S&P 100 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 100 Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 100 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 100 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 100 Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 100 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 100 Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 100 Index, which is owned and published by S&P, in connection with securities, including the RevCons.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the S&P 100 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 100 Index, which is determined, composed and calculated by S&P without regard to us or the RevCons.  S&P has no obligation to take our needs or the needs of the owners of the RevCons into consideration in determining, composing or calculating the S&P 100 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 100®,” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P 400® (Midcap) Index

Morgan Stanley obtained all information contained in this prospectus supplement regarding the S&P 400® (Midcap) Index, which we refer to as the S&P MidCap Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  That information reflects the policies of, and is subject to change by, S&P.  Morgan Stanley makes no representation or warranty as to the accuracy or completeness of any information relating to the S&P MidCap Index.  S&P is under no obligation to continue to publish the S&P MidCap Index and may discontinue publication of the S&P MidCap Index at any time.

The S&P MidCap Index is published by S&P and is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4 billion. The calculation of the value of the S&P MidCap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies (the “S&P Midcap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991. The “Market Value” of any S&P Midcap Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P Midcap Component Stock. S&P chooses companies for inclusion in the S&P MidCap Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

The S&P MidCap Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P MidCap Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap Index reflects the total Market Value of all 400 S&P Midcap Component Stocks relative to the S&P MidCap Index’s base period of June 28, 1991 (the “Base Period”). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Midcap Component Stocks during the Base Period has been set equal to an indexed value of 100. This is often indicated by the notation June 28, 1991=100. In practice, the daily calculation of the S&P MidCap Index is computed by dividing the total Market Value of the S&P Midcap Component Stocks by a number called the “S&P MidCap Index Divisor.” By itself, the S&P MidCap Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P MidCap Index, it is the only link to the original base period value of the S&P MidCap Index. The S&P MidCap Index Divisor keeps the S&P MidCap Index comparable over time and is the manipulation point for all adjustments to the S&P MidCap Index (“S&P MidCap Index Maintenance”). S&P MidCap Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P MidCap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap Index require a S&P MidCap Index Divisor adjustment. By adjusting the S&P MidCap Index Divisor for the change in total Market Value, the value of the S&P MidCap Index remains constant. This helps maintain the value of the S&P MidCap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap Index does not reflect the corporate actions of individual companies in the S&P MidCap Index. All S&P MidCap Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P MidCap Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap Index and do not require S&P MidCap Index Divisor adjustments.

The table below summarizes the types of S&P MidCap Index maintenance adjustments and indicates whether or not a S&P MidCap Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company change	Add new company Market Value minus old company Market Value	Yes

Rights offering	Price of parent company minus Price of Rights Right Ratio	Yes

Spin-Off	Price of parent company minus Price of Spinoff Co. Share Exchange Ratio	Yes

Stock splits and stock dividends do not affect the S&P MidCap Index Divisor of the S&P MidCap Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Midcap Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P MidCap Index Divisor has the effect of altering the Market Value of the S&P Midcap Component Stock and consequently of altering the aggregate Market Value of the S&P Midcap Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P MidCap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P Midcap Component Stock, a new S&P MidCap Index Divisor (“New S&P MidCap Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New S&P MidCap Divisor

New S&P MidCap Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P MidCap Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap Index companies. Four times a year, on a Friday near the end of each calendar quarter, the share totals of companies in the S&P MidCap Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P MidCap Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P MidCap Index. In addition, any changes over 5% in the current common shares outstanding for the S&P MidCap Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P MidCap Index Divisor.

License Agreement between Standard & Poor’s Corporation and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P MidCap Index, which is owned and published by S&P, in connection with securities, including the RevCons.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the S&P MidCap Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P MidCap Index, which is determined, composed and calculated by S&P without regard to us or the RevCons. S&P has no obligation to take our needs or the needs of holders of the RevCons into consideration in determining, composing or calculating the S&P MidCap Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 400®,” “Standard & Poor’s MidCap 400® Index” and “S&P MidCap Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P/ASX 200 Index

The S&P/ASX 200 Index is Australia’s large capitalization tradeable equity index and Australia’s institutional benchmark.  The S&P/ASX 200 Index was introduced in April 2000 and is maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of representatives from both S&P and the Australian Stock Exchange.

Composition and Maintenance.  The S&P/ASX 200 Index is composed of the S&P/ASX 100 Index stocks plus an additional 100 stocks selected by the ASX Committee.  As of December 31, 2007, the S&P/ASX 200 represented approximately 78% of the total market capitalization of the Australian market.  The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (GICS®)SM, which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios.  It also enables meaningful comparisons of sectors and industries across regions.  Sector indices are available for the S&P/ASX 200 Index.

The ASX Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months’ worth of data.  Quarterly review changes take effect on the third Friday of December, March, June and September.  The weighting of constituents in the S&P/ASX 200 Index is determined by the free float assigned to each stock by the ASX Committee.  Each index constituent’s free float is reviewed as part of the March quarterly review.

Only stocks listed on the Australian Stock Exchange (“ASX”) are considered for inclusion in the S&P/ASX 200 Index. Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization.  Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index.  A stock’s liquidity is measured relative to its size peers.  A minimum free float threshold of 30% exists for a stock to warrant inclusion in the S&P/ASX 200 Index.

Index Calculation.  The S&P/ASX 200 Index has a base value of 3000.  Calculation for the S&P/ASX 200 Index is based on stock prices taken from the ASX.  The official daily index closing values for price and accumulation indices, are calculated after the market closes and are based on the last traded price for each constituent.

Global Industry Classification Standard (GICS)SM and GICSSM are service marks of Standard and Poor’s and Morgan Stanley Capital International Inc.; and GICS® is a trademark of Standard & Poor’s and Morgan Stanley Capital International Inc.

License Agreement between S&P and Morgan Stanley. S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P/ASX 200 Index in connection with securities, including the RevCons.  The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the S&P/ASX 200 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P/ASX 200 Index, which is determined, composed and calculated without regard to us or the RevCons. S&P has no obligation to take our needs or the needs of holders of the RevCons into consideration in determining, composing or calculating the S&P/ASX 200 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®” and “S&P/ASX 200®,” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P BRIC 40 Index

Launched by S&P on June 20, 2006, the S&P BRIC 40 Index is intended to provide exposure to 40 leading companies from the emerging markets of Brazil, Russia, India and China. There is no minimum number of stocks from the respective four countries that have to be included. All stocks in the S&P BRIC 40 Index trade in developed market exchanges – the Hong Kong Stock Exchange, London Stock Exchange, Nasdaq Stock Market and New York Stock Exchange. The S&P BRIC 40 Index uses a particular selection procedure for its component stocks, and a modified market capitalization weighting scheme, both discussed in further detail below.

All constituent companies must first be constituents of the S&P/IFCI index series for one of the four countries. The S&P/IFCI indices are designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them. Constituents for the S&P/IFCI series are chosen based on size, liquidity, and their legal and practical availability to foreign institutional investors. The S&P/IFCI indices are calculated on a daily basis for each country.

The process of selecting the 40 companies is as follows. All constituents of the S&P/IFCI country indices for Brazil, Russia, India and China constitute the initial selection universe. All companies that do not have a developed market listing are removed from the list. Companies with a float-adjusted market capitalization of less than $1 billion and/or an average six-month daily trading volume of less than $5 million are removed. In addition, if a company has multiple share classes, the share class with the lower liquidity is removed. The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization, and the top forty become index members. In the rare event that fewer than 40 stocks qualify for inclusion, S&P may modify the criteria to include multiple share classes or reduce the market capitalization limit.

The S&P BRIC 40 Index is rebalanced once a year on the third Friday of December. The reference date for additions and deletions is the third Friday of November. No companies are added between rebalancings, but a company can be deleted during that time due to corporate events such as mergers, acquisitions, takeovers or de-listings. In addition, a mid-year review is carried out to ensure the index’s representation is current and up to date. A semi-annual rebalancing will occur only if three of the biggest 30 stocks from the eligible universe are not in the index at the mid-year review. In case of any changes, an announcement will be made followed by the immediate revision of the methodology.

The S&P BRIC 40 Index Committee maintains the S&P BRIC 40 Index, meeting as often as needed. The committee members are full-time professionals of the Standard & Poor’s staff. At each meeting, the S&P BRIC 40 Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, and any significant market events. In addition, the S&P BRIC 40 Committee can revise index policy covering rules for selecting companies, share counts, the liquidity and market cap thresholds or other matters.

The S&P BRIC 40 Index is calculated in U.S. dollars. Local market prices are converted using the Reuters/WM London closing. The pricing of individual index constituents is taken from their listing in the developed market exchange in which it trades. If a stock trades on more than one developed market exchange, the listing from the market with the most liquidity is taken.

As of December 31, 2007, 41.59% of the S&P BRIC 40 Index weight was made up of Chinese stocks, 23.24% by Brazilian stocks, 28.21% by Russian stocks and 6.96% by Indian stocks. As of the same date, the largest sectors of the S&P BRIC 40 Index were energy (composing 41.36% of Index weight), financials (composing 29.63% of Index weight), telecom (composing 13.07% of Index weight), and materials (composing 10.20% of Index weight).

Once the constituent companies are identified, S&P utilizes a modified market capitalization weighing procedure to determine the composition of the S&P BRIC 40 Index. In short, at rebalancing, the starting weight of each stock is proportional to its available market capitalization, which accounts for available float and investment restrictions for foreign investors. Modifications are made, if required, to ensure that no stock has a weight of more than 10% in the index. In addition, changes are made to ensure that the minimum initial portfolio size for 1-day trade (based on recent trading volume) will be at least $600 million.

According to the methodology, these parameters (portfolio size and maximum weight) can be changed during the annual rebalancing period depending upon market circumstances.

The index is calculated by means of the divisor methodology used in all Standard & Poor’s equity indices. The index value is simply the index market value divided by the index divisor:
Index Value = Index Market Value / Index Divisor	(1)
N
Index Market Value =	S	(Index Shares)i × (Price)i	(2)
i = 1

Index Shares are set at the time of rebalancing in the following manner such that for the ith constituent:

Index Sharesi = (1000000 x Wi)/ Price rebalancing day close, i	(3)

where Wi is the weight for the ith constituent at the rebalancing as derived from the previous section, and Price rebalancing day close, i is its price at the close of the rebalancing date.

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value) before rebalancing = (Index Value) after rebalancing	(4)
Therefore,

(Divisor) after rebalancing = {1/(Index Value) before rebalancing} x (Index Market Value) after rebalancing (5)

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor Adjustment is required.

Type of Corporate Action	Adjustment Made to Index	Divisor Adjustment

Spin-off
No weight change. The price is adjusted to Price of Parent Company minus (Price of Spin-off company/Share Exchange Ratio). Index Shares change so that the company’s weight remains the same as its weight before the spin-off.
No

Rights Offering
The price is adjusted thus: ([Ratio Received x Rights Price] + [Ratio Held x Close Price])/([Ratio Received + Ratio Held] x Close Price). Index Shares are changed correspondingly so that there is no change in weight.
No

Stock Split	Index Shares are multiplied by and price is divided by the split factor.	No

Share Issuance or	None	No

Reduction Special Dividends	Price of the stock making the special dividend payment is reduced by the per-share special dividend amount after the close of trading on the day before ex-date.	Yes

Delisting	The stock is removed. No replacements are made.	Yes

Merger or Acquisition
If the surviving company is already an index member, it is retained in the index. If the surviving company does not belong to BRIC countries or does not maintain the exchange listing included in the index, it is removed. An announcement will be made in other cases.
Yes, if there is a removal

S&P Latin America 40® Index

The S&P Latin America 40 Index (the “Latin America Index”) The Latin America Index is intended to be a measure of the Latin American economy. Its 40 constituents capture approximately 70% of the total market capitalization of four major Latin American markets: Argentina, Brazil, Chile and Mexico. Prices for the Latin America Index are collected in local currencies and index values are released in U.S. dollars.  The Latin America Index was developed by Standard & Poor’s® Corporation, which we refer to as S&P®, and is calculated, maintained and published by S&P.  The Latin America Index is maintained by the S&P Index Committee.

The Latin America Index includes the stocks that are among the largest in terms of market capitalization from companies located in Argentina, Brazil, Chile and Mexico (the “Component Stocks”). A stock’s domicile is determined based on criteria that include headquarters of the company, registration, listing of the stock, place of operations, and residence of the senior officers. A stock’s weight in the Latin America Index is determined by the float-adjusted market capital of the stock.  An investable weight factor (“IWF”) is applied to each constituent’s share count used for index calculation. The IWF reduces shares outstanding for government-owned shares, strategically held shares, and shares restricted from foreign ownership.

All common and preferred shares (of an equity and not a fixed income nature) are eligible for inclusion in the Latin America Index. Convertible stock, bonds, warrants, rights and preferred stock that provide a guaranteed fixed return are not eligible.

To identify stocks for possible addition, the following factors are considered:

•	Value and volume traded: Liquidity measures of possible additions are considered to ensure that the Latin America Index remains investable.

•
Sector representation:  The Latin America Index’s sector composition is compared to that of the entire equity universe. Companies may be added to bring the Latin America Index in line with the equity universe.

•	Country representation: Companies may be added so the Latin America Index country weights reflect to those of the equity universe.

Privatizations and other extraordinary circumstances may require a company to be immediately added to the Latin America Index. Companies may be removed from the Latin America Index because of bankruptcy or major restructuring such as mergers and acquisitions. A company may also be removed if it is no longer representative of the market or its industry.

The daily calculation of the Latin America Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.”  The “Market Value” of any Component Stock is the

product of the market price per share and the number of the then outstanding shares of such Component Stock.  By itself, the Index Divisor is an arbitrary number.  However, in the context of the calculation of the Latin America Index, it is the only link to the original base value of the Latin America Index.  The Index Divisor keeps the Latin America Index comparable over time and is the manipulation point for all adjustments to the Latin America Index (“Index Maintenance”).  Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

The Latin America Index is rebalanced quarterly to reflect changes in shares outstanding due to share issuances, buybacks, and other corporate actions. Share and IWF changes greater than 5% are made at the time of change.

Changes in the Latin America Index value reflect changes in the total market capitalization of the Latin America Index that are caused by price movements in the market.  They do not reflect changes in the market capitalization of the index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers or acquisitions.

To prevent the value of the Latin America Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the Latin America Index require an Index Divisor adjustment.  By adjusting the Latin America Index Divisor for the change in total Market Value, the value of the Latin America Index remains constant.  This helps maintain the value of the Latin America Index as an accurate barometer of stock market performance and ensures that the movement of the Latin America Index does not reflect the corporate actions of individual companies in the Latin America Index.  All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the Latin America Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Latin America Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the Index Divisor of the Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the Index (the “Pre-

Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Market Value
Pre-Event Index Value

A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Index.  In addition, any changes over 5% in the current common shares outstanding for the Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Latin America Index, which is owned and published by S&P, in connection with securities, including the RevCons.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the RevCons or any member of the public regarding the advisability of investing in securities generally or in the RevCons particularly or the ability of the Latin America Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the Latin America Index, which is determined, composed and calculated by S&P without regard to us or the RevCons.  S&P has no obligation to take our needs or the needs of the owners of the RevCons into consideration in determining, composing or calculating the Latin America Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the RevCons to be issued or in the determination or calculation of the equation by which the RevCons are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the RevCons.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE REVCONS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P Latin America 40®” and “S&P Latin America 40 Index®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

SEVENS Index

The SEVENS Index is a proprietary index and the exclusive property of UBS AG.  The SEVENS Index is calculated and published daily by S&P.  The SEVENS Index is structured to reflect a trading strategy based on the historical seasonal return pattern in the S&P 500 Index. Past performance of the SEVENS Index or of the S&P 500 Index is not an indication of future results.

The SEVENS Index provides leveraged exposure to the S&P 500 Index during the period from October 1 through April 30 of each year. On each trading day during this period, the Index will increase or decrease by 2% for every 1% change in the level of the S&P 500 Index, less a financing fee.  The financing fee is the product of (i) the SEVENS Index closing level on the immediately preceding September 30, (ii) the 7-Month U.S. dollar LIBOR rate set on October 1 plus a spread of 75 basis points and (iii) number of days elapsed since the last trading day divided by 360. The SEVENS Index will have a lower return than the S&P 500 Index during the period from October 1 through April 30, unless the S&P 500 Index increases during this period by more than the 7-Month U.S. dollar LIBOR based financing fee.

The SEVENS Index provides no exposure to the S&P 500 Index during the period from May 1 through September 30 of each year. Instead, on each day during this period, the SEVENS Index will be increased by the daily accrual on the closing level of the SEVENS Index on April 30 at the per annum rate equal to the 5-Month U.S. dollar LIBOR set on each May 1.

Publication of the SEVENS Index began on September 30, 2004, at which time the Index level was initially set at 100. S&P has retrospectively calculated hypothetical index levels as though the Index existed for the period from December 31, 1986 (the inception date of the S&P 500 Total Return Index) to September 30, 2004 using the same methodology as is currently employed, with historic data on the S&P 500 Index provided by S&P, and with the following assumption with respect to the 5-Month and 7-Month U.S. dollar LIBOR rates to address the fact that the 5-Month and 7-Month U.S. dollar LIBOR rates were not reported prior to November 1, 1989 and January 1, 1995, respectively:

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The 5-Month U.S. dollar LIBOR rates, for the period from December 31, 1986 to November 30, 1989, are interpolated linearly from the 3-Month and 6-Month U.S. dollar LIBOR rates. Beginning December 1, 1989 and onward, the 5-Month U.S. dollar LIBOR rates are determined from the actual rates as reported on Bloomberg page “BBAM.”

•
The 7-Month U.S. dollar LIBOR rates, for the period from December 31, 1986 to January 31, 1995, are interpolated linearly from the 6-Month and 12-Month U.S. dollar LIBOR rates. Beginning February 1, 1995 and onward, the 7-Month U.S. dollar LIBOR rates are determined from actual rates as reported on Bloomberg page “BBAM.”

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Neither UBS AG nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the SEVENS Index or any successor index.

Computation of the SEVENS Index.  The level of the SEVENS Index on any business day is calculated and published by S&P and displayed by Bloomberg under the ticker symbol “SVNS”.  You can obtain the level of the SEVENS Index on the Bloomberg website at http://www.bloomberg. com/apps/quote?ticker=svns:ind.  S&P generally calculates and publishes the level of the SEVENS Index at the end of each day on which it calculates and publishes the S&P 500 Index.

S&P calculates the level of the SEVENS Index as follows:

During the period from and including October 1 through and including April 30:

The 7-Month U.S. dollar LIBOR rate would be determined as of October 1 and “n” is the number of calendar days elapsed from October 1.

During the period from and including May 1 through and including September 30:

The 5-Month U.S. dollar LIBOR rate would be determined on May 1 and “n” is the number of calendar days elapsed from May 1.

“U.S. dollar LIBOR rate” means, the offered rate (British Banker Association) for deposits in U.S. dollars for a period of the respective reference period in months, commencing on such determination date, as reported on Bloomberg page “BBAM,” option “official BBA LIBOR fixings” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks) as of 11:00 a.m. London time on such determination date.  If the U.S. dollar LIBOR rate cannot be determined on any determination date as described above, the U.S. dollar LIBOR rate will be the rate as reported on the immediately preceding business day.

License Agreement among UBS AG, S&P and Morgan Stanley.  As of the original issue date of the RevCons, we will have received the consent of UBS AG and S&P to use and refer to the SEVENS Index in connection with the RevCons.

StyleSelect Indices

The StyleSelect Indices are custom indices modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies Morgan Stanley’s quantitative model to the StyleSelect underlying indices to calculate the StyleSelect Indices.  A StyleSelect Index consists of particular stocks selected from the component stocks of the applicable StyleSelect underlying index through an objective quantitative selection process developed by MS & Co. that is intended to identify companies that combine strong growth and value characteristics using the pre-defined set of financial criteria described below.  The following chart illustrates the StyleSelect Index selection process:

Source:  MS & Co.’s Quantitative and Derivative Strategies Group MSCI Group, MSCI.

For more information regarding the StyleSelect underlying indices, please see the appropriate underlying index disclosure in the relevant section under “Share Underlying Indices and Index Publishers Information” of this prospectus supplement or the applicable pricing supplement, as applicable.

The StyleSelect Indices are rebalanced quarterly based upon changes in the growth and value characteristics of current component stocks in each such StyleSelect Index and potential additional component stocks to be selected from the applicable StyleSelect underlying index, as determined by the quantitative selection process and upon changes in the overall composition of such StyleSelect underlying index.  The StyleSelect Indices are calculated and published daily by MSCI.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley.”

Index Selection – Value Characteristics and Growth Characteristics.

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score”, which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies incorporated and primarily listed, subject to certain limited exceptions, in the same country.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the applicable StyleSelect underlying index that are incorporated in the same country as that company to calculate how statistically close the company is to the average company in that country for that particular financial measure.  These country-specific financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with higher Aggregate Value Z-Scores are generally selected for inclusion in the StyleSelect Indices over stocks with lower Aggregate Value Z-Scores.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

– Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

– Current internal growth rate

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

– Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

– Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with higher Aggregate Growth Z-Scores are generally selected for inclusion in the StyleSelect Indices over stocks with lower Aggregate Growth Z-Scores.

Original Selection of Component Stocks of the StyleSelect Indices.

1.       Quantitative Filter – The component stocks of a StyleSelect underlying index were selected for initial inclusion in the applicable StyleSelect Index if both their Aggregate Value Z-Scores and Aggregate Growth Z-Scores were within certain specified upper and lower value limits.  The quantitative parameters, which acted as a fixed zone for filtering candidate stocks, was designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that advantageously combined value and growth characteristics.

2.       Industry Sector Representation – After determining the stocks that met the quantitative parameters above, the selection process ensured that the StyleSelect Indices contained at least three stocks from each industry sector in the applicable StyleSelect underlying index.  If an industry sector contained less than three stocks meeting the quantitative parameters, the StyleSelect Indices included stocks that failed to meet these parameters in the order of highest Aggregate Value Z-Score within each industry sector until the minimum of three stocks per industry sector was satisfied.  The StyleSelect Indices apply this industry sector representation in its quarterly rebalancing described below.

3.       Sector Weight – The StyleSelect Indices were designed to approximately match the industry sector weights of the applicable StyleSelect underlying index, including adjustments, if applicable, to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in a particular country.  Accordingly, the weights of all component stocks of a StyleSelect Index in a particular sector were increased or decreased proportionately until the sector weights of such StyleSelect Index matched those of the applicable StyleSelect underlying index.  The StyleSelect Indices apply this sector weighting methodology to its quarterly rebalancing described below.

4.       10/40 Concentration Constraints in UCITS III – A StyleSelect Index takes into consideration the 10% and 40% concentration constraints of the Undertakings for Collective Investment in Transferable Securities III Directive (“UCITS III”), which are a set of European Union regulations designed to regulate the management of investment funds.  Under the 10% and 40% concentration constraints, the weight given to securities of any single issuer cannot exceed 10% of the total assets of an investment fund and the sum of the weights of all issuers representing more than 5% of the assets of an investment fund cannot collectively exceed 40% of the total assets of such investment fund.  The relevant StyleSelect Index would be designed and maintained to comply with these 10% and 40% concentration constraints.

Maintenance of the StyleSelect Index.  The StyleSelect Indices are rebalanced quarterly (i) to maintain a specified level of value and growth characteristics in the component stocks of each StyleSelect Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the applicable StyleSelect underlying index from which the relevant StyleSelect Index component stocks are selected.  This quarterly review process is designed to ensure that each StyleSelect Index continues to be an accurate reflection of stocks that combine growth and value characteristics in the evolving equity markets that the applicable StyleSelect underlying index aims to reflect.

1.       Rebalancing due to Z-Scores.

A.       Quantitative Stock Selection – At the quarterly rebalancing, which occur each February, May, August and November, Z-Scores are used to identify component stocks of each StyleSelect underlying index that could potentially be added to or removed from the relevant StyleSelect Index on the basis of objective quantitative criteria that differs from those used for the original selection of stocks for such StyleSelect Index in that higher Z-Scores are necessary to add a stock to such StyleSelect Index compared to the original selection criteria, while component stocks of such StyleSelect Index will remain in such StyleSelect Index unless they go below the specified removal thresholds, which are lower than the original minimum Z-Score requirements.  These rebalancing thresholds are designed to help control turnover in the component stocks in an effort to maintain continuity and historical comparability of the StyleSelect Indices.

B.       Industry Sector Representation – After identifying stocks that meet the quantitative stock selection thresholds above, the industry sector representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect Indices,” is applied so that at least three stocks from each industry sector are included in the StyleSelect Indices.

If the minimum of three stocks per sector cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the applicable StyleSelect underlying index, no action is taken until the next regularly scheduled quarterly rebalancing.

C.       Sector Weight – At each quarterly rebalancing, the sector weighting methodology as described under “—Original Selection of Component Stocks of the StyleSelect Indices” is applied to approximate the sector weights of the StyleSelect underlying indices.  Because the weights of all component stocks of a StyleSelect Index in a particular sector are increased or decreased proportionately until the sector weights of such StyleSelect Index match those of the applicable StyleSelect underlying index, the weights of the individual component stocks of such StyleSelect Index from a particular sector could differ from the weights of those stocks in the applicable StyleSelect underlying index.

D.       10/40 Concentration Constraints in UCITS III – To take into account the 10% and 40% concentration constraints of UCITS III, which are described under “—Original Selection of Component Stocks of the StyleSelect Indices,” a StyleSelect Index is adjusted as necessary if such StyleSelect Index would have otherwise breached these concentration constraints due to the addition or removal of a stock or as a result of corporate events or the stock price performance of the component stocks.  These adjustments may cause the sector weights of such StyleSelect Index to diverge from the sector weights of the applicable StyleSelect underlying index.

2.       Rebalancing of the StyleSelect Indices due to ongoing maintenance of the StyleSelect underlying indices.

Annual and Quarterly StyleSelect Underlying Index Reviews – Each year, the StyleSelect underlying indices complete an annual index review and three quarterly index reviews of the composition of component stocks in such StyleSelect underlying indices and any changes to such StyleSelect underlying indices take effect as of the close of the last business day of February, May, August, and November.  Because the component stocks of a StyleSelect Index are selected only from the applicable StyleSelect underlying index, such StyleSelect Index reflects the relevant changes in the composition of the applicable StyleSelect underlying index.  A stock removed from the applicable StyleSelect underlying index is also removed from the StyleSelect Index on the same day that the stock is removed from such StyleSelect underlying index.  A stock newly added to the applicable StyleSelect underlying index is not considered for addition to the StyleSelect Index until the next StyleSelect Index quarterly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect Index’s quantitative criteria.

Ongoing Event-Related Changes to the StyleSelect Underlying Indices–In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the StyleSelect underlying indices on a periodic basis to take into account certain corporate events, such as mergers and acquisitions.  The same changes implemented in the StyleSelect underlying indices are reflected in the StyleSelect Indices at the time of such event through price adjustments of the affected stocks or otherwise, and all changes to the StyleSelect underlying indices resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

Currency and Hedging.  A StyleSelect Index may be calculated, as specified in the applicable pricing supplement, by using the closing prices of the component stocks of such StyleSelect Index as converted into a specified base currency, and currency exposures may not be hedged.  In such event, the StyleSelect Index calculated in local currencies would be exposed to currency exchange rate fluctuations between the relevant local currencies and the specified base currency.  Because the closing prices of the component stocks denominated in local currencies are converted into the specified base currency for purposes of calculating the value of the StyleSelect Index, investors in the RevCons will be exposed to currency exchange rate risk between the specified base currency and the local currencies in which the component stocks trade.  Exposure to currency changes will depend on the extent to which such local currencies strengthen or weaken against the specified base currency and the relative weight of the component stocks denominated in such local currencies in the StyleSelect Index.  The devaluation of the specified base currency against the local currencies will result in an increase in the value of the StyleSelect Index, in the absence of other factors affecting the value of the StyleSelect Index.  Conversely, if the specified base currency strengthens against these currencies, the value of the StyleSelect Index will be adversely affected and may reduce or eliminate any return on your investment.  If currency exchange risk is applicable, fluctuations in currency exchange rates can have a continuing impact on the value of a StyleSelect Index, and any negative currency impact on such StyleSelect Index may significantly decrease the value of the RevCons.  Accordingly, if applicable, the return on a StyleSelect Index calculated in the specified base currency can be significantly different from the return on such index calculated in local currencies.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the StyleSelect underlying indices and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect Indices.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE REVCONS, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE STYLESELECT UNDERLYING INDICES.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT STOCKS COMPOSING THE STYLESELECT UNDERLYING INDICES AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT STOCKS ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE STYLESELECT UNDERLYING INDICES AND THE STYLESELECT INDICES.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE STYLESELECT UNDERLYING INDICES COULD ALSO AFFECT THE VALUE OF THE STYLESELECT UNDERLYING INDICES AND THE STYLESELECT INDICES.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE STYLESELECT UNDERLYING INDICES OR THE STYLESELECT INDICES AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE REVCONS, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT SUCCESSOR OR SUBSTITUTE INDICES FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE REVCONS.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component stocks of the StyleSelect Index or the StyleSelect underlying index could lead to actions on the part of such underlying issuers which might adversely affect the value of the StyleSelect Index or the StyleSelect underlying index.

The information contained in this prospectus supplement or the applicable pricing supplement regarding the StyleSelect underlying index reflects the policies of, and is subject to change by, MSCI.  MSCI has no obligation to continue to calculate or publish, and may discontinue calculation or publication of, the StyleSelect Index or the StyleSelect underlying index.

License Agreement between MSCI and MS & Co.  MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the StyleSelect Index and the StyleSelect underlying index in connection with certain securities, including the RevCons.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this prospectus supplement:

THE REVCONS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE REVCONS HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE REVCONS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE REVCONS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE REVCONS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE REVCONS OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE REVCONS OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE REVCONS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE REVCONS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE REVCONS ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE REVCONS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE REVCONS OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE REVCONS, INVESTORS IN THE REVCONS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE REVCONS, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE REVCONS OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the RevCons.

The RevCons are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the RevCons.

StyleSelect USA Index

The StyleSelect USA Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies MS & Co.’s quantitative model to the MSCI USA Index to calculate the StyleSelect USA Index.

The StyleSelect USA Index consists of particular stocks selected from the component stocks of the MSCI USA Index through an objective quantitative selection process developed by MS & Co. that is intended to identify US companies that combine strong growth OR value characteristics using the pre-defined set of financial criteria described below.  The following chart illustrates the StyleSelect USA Index selection process:

The MSCI USA Index, from which stocks included in the StyleSelect USA Index are selected, is intended to provide performance benchmarks for the equity markets in the United States of America.  The MSCI USA Index is a free float-adjusted market capitalization index, which adjusts the weighting of each stock in the index to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the USA.  The StyleSelect USA Index uses the same free-float adjusted market capitalization methodology as the MSCI USA Index.  For more information regarding the MSCI USA Index generally and the methodology for calculating free float-adjusted market capitalization, please see above “Share Underlying Indices and Index Publishers Information—MSCI USA Index,” “Share Underlying Indices and Index Publishers Information—MSCI USA Index—Index Calculation” and “Share Underlying Indices and Index Publishers Information—MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float,” respectively.  The StyleSelect USA Index is a price return index, which measures only the market stock price performance of its component stocks (and excludes dividends on the component stocks).

The StyleSelect USA Index was first published on June 8, 2007 with the base date of July 3, 2003 and a base value of 1,000 and is rebalanced monthly based upon changes in the growth and value characteristics of current component stocks in the StyleSelect USA Index and potential additional component stocks to be selected from the

MSCI USA Index, as determined by the quantitative selection process and upon changes in the overall composition of the MSCI USA Index.  Both the StyleSelect USA Index and the MSCI USA Index are calculated and published daily by MSCI.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

Index Selection – Value Characteristics and Growth Characteristics

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score,” which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies in the MSCI USA Index.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the MSCI USA Index to calculate how statistically close the company is to the average company in the MSCI USA Index for that particular financial measure.  These financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with Aggregate Value Z-Scores above a certain level are included in the StyleSelect USA Index.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

–  Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

–  Current internal growth rate

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

–  Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

–  Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with Aggregate Growth Z-Scores above a certain level are included in the StyleSelect USA Index.

Original Selection of Component Stocks of the StyleSelect USA Index

1.       Quantitative Filter – The component stocks of the MSCI USA Index were included in the StyleSelect USA Index if their Aggregate Value Z-Scores OR their Aggregate Growth Z-Scores were above certain specified lower value limits.  The quantitative parameters, which acted as a fixed zone for excluding certain candidate stocks, was designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that demonstrated advantageous value or growth characteristics.

2.       Industry Group Representation – After eliminating the stocks that did not meet the quantitative parameters above, the selection process ensured that the StyleSelect USA Index contained at least one stock from each Industry Group, as defined by the MSCI and S&P Global Industry Classification Standard (GICS) in the MSCI USA Index.  If an Industry Group contained less than one stock meeting the quantitative parameters, the StyleSelect USA Index included stocks that failed to meet either the value or growth parameters in the order of highest Aggregate Value Z-Score within each Industry Group until the minimum of one stock per Industry Group was satisfied.  The StyleSelect USA Index applies this Industry Group representation in its monthly rebalancing described below.

3.       Industry Group Weightings – The StyleSelect USA Index was designed to approximately match the Industry Group weights of the MSCI USA Index, including the adjustments to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the United States as described in “Share Underlying Indices and Index Publishers Information—MSCI USA Index—Index Calculation” and “Share Underlying Indices and Index Publishers Information—MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float.”  Accordingly, the weights of all component stocks of the StyleSelect USA Index in a particular Industry Group were increased or decreased by an equal amount until the Industry Group weights of the StyleSelect USA Index matched those of the MSCI USA Index.  The StyleSelect USA Index applies this Industry Group weighting methodology to its monthly rebalancing described below.

Maintenance of the StyleSelect USA Index

The StyleSelect USA Index is rebalanced monthly (i) to maintain a specified level of value and growth characteristics in the component stocks of the StyleSelect USA Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the MSCI USA Index from which the StyleSelect USA Index component stocks are selected.  This review process is designed to ensure that the StyleSelect USA Index continues to be an accurate reflection of the evolving equity markets in the USA for stocks that combine growth and value characteristics.

1.       Rebalancing due to Z-Scores.

A.       Quantitative Stock Selection – On the first business day of each month following the publication of the previous month’s Z-Scores, component stocks of the MSCI USA Index are identified whose Growth or Value Z-Scores exceed the respective minimum thresholds for inclusion in the StyleSelect USA Index.

B.       Industry Group Representation – After identifying stocks that meet the quantitative stock selection thresholds above, the Industry Group representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect USA Index,” is applied so that at least one stock from each Industry Group is included in the StyleSelect USA Index.

If the minimum of one stock per Industry Group cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the MSCI USA Index, no action is taken until the next regularly scheduled monthly rebalancing.

C.       Constraining Factors and Excess Equal Weightings – Once any additions or deletions to the StyleSelect USA Index have been determined, Constraining Factors are re-calculated for the resulting securities in order to achieve neutrality of Industry Group weights and Excess Equal Weighting of securities within their respective Industry Group as compared to the MSCI USA Index.

2.       Rebalancing of the StyleSelect USA Index due to ongoing maintenance of the MSCI USA Index.

Annual and Quarterly MSCI USA Index Reviews – Each year, the MSCI USA Index completes an annual index review and three quarterly index reviews of the composition of component stocks in the MSCI USA Index and any changes to the MSCI USA Index take effect as of the close of the last business day of February, May, August, and November.  See “Share Underlying Indices and Index Publishers Information—MSCI USA Index—Maintenance of the MSCI USA Index.”  Because the component stocks of the StyleSelect USA Index are selected only from the MSCI USA Index, the StyleSelect USA Index reflects the relevant changes in the composition of the MSCI USA Index.  A stock removed from the MSCI USA Index is also removed from the StyleSelect USA Index on the same day that the stock is removed from the MSCI USA Index.  A stock newly added to the MSCI USA Index is not considered for addition to the StyleSelect USA Index until the next StyleSelect USA Index monthly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect USA Index’s quantitative criteria.

Ongoing Event-Related Changes to the MSCI USA Index – In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the MSCI USA Index on a periodic basis to take into account certain corporate events, such as such as mergers and acquisitions. See “Share Underlying Indices and Index Publishers Information—MSCI USA Index—Maintenance of the MSCI USA Index.”  The same changes implemented in the MSCI USA Index are reflected in the StyleSelect USA Index at the time of such event through price adjustments of the affected stocks or otherwise. All changes to the MSCI USA Index resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  For information on the affiliation of MSCI, MS & Co. and Morgan Stanley, see “Share Underlying Indices and Index Publishers Information—StyleSelect Indices—Affiliation of MSCI, MS & Co. and Morgan Stanley” above; the same terms will apply to Morgan Stanley’s use of the StyleSelect USA Index.

License Agreement between MSCI and Morgan Stanley.  For information on the license agreement, see “Share Underlying Indices and Index Publishers Information—StyleSelect Indices—License Agreement between MSCI and Morgan Stanley” above; the same terms will apply to Morgan Stanley’s use of the StyleSelect USA Index.

Swiss Market Index

The Swiss Market Index, which we refer to as the SMI, was introduced on June 30, 1988 with a baseline value of 1500 points at that date.  The SMI is updated in real time after each transaction and published every three seconds.

Composition and Maintenance.  The SMI is made up of a maximum of 30 of the largest, most liquid Swiss stocks of the Swiss Performance Index (“SPI”) large and mid-cap stocks traded on the Electronic Bourse system.  The SMI includes stocks from the Zurich, Geneva and Basle stock exchanges.  The SMI stocks are weighted within the SMI according to their free float market capitalization, and the SMI contains around 90% of the entire free float market capitalization of the Swiss equity market.

The composition of SMI is reviewed annually, and in order to ensure a high degree of continuity in the composition of the SMI, the component stocks are subject to a special procedure for adding them to the SMI or removing them based on free float market capitalization and liquidity.  The resulting adjustments to the index are made regularly once a year.  The composition of the SMI is usually changed on January 1 or July 1 after an advance notice of at least six months.

Index Calculation.  The SMI is calculated according to the “Laspeyres formula” using a weighted arithmetic mean over a defined selection of securities.  The current index level is calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor.

License Agreement between SWX Swiss Exchange and Morgan Stanley.  The license agreement between SWX Swiss Exchange and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The RevCons are not in any way sponsored, endorsed, sold or promoted by SWX Swiss Exchange and SWX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® index (the “SMI”) and/or the figures at which the said Index stands at any particular time on any particular day or otherwise.  The SMI is complied and calculated solely by SWX Swiss Exchange.  However, SWX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and SWX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

SMI® is a registered trademark of SWX Swiss Exchange.

Tokyo Stock Price Index

The Tokyo Stock Price Index (the “TOPIX Index®”) is published by Tokyo Stock Exchange, Inc. (“TSE”).  The TOPIX Index was developed by the TSE.  Publication of the TOPIX Index began on July 1, 1969, based on a base index value of 100 as of January 4, 1968.  The TOPIX Index is computed and published every 15 seconds via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

The component stocks of the TOPIX Index consist of all common domestic stocks listed on the First Section of the TSE which have an accumulative length of listing of at least six months.  The TOPIX Index measures changes in the aggregate market value of these stocks.  The TSE domestic stock market is divided into two sections: the First Section and the Second Section.  Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies.  The component stocks of the TOPIX Index are determined based on market capitalization and liquidity.  Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The TOPIX Index is a free float adjusted market capitalization weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the Free-Float Weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market).  The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index.  The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion.  Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria.  Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others.  Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section.

The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth.  The TOPIX Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance (as adjusted by multiplying the FFW)) (the “TOPIX Current Market Value”) by the base market value (i.e., the TOPIX Current Market Value on the base date) (the “TOPIX Base Market Value”).

The calculation of the TOPIX Index can be represented by the following formula:

TOPIX Index	=	TOPIX Current Market Value	x	1,000
TOPIX Base Market Value

In order to maintain continuity, the TOPIX Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index.  Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Where, adjustment amount is equal to the changes in the number of shares included in the calculation of the index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New TOPIX Base Market Value	=	Old TOPIX Base Market Value x (Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Adjusted Market Value on Adjustment Date

The TOPIX Base Market Value remains at the new value until a further adjustment is necessary as a result of another change.  As a result of such change affecting the TOPIX Current Market Value or any stock underlying the TOPIX Index, the TOPIX Base Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

License Agreement between TSE and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with TSE providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX Index, which is owned and published by the TSE, in connection with securities, including the RevCons.

The license agreement between the TSE and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

(i)      The TOPIX Index Value and the TOPIX Trademarks are subject to the intellectual property rights owned by the TSE and the TSE owns all rights relating to the TOPIX Index, such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Trademarks.

(ii)     The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Trademarks or cease the use thereof.

(iii)    The TSE makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX Index Value and the TOPIX Trademarks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)    The TSE gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein.  Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)     The RevCons are in no way sponsored, endorsed or promoted by the TSE

(vi)    The TSE shall not bear any obligation to give an explanation of the RevCons or any advice on investments to any purchaser of the RevCons or to the public.

(vii)  The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the RevCons, for calculation of the TOPIX Index Value.

(viii)  Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the RevCons.

“TOPIX®” and “TOPIX Index®” are trademarks of the TSE and have been licensed for use by Morgan Stanley.  The RevCons have not been passed on by the TSE as to their legality or suitability.  The RevCons are not issued, endorsed, sold or promoted by the TSE.  THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE REVCONS.

WilderHill Clean Energy Index

The WilderHill Clean Energy Index (the “Index”) is a modified equal dollar weighted index comprised of publicly traded companies whose business's may benefit from a transition toward the use of cleaner energy and conservation. The Index is rebalanced each March, June, September and December. The Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading December 30, 2002. The Index was created by and is a trademark of Wildershares, LLC (the “Index Provider”).

Index Construction

(1) The Index uses modified equal dollar weighting. No single stock may exceed 3% of the total Index weight at the quarterly rebalancing.

(2) For a stock to be included in the selection universe, a company must be identified as one which has a significant exposure to clean energy, or contribute to the advancement of clean energy or be important to the development of clean energy.

•
Companies in the Index generally (i) help prevent pollutants such as carbon dioxide, nitrous oxide, sulfur oxide or particulates—and avoid carbon or contaminants that harm oceans, land, air or ecosystems structure, (ii) work to further renewable energy efforts and do so in ecologically and economically sensible ways and (iii) incorporate precautionary principles into their pollution prevention and clean energy efforts.

•	Companies composing the Index generally will not have their most significant interests in the highest-carbon fuels: oil or coal.

•	Large companies with interests outside clean energy may be included if they are significant to this sector.

(3) Market capitalization for the majority of Index stocks is $200 million and above. To account for notable but smaller companies sometimes significant to the clean energy field, a minority of Index stocks may have market capitalizations between $50 million and $200 million.

(4) Stocks in the Clean Energy Index generally follow these guidelines:

•	have three-month average market capitalization of at least $50 million;

•	have a three-month average closing price above $1.00;

•
be listed on a major U.S. exchange such as the New York Stock Exchange, The American Stock Exchange or The NASDAQ Stock Market and if a foreign company have their American Depository Receipts listed on one of these exchanges;

•	reach minimum average daily liquidity requirements for sufficient trade volume.

Calculation Methodology

The Index is calculated using a modified equal dollar weighting methodology. Component securities and weights are determined by their respective sector (as set out below) and size. Each sector is assigned an aggregate weight within the Index. Component companies with less than $200 million in total market capitalization are set to one-half of a percent (0.5%). The remaining components in each sector are equally weighted by using the sector weightings minus the sum of the weights of those companies with less than $200 million in market capitalization. Sector weightings were initially determined by the Index Provider and are reviewed each quarter in conjunction with the scheduled quarterly review of the Index. The component’s weighting cannot exceed four percent (4%) of the Index at the time of each quarterly rebalancing.

Prior to September 2006 the Index was calculated such that all index components within a sector were equally weighted (i.e. the Index prior to September 2006 did not have a minimum 0.5% weighting for components with less than $200 million in total market capitalization) and within each sector, the components weighting could not exceed three percent (3%) of the Index.

Stock Universe

Companies selected for the Index include companies that contribute to the advancement of clean energy, including those developing and selling energy technologies and energy management services designed to address efficiency and environmental challenges as well as changes in fossil fuel resource abundance.

There is a strong bias in the Index in favor of companies in wind, solar power, hydrogen and fuel cells and directly related industries. Companies in emerging clean energy fields, such as wave, tidal, geothermal and others, will be considered for inclusion in the Index based upon carbon content of the company’s energy source(s), impact upon marine and terrestrial biodiversity, and the degree to which they advance or reflect the clean energy sector.

The Index is currently comprised of companies focused on the following sectors:

Renewable Energy Harvesting. These are the producers of energy that is renewably-made, or manufacturers relevant to green energy such as, for example, the makers of turbines and rotors used for wind power, makers of solar photovoltaic panels and makers of biofuels derived from renewable vegetable crops. Retailers of clean energy systems are included.

Power Delivery and Conservation. Of importance in clean energy systems are the electronics needed to smooth power outputs, convert Direct Current to Alternating Current and match power loads to output, including inverters, equipment for power conditioning and equipment for the transport, power management of hybrid, hydrogen and fuel cell vehicles.  Companies promoting products with energy efficiency and conservation in this sector, including various end-use improvements such as appliance makers designing energy-efficient goods, or products curtailing need for power.

Cleaner Fuels. In the future, hydrogen may become an ‘energy carrier’ by moving power made one place to where it is needed. However, there are numerous daunting technical challenges, including the lack of a hydrogen infrastructure and very high cost. Hydrogen and fuel cells are only in early technical development, not widely commercialized for energy systems, and are still far more costly than fossil fuels.

Energy Storage. This wide-ranging category includes hydrogen storage by compression, hydrides or other means. Most renewable power is not ‘firm’ (meaning not always on, such as solar power that works only by day, or wind power just at windy times, and accordingly companies that seek to join renewable power with energy storage systems are considered for including in the Index.

Energy Conversion. These are devices that convert fuels such as hydrogen to electrical power wherever needed. For instance, fuel cells are electrochemical devices that can directly convert a fuel like hydrogen plus air, to desired electricity. They are more efficient and cleaner than the combustion engines that burn fossil fuels.

Greener Utilities. Among utilities in the United States are explicitly emphasizing cleaner methods of making electric power including wind, solar, biogas, geothermal, hydro and others, and these companies are considered for inclusion in the Index.